As filed with the Securities and Exchange Commission on October 17, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ONCOLYTICS BIOTECH INC.

(Exact name of registrant as specified in its charter)

Alberta*	2834	26-3847449**
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 804, 322 11th Avenue SW
Calgary, Alberta, Canada, T2R 0C5
(403) 670-7377
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jared Kelly

4350 Executive Drive, Suite 325

San Diego, California 92121

(403) 670-7377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Chistopher J. Clark, Esq. Latham & Watkins LLP 555 11th Street, NW Suite 1000 Washington, District of Columbia 20004 United States of America (202) 637-2200	Jeff Hershenfeld Stikeman Elliott LLP 199 Bay Street Suite 5300, Commerce Court West Toronto, Ontario M5L 1B9 Canada (416) 869-5500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and the consummation of the domestication transaction covered hereby.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*	The registrant intends to change its jurisdiction of incorporation from the Province of Alberta in Canada to the Province of British Columbia in Canada pursuant to a “continuance” effected in accordance with Section 189 of the Business Corporations Act (Alberta) and a “continuation” in accordance with section 303 of the Business Corporations Act (British Columbia) (the “BCBCA”), which continuation will be followed by a domestication of the registrant from the Province of British Columbia to the State of Nevada in the United States pursuant to a “continuation out” effected in accordance with Section 308 of the BBCA and a “domestication” under Section 92A.270 of the Nevada Revised Statutes, pursuant to which the registrant’s state of incorporation will be the State of Nevada, United States of America. The change in jurisdiction from the Province of Alberta to the Province of British Columbia is sometimes referred to herein as the “Continuance” and the change in jurisdiction from the Province of British Columbia to the State of Delaware is sometimes referred to herein as the “Domestication” and are, in both cases, subject to shareholder approval.

**	The registrant intends to obtain a new employer identification number at such time as the Domestication is effected and the registrant is incorporated in the State of Nevada, United States of America.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the U.S. Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 17, 2025.

Management Information Circular

of

Oncolytics Biotech Inc.

with respect to its Special Meeting of Shareholders

and

Prospectus

of

Oncolytics Biotech Inc.

AUTHORIZING THE CONTINUANCE, AUTHORIZING THE DOMESTICATION, AND APPROVAL OF 2025 INCENTIVE AWARD PLAN

This circular/prospectus (this “Circular/Prospectus”) is being furnished to you as a shareholder of Oncolytics Biotech Inc., an Alberta corporation (“Oncolytics,” the “Company,” “we,” “us” and “our”), in connection with (i) subject to and conditional upon the approval of the Domestication (as described below), the proposed change in the jurisdiction of incorporation of Oncolytics from the Province of Alberta in Canada to the Province of British Columbia in Canada pursuant to a “continuance” effected in accordance with Section 189 of the Business Corporations Act (Alberta) (“ABCA”) and a “continuation” in accordance with section 303 of the Business Corporations Act (British Columbia) (the “BCBCA”) (the “Continuance”), (ii) subject to and conditional upon the approval and implementation of the Continuance, the proposed change in the jurisdiction of Oncolytics from the Province of British Columbia to the State of Nevada in the United States pursuant to a “continuation out” effected in accordance with Section 308 of the BCBCA and a “domestication” under Section 92A.270 of the Nevada Revised Statutes (the “NRS”) (the “Domestication”), and (iii) subject to and conditional upon the approval and implementation of the Domestication, the proposed approval and adoption of the 2025 Oncolytics Biotech Inc. 2025 Incentive Award Plan (the “2025 Plan”). This Circular/Prospectus is being supplied to you in connection with the solicitation of proxies by management of Oncolytics for use at the special meeting of shareholders of Oncolytics to be held on            ,      , 2025 at            a.m. (Calgary Time).

We are pursuing the Continuance and Domestication for a number of reasons. The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to facilitate stockholder value creation over the long term by, among other things, reducing our operating costs and enabling us to compete effectively in raising the capital necessary to continue to implement our strategic plan. In addition, our operations are located in the United States and a large percentage of our shareholders are located in the United States. We chose the State of Nevada to be our proposed domicile principally because the NRS accommodates a continuance authorized under applicable British Columbia corporate statutes. We also chose the State of Nevada because of the more favourable corporate environment afforded by the State of Nevada. References to “Oncolytics Nevada” contained in this Circular/Prospectus refer solely to Oncolytics Biotech Inc., a Nevada corporation, as of the effective time of the Domestication.

If the Continuance and Domestication are approved by our shareholders and we complete the Continuance and Domestication, we will continue our legal existence in Nevada and from the date of the filing of the Oncolytics Nevada Charter (as defined below), the law of Nevada will apply to us to the same extent as if the Company was organized as a Nevada corporation on that date. In addition, under the Continuance, each issued and outstanding common share of Oncolytics as an Alberta corporation will then represent one common share of Oncolytics as a British Columbia company, and under the Domestication, each outstanding common share of Oncolytics as a British Columbia company will then represent one share of common stock of Oncolytics Nevada (the common shares of Oncolytics as an Alberta corporation, the common shares of Oncolytics as a British Columbia company and the shares of common stock of Oncolytics Nevada are, as applicable, referenced herein as our “Common Shares”). Our Common Shares are currently traded on The Nasdaq Stock Market, LLC (“Nasdaq”) under the ticker symbol “ONCY”. Following the completion of the Continuance and Domestication, our Common Shares will continue to be listed on Nasdaq under the symbol “ONCY”. Our board of directors has reserved the right to terminate or abandon the Continuance and Domestication at any time prior to its effectiveness, notwithstanding shareholder approval, if it determines for any reason that the consummation of the Continuance or the Domestication would be inadvisable or not in our best interests.

At the special meeting of our shareholders, in addition to proposals relating to the Continuance and Domestication as described above, we are also seeking shareholder approval of the 2025 Plan, which approval is subject to and conditional upon the completion of the Continuance and Domestication, as more fully described in this Circular/Prospectus and the accompanying notice of special meeting of shareholders.

This Circular/Prospectus constitutes a prospectus of Oncolytics under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Shares issuable in connection with the Domestication.

If the Continuance and Domestication are consummated, our shareholders will not be required to surrender or exchange their Common Shares, which will represent shares of common stock, par value $0.001 per share, of Oncolytics Nevada upon the Domestication.

These securities involve a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of the Circular/Prospectus for a discussion of specified matters that should be considered.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION, OR SIMILAR AUTHORITY IN ANY PROVINCE OF CANADA, HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Circular/Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.

This Circular/Prospectus is dated            , 2025. Except as otherwise stated, the information contained in this Circular/Prospectus is given as of      , 2025.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 4, 2025

To the shareholders of Oncolytics Biotech Inc.:

NOTICE IS HEREBY GIVEN THAT the special meeting of the holders of common shares (“Shareholders”) of Oncolytics Biotech Inc. (“Oncolytics,” the “Company,” “we,” “us” and “our”) will be held in a virtual-only format via live audio webcast at https://virtual-meetings.tsxtrust.com/      (password:      (case sensitive)) on            ,      , 2025 at      a.m. (Calgary Time) (the “Meeting”), for the following purposes:

1.	to consider and, if thought advisable, pass, with or without variation, a special resolution (the “Continuance Resolution”), attached to this Circular/Prospectus (as defined below) as Annex A, authorizing the continuance of Oncolytics from the Province of Alberta under the Business Corporations Act (Alberta) to the Province of British Columbia under the Business Corporations Act (British Columbia) (the “Continuance”) through the adoption of the continuation application (the “Continuation Application”) containing the notice of articles (the “Notice of Articles”) and the articles (the “Articles”), attached to this Circular/Prospectus as Annex B and Annex E, respectively, subject to and conditional upon the approval of the Domestication Resolution (as described below), all as more fully described in the Circular/Prospectus;

2.	to consider and, if thought advisable, pass, with or without variation, a special resolution (the “Domestication Resolution”), attached to this Circular/Prospectus as Annex C, authorizing the continuation of Oncolytics out of the Province of British Columbia and domestication to the State of Nevada and the adoption of the articles of domestication and new articles of incorporation, copies of which are attached to this Circular/Prospectus as Annexes D and E, respectively, subject to and conditional upon the approval of the Continuance Resolution (the “Domestication”), all as more fully described in the Circular/Prospectus;

3.	to consider, and if thought advisable, approve, subject to and conditional upon the completion of the Continuance and Domestication, the Oncolytics Biotech Inc. 2025 Incentive Award Plan (the “2025 Plan”), a copy of which is attached to the Circular/Prospectus as Annex F; and

4.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The accompanying management information circular and prospectus dated             ,               2025 (the “Circular/Prospectus”) more fully describes the details of the business to be conducted at the Meeting. The Meeting is being conducted in a virtual-only format. After careful consideration, our Board of Directors (the “Board”) has unanimously approved each of the proposals and recommends that you vote FOR each proposal described in the Circular/Prospectus.

Registered Shareholders (as defined below) and duly appointed proxyholders will be able to virtually attend the Meeting, submit questions and vote in real time, provided they are connected to the internet and follow the instructions in the attached Circular/Prospectus. Non-registered, or beneficial, Shareholders who have not duly appointed themselves as proxyholder will be able to virtually attend the Meeting as guests, but will not be able to vote at the Meeting.

Shareholders who wish to appoint a person other than the management nominees identified in the form of proxy or voting instruction form (including a beneficial Shareholder who wishes to appoint themselves to attend the Meeting) must carefully follow the instructions in the Circular/Prospectus and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, TSX Trust Company (“TSX Trust”), after submitting the form of proxy or voting instruction form. If you wish that a person other than the management nominees identified on the form of proxy or voting instruction form attend and participate at the Meeting as your proxy and vote your Common Shares, you MUST register such proxyholder after having submitted your form of proxy or voting instruction form identifying such proxyholder. Failure to register the proxyholder with TSX Trust will result in the proxyholder not receiving a control number to participate in Meeting and only being able to attend as a guest. Guests will be able to listen to the Meeting but will not be able to vote.

Pursuant to the Business Corporations Act (Alberta) and the Business Corporations Act (British Columbia), Shareholders have the right to dissent in respect of the Continuance and the Domestication, respectively, and be paid the fair value of their Common Shares, subject to certain conditions. These dissent rights, and the procedures for their exercise, are described in the Circular/Prospectus under the headings “Dissent Rights of Shareholders — Alberta” and “Dissent Rights of Shareholders — BC”. Only registered Shareholders are entitled to exercise rights of dissent. Failure to comply strictly with the dissent procedures described in the Circular/Prospectus will result in the loss or unavailability of any right of dissent. Non-registered Shareholders whose Common Shares are registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that ONLY REGISTERED SHAREHOLDERS ARE ENTITLED TO DISSENT IN RESPECT OF THE CONTINUANCE OR THE DOMESTICATION. Non-registered beneficial Shareholders should contact their broker, investment dealer, bank or other nominee in order to exercise dissent rights.

i

This Circular/Prospectus constitutes part of a registration statement on Form F-4 that was filed with the U.S. Securities and Exchange Commission (the “SEC”). This Circular/Prospectus incorporates important business and financial information about the Company that is not included in or delivered with this Circular/Prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.

We will furnish without charge to each person, including any beneficial owner, to whom a Circular/Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this Circular/Prospectus but not delivered with the Circular/Prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Oncolytics Biotech Inc., Attention: Kirk Look, Chief Financial Officer, Suite 804, 322 — 11th Avenue SW, Calgary, Alberta T2R 0C5. Our phone number is (403) 670-7377. You may also view the documents that we file with the SEC and incorporate by reference in this Circular/Prospectus on our corporate website at www.oncolyticsbiotech.com. The information on our website is not incorporated by reference and is not a part of this Circular/Prospectus. In order for you to receive timely delivery of the documents in advance of the Meeting, you must request the information no later than five business days prior to the date of the Meeting, by            , 2025.

SIGNED IN            , AS OF                  , 2025.

BY ORDER OF THE BOARD

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Circular/Prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, our performance or achievements or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include, but are not limited to, the timing, implementation and adoption of the Continuance, the Domestication, and the 2025 Plan, as applicable, the anticipated benefits of the Continuance, the Domestication, and the 2025 Plan, as applicable, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the efficacy of our technologies; the timing and results of clinical studies related to our technologies; future operations, products and services; the impact of regulatory initiatives on our operations; the size of and opportunities related to the markets for our technologies; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance. Forward-looking statements generally, but not always, are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “potential,” “possible” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this Circular/Prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond our control, including, without limitation:

•	the risk that there is substantial doubt that we can remain a going concern over the next 12 months;

•	risks related to all of our potential products, including pelareorep, being in the research and development stage and requiring further development and testing before they can be marketed commercially;

•	risks related to any failure or delay in clinical trials for our products, including pelareorep, which may cause us to incur additional costs or delay or prevent the commercialization of our products and could severely harm our business;

•	risks arising due to our candidate product, pelareorep, being used in combination with other therapies, which exposes us to additional risks;

•	risks related to external factors outside of our control;

•	risks related to the impact of any undesirable side effects or other properties that our product candidate, pelareorep, may have, which could delay or prevent their regulatory approval;

•	the risk that we may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success;

•	the risk that we may not be able to secure a partnership for pelareorep, which may halt future development;

•	the risk that we may need additional financing in the future to fund the research and development of our products and to meet our ongoing capital requirements;

•	risks related to the intense regulatory approval processes under which pharmaceutical products are subject;

•	the risk that our operations and products may be subject to other government manufacturing and testing regulations;

•	risks related to our conduct of clinical trials for pelareorep in sites outside the United States;

•	risks related to our reliance on patents and proprietary rights to protect our technology;

•	the risk that third parties may choose to file patent infringement claims against us;

•	the risk related to our ability to protect the confidentiality of our proprietary information and know-how, which could adversely affect the value of our technology and products;

•	risks related to the sharing of our trade secrets with third parties, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed;

v

•	risks related to developments in patent law;

•	risks related to the requirement to obtain protection under the Hatch-Waxman amendments and similar foreign legislation for extending the term of patents covering our product candidate;

•	the risk that intellectual property rights do not necessarily address all potential threats to our business;

•	the risk that our products may fail or cause harm, subjecting us to product liability claims;

•	the risk that new products may not be accepted by the medical community or consumers;

•	the risk that interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures;

•	the risk that our technologies may become obsolete;

•	risks related to our reliance on third-party manufacturers to produce our clinical products and on other third parties to store, monitor and transport bulk drug substance, and drug product;

•	risks related to our reliance on third parties to produce and provide suitable raw materials for pelareorep production, packaging and testing as well as clinical trial-related testing;

•	risks related to our reliance on third parties to monitor, support, conduct, and oversee clinical trials of the products that we are developing and, in some cases, to maintain regulatory files for those product candidates;

•	risks related to our dependence on Adlai Nortye Biopharma Co. and our doing business in foreign jurisdictions in connection with our license, development, supply and distribution agreement with Adlai Nortye Biopharma Co.;

•	the risk that our employees, independent contractors, principal investigators, contract research organizations, consultants and vendors may engage in misconduct or other improper activities;

•	risks related to the cost of director and officer liability insurance;

•	risks related to our dependence on our key employees and collaborators;

•	risks related to our likely status as a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders;

•	the risk that we fail to meet all applicable Nasdaq requirements and the possibility of our shares being delisted from Nasdaq;

•	the potential dilution of present and prospective shareholdings;

•	risks related to disruptions to our information technology (“IT”) systems or those of any of our contractors, including disruptions from cybersecurity breaches of our IT infrastructure;

•	risks related to ownership of our securities; and

•	risks related to the impact of a continued shutdown of the U.S. government.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this circular/prospectus and in the documents incorporated by reference into this circular/prospectus. In particular, see Part I, Item 3 of our most recent Annual Report on Form 20-F under the heading “Risk Factors.” If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. You should consult our quarterly and annual filings with the securities commissions or similar regulatory authorities in Canada and the SEC for additional information on risks and uncertainties relating to forward-looking statements. We do not assume responsibility for the accuracy and completeness of these statements.

FORWARD-LOOKING STATEMENTS ARE BASED ON OUR BELIEFS, OPINIONS AND EXPECTATIONS AT THE TIME THEY ARE MADE, AND WE DO NOT ASSUME ANY OBLIGATION TO UPDATE OUR FORWARD-LOOKING STATEMENTS IF THOSE BELIEFS, OPINIONS, OR EXPECTATIONS, OR OTHER CIRCUMSTANCES, SHOULD CHANGE, EXCEPT AS REQUIRED BY APPLICABLE LAW.

INFORMATION ABOUT THE MEETING AND VOTING YOUR SHARES

The following section briefly addresses some commonly asked questions about the Meeting. This section may not include all the information that is important to you. You should read carefully this entire Circular/Prospectus and the other documents referred to herein. References are included in certain parts of this section to direct you to a more detailed discussion of the applicable topic. In this Circular/Prospectus, unless the context otherwise requires, “Oncolytics,” the “Company,” “we,” “us,” and “our” refers to Oncolytics Biotech Inc. and its consolidated subsidiaries. Unless otherwise stated, all references to “dollars” or the use of the symbol “$” are to Canadian dollars. Unless otherwise stated, the following information is provided as of            , 2025.

Solicitation of Proxies

This management information circular and circular/prospectus (the “Circular/Prospectus”) is supplied in connection with the solicitation of proxies by management of Oncolytics for use at the special meeting (the “Meeting”) of holders (“Shareholders”) of common shares (“Common Shares”) of the Company to be held on            ,            , 2025 at      a.m. (Calgary Time), for the purposes as described in the “Notice of Special Meeting of Shareholders” accompanying this Circular/Prospectus. The Meeting will be held as a virtual-only meeting. A virtual-only meeting format enfranchises and gives all of our Shareholders an equal opportunity to participate at the Meeting regardless of their geographic location or the particular constraints or circumstances. See “How to Participate in The Meeting” for further information on how you can virtually attend the Meeting.

It is expected that the solicitation will primarily be by mail. Proxies may also be solicited personally or by telephone by regular employees of and by agents engaged by the Company at nominal cost. The cost of solicitation will be borne by the Company.

The Company has retained the services of Laurel Hill Advisory Group (“Laurel Hill”) to act as the Company’s proxy solicitation agent and assist the Company in communication with its Shareholders. In connection with such services, the Company will pay Laurel Hill a fee of $            plus reasonable out-of-pocket expenses. If you have any questions or require assistance in voting your proxy, please contact Laurel Hill at: 1-877-452-7184 toll free in North America, or 416-304-0211 (outside North America); or by e-mail at: assistance@laurelhill.com.

HOW TO VOTE YOUR COMMON SHARES

Registered Shareholders

VOTING METHOD	BENEFICIAL SHAREHOLDERS	REGISTERED SHAREHOLDERS
	Shares held with a broker, bank, or other intermediary.	Shares held in own name and represented by a physical certificate or DRS.
	www.proxyvote.com	ONLINE: www.meeting-vote.com EMAIL: proxyvote@tmx.com
	Call the toll-free number listed on your Voting Instruction Form (VIF) and vote using the control number provided therein.	FAX: 416-595-9593
	Complete, date and sign the voting instruction form and return it in the enclosed postage paid envelope.	Complete, date and sign Management’s form of proxy and return it in the enclosed postage paid envelope to TSX Trust Company, Proxy Department P.O. Box 721, Agincourt, ON M1S 0A1

You are a registered Shareholder (a “Registered Shareholder”) if your name is recorded in the Company’s register of holders of Common Shares and you hold one or more share certificates or a DRS Statement which indicate your name and the number of Common Shares which you own.

Voting by Proxy

As a Registered Shareholder, you will receive a form of proxy from TSX Trust Company (“TSX Trust”) representing the Common Shares you hold. You may authorize the management representatives named on the enclosed form of proxy to vote your Common Shares. If you choose this option, you can give your voting instructions in any of the following ways:

Internet:

Go to www.meeting-vote.com and follow the instructions. You will need to refer the Control Number printed on your proxy form.

Mail:

Complete and return your proxy form in the envelope provided in your mailing package and mail to:

TSX Trust Company Proxy Department

P.O. Box 721

Agincourt, Ontario M1S 0A1

Email:

Scan both sides of your completed proxy form and send to email address: proxyvote@tmx.com

A Shareholder submitting a proxy has the right to appoint a person or company to represent him or her at the Meeting as proxyholder on their behalf and to vote their Common Shares other than the persons designated in the form of proxy furnished by the Company. If you choose this option, you must strike out the preprinted names and print that person’s name in the blank space provided on the back of the enclosed form of proxy, you may indicate how you want your Common Shares voted, and YOU MUST contact TSX Trust by going to TSX Trust’s website to complete and submit the electronic form at https://www.tsxtrust.com/control-number-request no later than            ,            , 2025 at            a.m. (Calgary Time) and provide TSX Trust with the required information for your appointee so that TSX Trust may provide the appointee with a control number. This control number will allow your appointee to log in to, and vote at the Meeting. Without a control number your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote. You may also appoint a second person to be your alternate proxyholder. Neither your proxyholder nor alternate proxyholder need be a Shareholder. The person you appoint must participate in the Meeting and vote on your behalf in order for your votes to be counted.

Unless you intend to participate in the Meeting and vote at the Meeting (see “How to Participate in The Meeting” below), please remember that your form of proxy or voting instruction form must be received no later than            ,            , 2025 at            a.m. (Calgary Time). The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

Registered Shareholders who have questions regarding the Meeting or require assistance with voting, may contact our proxy solicitation agent, Laurel Hill Advisory Group at 1-877-452-7184 (North American Toll Free), 416-304-0211 (Calls Outside North America) or by email at assistance@laurelhill.com.

Beneficial Shareholders

You are a Beneficial Shareholder (a “Beneficial Shareholder”) if a nominee (i.e. your securities broker, clearing agency, financial institution, trustee or custodian or other intermediary) holds your Common Shares for you, or for someone else on your behalf.

Voting by Proxy

Your nominee may have sent to you the Notice of Special Meeting of Shareholders, including a voting instruction form or a blank proxy form signed by the nominee. You may provide your voting instructions by filling in the appropriate boxes. Please follow your nominee’s instructions for signing and returning the applicable materials. Sometimes you may be allowed to give your instructions by internet or telephone.

If you are a Beneficial Shareholder and you did not receive a form of proxy or voting instruction form with a control number, please contact your nominee.

Unless you intend to participate in the Meeting and vote at the Meeting (see “How to Participate in The Meeting” below), please remember that your proxy or voting instructions must be received no later than            ,            , 2025 at      a.m. (Calgary Time). The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

Voting at the Meeting

Your nominee may have sent to you the Notice of Special Meeting of Shareholders, including a voting instruction form or a blank proxy form signed by the nominee. You may provide your voting instructions by filling in the appropriate boxes. Please follow your nominee’s instructions for signing and returning the applicable materials. Sometimes you may be allowed to give your instructions by internet or telephone. You can give your voting instructions in any of the following ways:

Internet:

Go to www.proxyvote.com and follow the instructions. You will need to refer the control number printed on your voting instruction form to vote your Common Shares.

Mail:

Enter your voting instructions, sign and date the voting instruction form, and return the completed voting instruction form in the enclosed postage paid envelope.

Telephone:

Call the telephone number printed on your voting instruction form. Enter the 16-digit control number printed on the voting instruction form and follow the interactive voice recording instructions to vote your Common Shares.

If you are a Beneficial Shareholder and you did not receive a form of proxy or voting instruction form with a control number please contact your nominee.

Unless you intend to participate in the Meeting and vote at the Meeting (see “How to Participate in The Meeting” below), please remember that your proxy or voting instructions must be received no later than            ,            , 2025 at      a.m. (Calgary Time). The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at his or her discretion without notice.

There are two kinds of beneficial owners: those who object to their name being made known to the issuers of securities which they own (called Objecting Beneficial Owners) and those who do not object (called “NOBOs” for Non-Objecting Beneficial Owners). Oncolytics may be utilizing the Broadridge QuickVote™ service to assist eligible Shareholders with voting their Common Shares. NOBOs may be contacted by Laurel Hill to obtain a vote directly over the telephone.

Oncolytics will not be sending proxy-related materials directly to NOBOs, and does not intend to pay for intermediaries to forward to Objecting Beneficial Owners the proxy-related materials. Objecting Beneficial Owners will not receive the proxy-related materials unless the Objecting Beneficial Owner’s intermediary assumes the cost of delivery.

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Beneficial Shareholders who have questions regarding the Meeting or require assistance with voting, may contact our proxy solicitation agent, Laurel Hill Advisory Group at 1-877-452-7184 (North American Toll Free), 416-304-0211 (Calls Outside North America) or by email at assistance@laurelhill.com.

HOW TO PARTICIPATE IN THE MEETING

The Company is holding the Meeting in a virtual-only format, which will be conducted via live webcast. Shareholders will not be able to physically attend the Meeting in person.

Participating in the Meeting online enables registered Shareholders and duly appointed proxyholders, including Beneficial Shareholders who have duly appointed themselves as proxyholder, to listen to the Meeting and to submit questions. Registered Shareholders and duly appointed proxyholders can also vote at the appropriate times during the Meeting. Beneficial Shareholders who have not properly appointed themselves as proxyholder will be able to attend the Meeting as guests, but will not be able to vote or ask questions at the Meeting.

Questions relating to the business of the Meeting may be raised when the particular item of business is being considered at the Meeting and will be addressed at that time, prior to voting on such item of business. Following completion of the business of the Meeting, the Chief Executive Officer will open the floor to questions, during which time registered shareholders and duly appointed proxyholders will have an opportunity to ask questions relating to the Company, its performance and its operations. Registered shareholders and duly appointed proxyholders attending virtually may submit questions through the online platform during the Meeting by selecting the “Messaging” tab at the top of the screen, and entering their comment or question in the “Ask a Question” box at the top of the messaging screen. Instructions will be available on the virtual Meeting site and technical assistance will be available. Questions can be submitted at any time during the Meeting. Questions will be read aloud so that all persons in attendance, in person and virtually, may hear.

Questions will be answered in the order received. If you have more than one question, we request that out of courtesy to your fellow Shareholders, you ask one question at a time and then return to the queue with any follow-up question you may have. Similar questions may be aggregated by the moderator, and questions and answers will be posted on our website following the Meeting. In the event we run out of time to answer all questions, we encourage registered Shareholders and duly appointed proxyholders to submit their questions in writing to our Investor Relations team at the contact information listed elsewhere in this Circular/Prospectus so they, along with management’s answers, can also be posted to our website. The responses to questions submitted by registered Shareholders and duly appointed proxyholders attending virtually that are not answered at the Meeting, will also be posted to our website.

Step 1: Log in online at https://virtual-meetings.tsxtrust.com/      . We recommend that you log in at least 15 minutes before the Meeting starts.

Step 2: Follow these instructions:

Registered Shareholders: Click “I have a control number” and then enter your control number and password:            (case sensitive). The control number located on the form of proxy or in the email notification you received from TSX Trust is your control number. If you use your control number to log in to the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish revoke a previously submitted proxy, you should not vote during the Meeting.

Duly appointed proxyholders: Click “I have a control number” and then enter your control number and password:            (case sensitive). Proxyholders who have been duly appointed and registered with TSX Trust as described in this Circular/Prospectus will receive a control number by email from TSX Trust after the proxy voting deadline has passed.

Guests (including Beneficial Shareholders who have not duly appointed themselves as proxyholder): Click “Guest” and then complete the online form.

If you attend the Meeting online, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting. You should allow ample time to check into the Meeting online and complete the related procedure.

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

Our solicitation of proxies is not subject to the requirements of Section 14(a) of the Exchange Act, by virtue an exemption applicable to proxy solicitations by “foreign private issuers” as defined in Rule 3b-4 under the U.S. Exchange Act. Accordingly, this Circular/Prospectus has been prepared in accordance with the applicable disclosure requirements in Canada. Residents of the United States should be aware that requirements are different than those of the United States applicable to proxy statements under the Exchange Act.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since we are located outside the United States, and certain of the Company’s officers and directors are residents of a country other than the United States. You may not be able to sue or effect service of process upon a non-U.S. entity or its officers or directors in a non-U.S. court for violations of U.S. securities laws. It may be difficult to compel a non-U.S. entity and its affiliates to subject themselves to a U.S. court’s judgment or to enforce a judgment obtained from a U.S. court against the Company.

PERSONS MAKING THE SOLICITATION

The solicitation is made on behalf of management of Oncolytics. The costs incurred in the preparation and mailing of this Circular/Prospectus and related materials will be borne by Oncolytics. In addition to solicitation by mail, proxies may be solicited by personal meetings, telephone or other means of communication and by directors, officers and employees of Oncolytics, who will not be specifically compensated for any such activity. Oncolytics has also retained Laurel Hill Advisory Group as its strategic shareholder communications advisor and proxy solicitation agent. In connection with these services, Laurel Hill will receive $      plus reasonable out-of-pocket expenses.

Shareholders who have questions regarding the Meeting or require assistance with voting may contact Laurel Hill at 1-877-452-7184 (North American Toll Free), 416-304-0211 (Calls Outside North America) or by email at assistance@laurelhill.com.

EXERCISE OF DISCRETION BY PROXY

The persons named in the form of proxy will vote the Common Shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. In the absence of such direction, such Common Shares will be voted:

•	FOR the Continuance Resolution approving the Continuance, as disclosed in this Circular/Prospectus.

•	FOR the Domestication Resolution approving the Domestication and the articles of incorporation governing Oncolytics post-Domestication, as disclosed in this Circular/Prospectus.

•	FOR the approval of the 2025 Plan, as disclosed in this Circular/Prospectus.

The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting. At the time of printing of this Circular/Prospectus, management knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters that are not currently known to the Board or management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxyholders.

REVOCABILITY OF PROXY

Submitted proxies may be revoked at any time prior to their exercise. If you have given a proxy and attend the Meeting at which the proxy is to be used in person, you may revoke the proxy and vote in person instead. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by yourself (or your attorney authorized in writing) or, in the case of a Shareholder being a corporation, under the corporate seal or by a duly authorized officer or attorney. The proxy can be deposited either with TSX Trust as described above under the heading “How to Vote Your Common Shares” or at the registered office of Oncolytics, being 4000, 421 — 7th Avenue S.W., Calgary, Alberta, T2P 4K9, Attention: Kirk Look, at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used, or with the chair of the Meeting on the day of the Meeting, at which point the proxy is revoked.

VOTING COMMON SHARES AND THE PRINCIPAL HOLDERS OF COMMON SHARES

Voting of Common Shares — General

The record date for the purpose of determining holders of Common Shares is            , 2025 (the “Record Date”). Shareholders of record on the Record Date are entitled to receive notice of and attend the Meeting and vote at the Meeting on the basis of one vote for each Common Share held, except to the extent that: (i) a registered Shareholder has transferred the ownership of any Common Shares subsequent to the Record Date; and (ii) the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, not later than the day that is ten (10) calendar days before the Meeting or any adjournment thereof, that his or her name be included on the Shareholder list before the Meeting, in which case the transferee shall be entitled to vote his or her Common Shares at the Meeting.

The Company is authorized to issue an unlimited number of Common Shares. As at the Record Date, there are            Common Shares issued and outstanding. At the Meeting, every Shareholder present in person or represented by proxy and entitled to vote shall have one vote. On a poll or ballot, every Shareholder present in person or by proxy has one vote for each Common Share of which such Shareholder is the registered holder.

When any Common Share is held jointly by several persons, any one of them may vote at the Meeting in person or by proxy in respect of such Common Share, but if more than one of them are present at the Meeting in person or by proxy and such joint owners of the proxy so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register of Shareholders maintained by TSX Trust is entitled to cast such vote.

Quorum for the Meeting

At the Meeting, a quorum shall consist of two persons present in person holding or representing by proxy not less than 5% of the votes attached to all outstanding Common Shares. If a quorum is not present at the Meeting within one half hour after the time fixed for the holding of the Meeting, it shall stand adjourned to such day being not less than 21 days later and to such place and time as may be determined by the Chairman of the Meeting. At the Meeting, the Shareholders present either in person or by proxy shall form a quorum.

Principal Holders of Common Shares

To the knowledge of the directors and executive officers of the Company, as at the date hereof, no persons or companies beneficially own, directly or indirectly, or exercise control or direction over, Common Shares that carry more than 10% of the voting rights attached to the issued Common Shares.

SUMMARY

This summary highlights selected information appearing elsewhere in this Circular/Prospectus, and does not contain all the information that you should consider in making a decision with respect to the proposals described in this Circular/Prospectus. You should read this summary together with the more detailed information incorporated by reference into this Circular/Prospectus, including our financial statements and the related notes incorporated by reference into this Circular/Prospectus from our Form 20-F for the fiscal year ended December 31, 2024 and the Condensed Interim Consolidated Financial Statements and Management’s Discussion and Analysis for the three and six months ended June 30, 2025, as well as the exhibits attached thereto. You should carefully consider, among other things, the matters discussed in the sections of the Form 20-F entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included or incorporated by reference into this Circular/Prospectus. You should read this Circular/Prospectus and the documents incorporated by reference into this Circular/Prospectus in their entirety.

All of the dollar amounts in this Circular/Prospectus are expressed in Canadian dollars, except where otherwise indicated. References to “dollars” or “$” are to Canadian dollars.

When we refer to Oncolytics Biotech Inc., and its subsidiaries, we use the terms “Oncolytics,” the “Company,” “us,” “we” and “our.” All references to “Oncolytics Nevada” contained in this Circular/Prospectus refer solely to Oncolytics Biotech Inc., a Nevada corporation, as of the effective time of the Domestication. In addition, the common shares of Oncolytics as an Alberta corporation, the common shares of Oncolytics as a British Columbia company and the common stock of Oncolytics Nevada are, as applicable, referenced herein as our “Common Shares.”

Overview

We are a clinical-stage biopharmaceutical company developing pelareorep, a well-tolerated intravenously delivered immunotherapeutic agent that activates the innate and adaptive immune systems and weakens tumor defense mechanisms. This improves the ability of the immune system to fight cancer and makes tumors more susceptible to a broad range of oncology treatments.

Pelareorep is a proprietary isolate of reovirus, a naturally occurring, non-pathogenic double-stranded RNA (“dsRNA”) virus commonly found in environmental waters. Pelareorep changes the tumor microenvironment (“TME”) to make it more immunologically favourable, which in turn makes the tumor more susceptible to various treatment combinations. These treatments include chemotherapies, checkpoint inhibitors, and other immuno-oncology approaches such as CAR T therapies, bispecific antibodies, and CDK4/6 inhibitors. Pelareorep also induces a new army of tumor-reactive T cells, helps these cells to infiltrate the tumor through an inflammatory process, and promotes the overexpression of PD-L1. By priming the immune system with pelareorep, we believe we can increase the proportion of patients who respond to various cancer treatments, including immunotherapies, especially in cancers where existing treatment regimens have failed or provided limited benefit.

We have not been profitable since our inception and expect to continue to incur substantial losses as we continue research and development efforts. We do not expect to generate significant revenues until and unless pelareorep becomes commercially viable. As a clinical-stage drug development company, we consistently discuss and pursue potential partnerships, licensing agreements and other strategic transactions with third parties. Due to the capital-intensive nature of early-stage drug development, we continuously analyze our available cash and projected operating costs to determine whether to seek additional funds via the capital markets. To date, we have funded our operations mainly through the issuance of additional capital via public offerings, equity distribution arrangements, and through the exercise of warrants and options. There can be no assurance that we will be able to raise additional funds through the sale of our common shares.

Business Strategy

Our business strategy is to develop and seek regulatory approval to market pelareorep in an effective and timely manner. We intend to achieve our business strategy by focusing on these key areas:

•	position pelareorep as a platform-in-a-product immunotherapy in gastrointestinal tumors, specifically pancreatic, colorectal, and anal cancer, with a clear registration pathway for each indication;

•	leverage the existing safety and efficacy data of pelareorep in human subjects to either establish a formal partnership for its development in a given indication or advance pelareorep toward registration through a relatively small registration-enabling study that would be eligible for accelerated approval or through an investigator-sponsored trial;

•	maintain existing and establish new collaborations with key opinion leaders to assist us with scientific and clinical developments of this new potential pharmaceutical product;

•	implement strategic alliances with select biopharmaceutical companies and laboratories, at a time and in a manner whereby such alliances may complement and expand our own research and development efforts. Such alliances may also result in an eventual expansion to include providing additive sales and marketing capabilities; and

•	extend the patent life of pelareorep by highlighting the unique manufacturing process required to harvest and extract the virus.

As a result of pelareorep’s compelling data in multiple gastrointestinal tumors, our clinical development program intends to move quickly to pursuing registration. Pelareorep has shown a unique ability to enhance innate and adaptive anti-tumor immune responses leading to clinical outcomes that exceed historical benchmarks when combined with multiple standard-of-care cancer treatments. This greatly increases opportunities for expanding our clinical program, business development, and partnering opportunities to address a broad range of gastrointestinal cancers in which immunotherapies have historically provided limited clinical benefit. We believe this approach has the most promise for expeditious paths to regulatory approvals.

Our primary focus is to advance our programs in gastrointestinal cancers, specifically first-line metastatic pancreatic ductal adenocarcinoma (“PDAC”), second-line KRAS-mutated metastatic colorectal cancer (“mCRC”), and second-line or later squamous cell carcinoma of the anal canal (“SCAC”) to registration-enabled clinical studies. In addition, we are exploring other gastrointestinal cancer registrational opportunities using different treatment regimens in our GOBLET platform study.

Our business strategy is based on attaining a number of commercial objectives, which, in turn, are supported by a number of product development goals. In the context of this annual report, statements of our “belief” are based primarily upon our results derived to date from our research and development program in animals, early-stage human trials, and our most recent data from mid-stage clinical trials, upon which we believe that we have a reasonable scientific basis to expect the particular results to occur. It is not possible to predict, based upon studies in animals, or early to mid-stage human trials, whether a new therapeutic will ultimately prove to be safe and effective in humans. There are no assurances that the particular result we expect will occur.

We are pursuing a strategy of establishing relationships with larger companies as strategic partners. It is anticipated that future clinical development into large international or pivotal trials would generally occur in conjunction with a strategic partner or partners, who would contribute expertise and financial assistance. In exchange for certain product rights and commitments to market our products, the strategic partners would be expected to share in proceeds from the sale of our product or products.

Further information regarding our business is contained in Item 4 of our Annual Report on Form 20-F under the heading “Information on the Company,” which document is incorporated by reference in this circular/prospectus. See “Incorporation by Reference.”

Information About the Special Meeting of Oncolytics Shareholders (see page 14)

The Meeting will be held on            ,            , 2025, at      a.m. (Calgary Time) virtually via live webcast at https://            .

You are being asked to vote on the following matters:

1.	to consider and, if thought advisable, pass, with or without variation, the Continuance Resolution, attached to this Circular/Prospectus as Annex A, authorizing the Continuance through the adoption of the Continuation Application containing the Notice of Articles and the Articles, attached to this Circular/Prospectus as Annex B and Annex E, respectively, subject to and conditional upon the approval of the Domestication Resolution;

2.	to consider and, if thought advisable, pass, with or without variation, the Domestication Resolution, attached to this Circular/Prospectus as Annex C, authorizing the Domestication and the adoption of the articles of domestication and new articles of incorporation, copies of which are attached to this Circular/Prospectus as Annexes D and E, respectively, subject to and conditional upon the approval of the Continuance Resolution;

3.	to consider, and if thought advisable, approve, subject to and conditional upon the completion of the Continuance and Domestication, the 2025 Plan, a copy of which is attached to the Circular/Prospectus as Annex F; and

4.	to transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The Company is authorized to issue an unlimited number of Common Shares. As at the Record Date, there were            Common Shares issued and outstanding and entitled to vote at the Meeting. Each Common Share entitles its holder to one vote. The Common Shares are listed on Nasdaq under the symbol “ONCY”. Our Common Shares will continue to be listed on Nasdaq under their existing trading symbol, including following the effectiveness of the Domestication.

Only Shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

A quorum is required in order for the Meeting to be properly constituted. At the Meeting, a quorum shall consist of two persons present in person holding or representing by proxy not less than 5% of the votes attached to all outstanding Common Shares. If a quorum is not present at the Meeting within one half hour after the time fixed for the holding of the Meeting, it shall stand adjourned to such day being not less than 21 days later and to such place and time as may be determined by the Chairman of the Meeting. At the Meeting, the Shareholders present either in person or by proxy shall form a quorum.

The approval of the 2025 Plan will be determined by a majority of votes cast at the Meeting by proxy or in person. The Continuance and the Domestication will each require approval by the affirmative vote of not less than two thirds of the votes cast at the Meeting by proxy or in person. Our Board has reserved the right, in its sole discretion, to terminate or abandon the Continuance or the Domestication at any time prior to their effectiveness, notwithstanding Shareholder approval.

If your Common Shares are registered in your name and you abstain from voting on any of the proposals set forth in this Circular/Prospectus, your abstention will not have any effect on the outcome of the vote for such proposal. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on any of the proposals set forth in this Circular/Prospectus, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of the proposals in this Circular/Prospectus.

Our Board has unanimously approved the forms of the Continuance Resolution and the Domestication Resolution and the other proposals described in this Circular/Prospectus and has unanimously resolved to submit such proposals to the Company’s Shareholders. Our Board recommends that you vote “FOR” the approval of the Continuance Resolution, “FOR” the approval of the Domestication Resolution, and “FOR” the approval of the 2025 Plan.

Risk Factors (see page 10)

In evaluating the Continuance Resolution, the Domestication Resolution and the other matters set forth in this Circular/Prospectus, you should carefully read this Circular/Prospectus and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 10 of this Circular/Prospectus.

SUMMARY OF THE CONTINUANCE

This summary of certain information contained in this Circular/Prospectus relating to the Continuance may not include all the information that is important to you. To understand fully and for a more complete description of the terms and conditions of the Continuance, you should read this Circular/Prospectus in its entirety and the documents to which you are referred. See “Where You Can Find More Information.”

The Continuance (see page 16)

We are currently governed by the ABCA. At the Meeting, the Shareholders will be asked to consider and, if thought advisable, pass the Continuance Resolution authorizing the Board, in its sole discretion, to implement the Continuance. Upon completion of the Continuance, the ABCA will cease to apply to us and we will thereupon become subject to the Business Corporations Act (British Columbia) (the “BCBCA”), as if we had been originally incorporated as a company in the Province of British Columbia. The Continuance will not create a new legal entity, affect the continuity of Oncolytics or result in a change in our business.

The Board believes it to be in the best interests of Oncolytics to have discretion to change our jurisdiction from the Province of Alberta to the Province of British Columbia pursuant to a “continuance” effected in accordance with Section 189 of the ABCA and section 303 of the BCBCA. The Shareholders are being asked to consider and, if thought fit, to pass the Continuance Resolution, attached to this Circular/Prospectus as Annex A, at the Meeting, authorizing the Board, in its sole discretion, to determine whether to implement the Continuance, and if the Board so determines to proceed with the Continuance, to implement the Continuance and apply under the BCBCA for a certificate of continuation which shall be issued by the Registrar (the “Registrar”) appointed under the BCBCA (the “Certificate of Continuation”).

If the Continuance is approved by the Shareholders at the Meeting, the Continuance would only be implemented upon a determination by the Board that it is in the best interest of Oncolytics at that time and will be subject to and conditional upon the approval of the Domestication. In connection with any determination to implement the Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.

If the Continuance is approved by the Shareholders at the Meeting and the Board so determines to proceed with the Continuance, and further provided that we obtain the authorization of the Alberta Registrar of Corporations under the ABCA, the Continuance will be effective on the date set forth in the Certificate of Continuation and the Alberta Registrar of Corporations will issue a certificate of discontinuation in Alberta. On the date shown on the Certificate of Continuation, we will cease to be governed by the ABCA and will become a company in the Province of British Columbia as if we had been incorporated under the BCBCA. The certified Notice of Articles (included in the Continuation Application), a form of which is attached to this Circular/Prospectus as Annex B, will function as our articles of incorporation and contain essentially the same terms as our current articles of incorporation.

Regulatory Approvals for the Continuance; Canadian Securities Laws and Stock Exchange Implications (see page 16)

Should the Shareholders approve the Continuance Resolution at the Meeting and the Board determine to proceed with the Continuance, we anticipate that we will file the Continuation Application containing the Notice of Articles of Oncolytics which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance. We will be continued under the jurisdiction of the Province of British Columbia on the effective date of the Certificate of Continuance.

The Continuance will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Oncolytics after our corporate existence is continued from the Province of Alberta under the ABCA to the Province of British Columbia under the BCBCA. Following the completion of the Continuance, the Common Shares will continue to be listed on Nasdaq under the symbol “ONCY”. We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authorities in the United States and in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.

Effects of The Continuance (see page 17)

The Continuance will not interrupt our corporate existence or operations. If the Continuance is approved by the Shareholders and the Board determines to proceed with the Continuance, the Continuance will change our home jurisdiction from the Province of Alberta to the Province of British Columbia. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Oncolytics after our corporate existence is continued from the Province of Alberta under the ABCA to the Province of British Columbia under the BCBCA.

While the rights and privileges of shareholders of a British Columbia company are, in many instances, comparable to those of shareholders of an Alberta corporation, there are certain differences. In addition, in connection with the Continuance, we will be governed by newly adopted Articles, the form of such Articles is attached to this Circular/Prospectus as Annex E, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and British Columbia corporate law under the BCBCA may differ from our current organizational documents and Alberta corporate law under the ABCA, see “Material Differences between Alberta Corporate Law and British Columbia Corporate Law” attached hereto as Annex J. This description is not intended to be complete and is qualified in its entirety by reference to the ABCA, the BCBCA and our governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Continuance.

Principal Reasons for the Continuance (see page 17)

The Domestication is the key reason for our proposal of the Continuance. Since the Domestication contemplates a change in our jurisdiction from the Province of British Columbia to the State of Nevada in the United States, the Board first intends to continue us from the Province of Alberta to the Province of British Columbia in order to be able to effect the Domestication if it so determines to proceed with the Domestication. For further background on the reasons for the Domestication, see “Summary of the Domestication—Principal Reasons for the Domestication”. The Board intends to effect the Continuance if the Domestication Resolution is approved by Shareholders at the Meeting.

Shareholder Approval of Continuance

The Shareholders will be asked at the Meeting to pass the Continuance Resolution authorizing the Board, in its sole discretion, to effect the Continuance.

Certain Shareholders are entitled to dissenters’ rights in connection with the Continuance pursuant to Section 189(2) and Sections 191(1)(d) and 191(3) of the ABCA. See “Dissenters’ Rights” immediately below for additional information. To be adopted, the Continuation Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting.            % of outstanding shares entitled to vote are held by our directors, executive officers and their affiliates as of the record date.

If the Continuance is approved by the Shareholders, the Continuance would only be implemented upon a determination by the Board that it is in the best interest of Oncolytics at that time, and is subject to and conditioned upon the approval of the Domestication Resolution. In connection with any determination to implement the Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.

Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote at the Meeting in favour of the Continuance Resolution. The complete text of the Continuance Resolution authorizing the Board, in its sole discretion, to effect the Continuance is set forth in “Proposal No. 1—The Continuance—Vote Required and Recommendation of the Board”.

Dissenters’ Rights

Certain Shareholders are entitled to, subject to compliance with certain conditions, dissent from the Continuance and, conditional on the Continuance becoming effective, be entitled to be paid the fair value for their Common Shares in accordance with Section 189(2) and Sections 191(1)(d) and 191(3) of the ABCA, a copy of which is attached to the Circular/Prospectus as Annex G. Such Shareholders who wish to dissent should seek the advice of legal advisors and carefully read this Circular/Prospectus and the provisions of Section 189 and Section 191 of the ABCA. The following description of the rights of a dissenting Shareholder in connection with the Continuance is not a comprehensive statement of the procedures to be followed by a dissenting Shareholder who seeks payment of the fair value of his, her or its Common Shares and is qualified in its entirety by the full texts of Section 189 and Section 191 of the ABCA.

A Shareholder who intends to exercise his, her or its dissent rights under the ABCA in connection with the Continuance should carefully consider and comply with the provisions of Section 189 and Section 191 of the ABCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Beneficial owners of our Common Shares who wish to dissent should be aware that only the registered owner of the Common Shares is entitled to dissent on behalf of the beneficial owner. Accordingly, a beneficial owner of Common Shares desiring to exercise his, her or its dissent rights under the ABCA in connection with the Continuance must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Continuance is required to be received by us or, alternatively, make arrangements for the registered holder of his, her or its Common Shares to dissent on his, her or its behalf. Beneficial holders of Common Shares who wish to dissent should contact their broker or other intermediary for assistance with exercising their dissent rights under the ABCA in connection with the Continuance.

SUMMARY OF THE DOMESTICATION

This summary of certain information contained in this Circular/Prospectus relating to the Domestication may not include all the information that is important to you. To understand fully and for a more complete description of the terms and conditions of the Domestication, you should read this Circular/Prospectus in its entirety and the documents to which you are referred. See “Where You Can Find More Information.”

The Domestication (see page 23)

Subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, and subject to the discretion of the Board, the Board is proposing to change our jurisdiction from the jurisdiction of the Province of British Columbia in Canada to the jurisdiction of the State of Nevada in the United States by way of a “continuation” out of British Columbia effected in accordance with Section 308 of the BCBCA and the Domestication under NRS 92A.270, and approve the adoption of the articles of domestication, a form of which is attached to this Circular/Prospectus as Annex D (the “Articles of Domestication”), and new articles of incorporation, a form of which is attached to this Circular/Prospectus as Annex E (the “Oncolytics Nevada Charter”), to be effective on the date of the Domestication. We will become subject to the NRS on the date of the Domestication, but we will be deemed for the purposes of the NRS to begin our existence in Nevada on the date we began our existence in Alberta. Under the NRS, a corporation becomes domesticated in Nevada by filing with the Nevada Secretary of State articles of domestication and the appropriate charter document for the Company being domesticated.

The Board believes it to be in the best interests of Oncolytics to have discretion to change our jurisdiction from the jurisdiction of the Province of British Columbia to the State of Nevada pursuant to a “continuation out” effected in accordance with Section 308 of the BCBCA and a “domestication” under NRS 92A.270. Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution at the Meeting (which includes, without limitation, approval of the Oncolytics Nevada Charter), authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed with the Domestication, to implement the Domestication and file the Articles of Domestication and the Oncolytics Nevada Charter so that we continue our existence as a corporation incorporated under the NRS.

If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders at the Meeting, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of Oncolytics at that time and provided that we have previously effected the Continuance or will effect the Continuance prior to implementing the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication following the Continuance, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders at the Meeting and the Board so determines to proceed with the Domestication, subject to and conditional upon the approval of the Continuance Resolution and the prior implementation of the Continuance, the Domestication will be effective on the date set forth in the Articles of Domestication and the Oncolytics Nevada Charter as filed with the office of the Nevada Secretary of State. Thereafter, we will be subject to the Oncolytics Nevada Charter filed in Nevada. Proposed forms of the Articles of Domestication, the Oncolytics Nevada Charter and bylaws that will be adopted by us and will be in effect upon the effectiveness of the Domestication (the “Oncolytics Nevada Bylaws”) are set out in Annexes D, E and I, respectively, to this Circular/Prospectus.

Principal Reasons for the Domestication (see page 24)

The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to reduce our operating costs and enable us to compete effectively in raising the capital necessary for us to continue to implement our strategic plan. In addition, our operations are located in the United States and a large percentage of our Shareholders are located in the United States.

We chose the State of Nevada to be our domicile principally because the NRS accommodates a continuance authorized by the BCBCA. We also chose the State of Nevada because of the more favourable corporate environment afforded by Nevada. For many years, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted, construed and implemented comprehensive, flexible corporate laws and corporate governance responsive to the legal and business needs of corporations organized under its laws. We considered Nevada’s statute-focused approach to corporate law and other merits of Nevada law and determined that Nevada’s approach to corporate law is likely to foster more predictability than Delaware’s approach. Among other things, the Nevada statutes codify the fiduciary duties of directors and officers, which decreases reliance on judicial interpretation and promotes stability and certainty for corporate decision-making. We also considered the increasingly litigious environment in Delaware, which has engendered less meritorious and costly litigation and has the potential to cause unnecessary distraction to the Company’s directors and management team and potential delay in the Company’s response to the evolving business environment. We believe that a more predictable legal environment will better permit the Company to respond to emerging business trends and conditions as needed.

Regulatory Approvals for the Domestication; Canadian and U.S. Securities Laws and Stock Exchange Implications (see page 25)

Should the Shareholders approve the Domestication at the Meeting and the Board so determines to proceed with the Domestication, we anticipate that we will file with the Secretary of State of the State of Nevada the Articles of Domestication and the Oncolytics Nevada Charter pursuant to NRS 92A.270, and that we will be domesticated in Nevada on the effective date of such filings.

The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Oncolytics Nevada common stock after our corporate existence is continued from the jurisdiction of the Province of British Columbia under the BCBCA and domesticated in Nevada under the NRS. Following the completion of the Domestication, our Common Shares will continue to be listed on Nasdaq under the symbol “ONCY”. We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authorities in the United States and in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.

Effects of Change of Jurisdiction (see page 24)

The Domestication will not interrupt our corporate existence or operations. If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders and the Board determines to proceed with the Domestication, the Domestication will change our jurisdiction from the jurisdiction of the Province of British Columbia to the State of Nevada. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Oncolytics Nevada common stock after our corporate existence is continued from the jurisdiction of the Province of British Columbia under the BCBCA and domesticated in Nevada under the NRS.

While the rights and privileges of stockholders of a Nevada corporation are, in many instances, comparable to those of shareholders of a BCBCA corporation, there are certain differences. In addition, in connection with the Domestication, we will be governed by the proposed Oncolytics Nevada Charter and Oncolytics Nevada Bylaws, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Nevada law may differ from the organizational documents to be adopted upon the Continuance and British Columbia corporate law, see “Material Differences between British Columbia Corporate Law and Nevada Corporate Law” attached hereto as Annex K. This description is not intended to be complete and is qualified in its entirety by reference to the NRS, the proposed Oncolytics Nevada Charter and Oncolytics Nevada Bylaws, the BCBCA and the governing documents to be adopted upon the Continuance. For a more detailed description of how the new organizational documents and Nevada law may differ from our current organizational documents and Alberta corporate law, see “Material Differences between Alberta Corporate Law and Nevada Corporate Law”. This description is not intended to be complete and is qualified in its entirety by reference to the NRS, the ABCA and our governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication.

Accounting Treatment of the Domestication (see page 28)

As a result of the Domestication, pursuant to NRS 92A.270, we will continue our existence under the NRS as a corporation incorporated in the State of Nevada. Our business, assets and liabilities and our subsidiaries, on a consolidated basis, as well as our principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, we do not believe there will be any accounting effects as a result of the Domestication.

Tax Consequences of the Domestication (see page 28)

See “Proposal No. 2 — The Domestication—Tax Consequences of the Domestication” for important information regarding tax consequences relating to the Domestication.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Shareholder Approval of Domestication

Shareholders will be asked at the Meeting to pass the Domestication Resolution (which includes, without limitation, approval of the Oncolytics Nevada Charter) authorizing the Board, in its sole discretion, to effect the Domestication.

Certain Shareholders are entitled to dissenters’ rights in connection with the Domestication pursuant to Division 2 of Part 8 of the BCBCA. See “Dissenters’ Rights” immediately below for additional information. To be adopted, the Domestication Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting.      % of outstanding shares entitled to vote are held by our directors, executive officers and their affiliates as of the record date.

If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of Oncolytics at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication following the Continuance, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote at the Meeting in favour of the Domestication Resolution. The complete text of the Domestication Resolution authorizing the Board, in its sole discretion, to effect the Domestication is set forth in “Proposal No. 2—The Domestication—Vote Required and Recommendation of the Board”.

Dissenters’ Rights

Certain Shareholders are entitled to dissenters rights in connection with the Domestication pursuant to Division 2 of Part 8 of the BCBCA, the text of which is attached to the Circular/Prospectus as Annex I. If such Shareholders wish to dissent and do so pursuant to Division 2 of Part 8 of the BCBCA, and the Board proceeds with the Domestication, such Shareholders will be entitled to be paid the fair value of the Common Shares held by them. Fair value is determined as of the close of business on the day before the Domestication is approved by the Shareholders.

Such Shareholders who wish to dissent should seek the advice of legal advisors and carefully read this Circular/Prospectus and the provisions of Division 2 of Part 8 of the BCBCA. The following description of the rights of a dissenting Shareholder in connection with the Domestication is not a comprehensive statement of the procedures to be followed by a dissenting Shareholder who seeks payment of the fair value of his, her or its Common Shares and is qualified in its entirety by the full text of Division 2 of Part 8 of the BCBCA.

If a Shareholder entitled to dissent wishes to dissent, such Shareholder must send written notice of dissent (a “Notice of Dissent”) to us two (2) days before the Meeting. The giving of a Notice of Dissent does not deprive a Shareholder of his or her right to vote at the Meeting on the Domestication Resolution. However, if a Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxy holder to vote) in favour of the Domestication Resolution, the Shareholder is not entitled to exercise a dissent right with respect to the Common Shares voted, and any Dissent Notice delivered with respect to such Common Shares will be rendered invalid. For greater certainty, a vote in favour of the Domestication Resolution will effectively cancel a Notice of Dissent and eliminate the right to dissent over the Common Shares specified in the Notice of Dissent. A Shareholder may, however, vote as a proxy for another Shareholder whose proxy required an affirmative vote without affecting his or her own right to exercise the Dissent Right. A vote against the motion to approve the Domestication Resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent.

A Shareholder who intends to exercise his, her or its dissent rights under the BCBCA in connection with the Domestication should carefully consider and comply with the provisions of Division 2 of Part 8 of the BCBCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Beneficial holders of our Common Shares who wish to dissent should be aware that only the registered owner of the Common Shares is entitled to dissent. Accordingly, a beneficial holder of Common Shares desiring to exercise his, her or its dissent rights under the BCBCA in connection with the Domestication must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Continuance is required to be received by us or, alternatively, make arrangements for the registered holder of his, her or its Common Shares to dissent on his, her or its behalf. Beneficial holders of Common Shares who wish to dissent should contact their broker or other intermediary for assistance with exercising their dissent rights under the BCBCA in connection with the Domestication.

No right of dissent or appraisal is available to a Shareholder with respect to any other matter to be considered at the Special Meeting other than the Domestication and the Continuance.

Corporate Information

Oncolytics Biotech Inc. was formed under the Business Corporations Act (Alberta) on April 2, 1998 as 779738 Alberta Ltd. On April 8, 1998, we changed our name to Oncolytics Biotech Inc.

Our principal place of business is located at 804, 322 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, telephone (403) 670-7377. Our agent for service in the U.S. is Registered Agent Solutions, Inc., 838 Walker Road Suite 21-2 Delaware 19904.

Further information regarding the Company is contained in Item 4 of our Annual Report on Form 20-F under the heading “Information on the Company,” which document is incorporated by reference in this Circular/Prospectus. See “Incorporation by Reference.”

RISK FACTORS

You should carefully consider all of the information in this Circular/Prospectus and each of the risks described below, which we believe are the principal risks that we face. Some of the risks relate to our business, others to the Continuance and the Domestication. Some risks relate principally to the securities markets and ownership of our Common Shares. The risks and uncertainties described below are not the only ones faced by us. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Circular/Prospectus, and specifically, the factors described in the section entitled “Item 3.D. Risk Factors” in our Form 20-F. Additional risks and uncertainties not presently known or that are currently deemed immaterial also may impair our business operations. If any of the following risks occur, our business, financial condition, operating results and cash flows and the trading price of our Common Shares could be materially adversely affected.

Risks Relating to the Continuance and Domestication of Oncolytics

The rights of Shareholders as they currently exist under the ABCA, and as they will exist under the BCBCA following completion of the Continuance, will be different from their rights under Nevada law, which will, in some cases, provide less protection to Shareholders following the Domestication.

Upon consummation of the Continuance, Shareholders will become Shareholders of a BCBCA corporation, and, upon consummation of the Domestication, which is subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, and subject to the discretion of the Board, Shareholders will subsequently become stockholders of a Nevada corporation. There are material differences between the ABCA, the BCBCA and the NRS and our current articles of incorporation and by-laws as an ABCA corporation, proposed Notice of Articles and Articles as a BCBCA corporation and proposed Oncolytics Nevada Charter and Oncolytics Nevada Bylaws as a Nevada corporation, as discussed hereunder.

The BCBCA provides Shareholders substantially similar rights as are available to Shareholders under the ABCA, including rights of dissent (see under the heading “Dissent Rights of Shareholders — BC”) and appraisal, and rights to bring derivative actions and oppression actions. However, there are certain differences between the two statutes and the regulations thereunder. A summary of certain differences between the ABCA and the BCBCA which we consider to be of significance to Shareholders, is discussed under the heading “Material Differences between Alberta Corporate Law and British Columbia Corporate Law” attached hereto as Annex J. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Continuance which may be of importance to them.

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders, and specifies that a company’s articles set the requirement for a special majority as two-thirds of the votes cast by Shareholders; whereas under Nevada law, a majority of shares outstanding is typically required for approval. Furthermore, Shareholders under the BCBCA are entitled to dissent with respect to a number of extraordinary corporate actions, including an amalgamation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets, whereas under Nevada law, stockholders are only entitled to appraisal rights for certain mergers or consolidations. As shown by the examples above, if the Domestication and the Oncolytics Nevada Charter are approved and the Continuance is consummated, Shareholders, in certain circumstances, may be afforded less protection under the NRS than they had under the BCBCA. For a more detailed description of how the new organizational documents and Nevada law may differ from our proposed organizational documents that would be in effect following consummation of the Continuance and British Columbia corporate law, see “Material Differences between British Columbia Corporate Law and Nevada Corporate Law” attached hereto as Annex K. For a more detailed description of how the new organizational documents and Nevada law may differ from our current organizational documents and Alberta corporate law, see “Material Differences between Alberta Corporate Law and Nevada Corporate Law”. This description is not intended to be complete and is qualified in its entirety by reference to the NRS, the ABCA and our governing documents.

Our proposed form of Oncolytics Nevada Bylaws designates certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our Shareholders, which could limit our Shareholders’ ability to obtain a favourable judicial forum for disputes with us or our directors, officers, employees or agents.

Our proposed form of Oncolytics Nevada Bylaws, which would be effective upon the consummation of the Domestication, provides that the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, the Oncolytics Nevada Charter or Oncolytics Nevada Bylaws; (4) any proceeding to interpret, apply, enforce or determine the validity of the Nevada Charter or Nevada Bylaws, (5) any internal action (as defined in NRS Section 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada, or (6) any action asserting a claim governed by the internal affairs doctrine. The Oncolytics Nevada Charter further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce any liability or duty created by the U.S. Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock following the Domestication will be deemed to have notice of, and consented to, the provisions of our proposed Oncolytics Nevada Bylaws described in this paragraph. This choice-of-forum provision may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favourable for disputes with Oncolytics Nevada or its directors, officers, employees or agents, which may discourage such lawsuits against Oncolytics Nevada and such persons. Alternatively, if a court were to find these provisions of our proposed Oncolytics Nevada Bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and operating results.

The proposed Continuance and Domestication will result in additional direct and indirect costs whether or not completed.

The Continuance and the Domestication will each result in additional direct costs to us. We will incur legal fees, accountants’ fees, filing fees, mailing expenses, taxes and financial printing expenses in connection with the Continuance and the Domestication. The Continuance and the Domestication may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.

The Continuance and the Domestication may result in adverse tax consequences for U.S. holders of Oncolytics Common Shares.

As discussed more fully under “U.S. Federal Income Tax Considerations,” it is intended that the Continuance and the Domestication (together, the “Redomiciliation Transaction”) qualify as one or more reorganizations within the meaning of Section 368(a)(l)(F) of the Code (collectively, an “F Reorganization”). However, Oncolytics has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. If the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder (as defined in “U.S. Federal Income Tax Considerations—U.S. Holders”) of Oncolytics Common Shares generally would recognize gain or loss with respect to its Oncolytics Common Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Oncolytics Nevada Common Shares received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Oncolytics Common Shares surrendered.

Assuming that the Redomiciliation Transaction qualifies as an F Reorganization, subject to the PFIC rules discussed under “U.S. Federal Income Tax Considerations—U.S. Holders—Tax Effects of the Redomiciliation Transaction to U.S. Holders—PFIC Considerations,” U.S. Holders generally will be subject to Section 367(b) of the Code. A U.S. Holder whose Oncolytics Common Shares, on the date of the Redomiciliation Transaction, have a fair market value of less than $50,000 and who, on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Oncolytics stock entitled to vote and less than 10% of the total value of all classes of Oncolytics stock generally will not recognize any gain or loss and will not be required to include any part of Oncolytics’s earnings and profits in income as a result of the Redomiciliation Transaction. A U.S. Holder whose public shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and, who on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Oncolytics stock entitled to vote and less than 10% of the total value of all classes of Oncolytics stock generally will recognize gain (but not loss) in respect of the Redomiciliation Transaction as if such U.S. Holder exchanged its Oncolytics Common Shares for Oncolytics Nevada Common Shares in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend deemed paid by Oncolytics the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the public shares held directly by such U.S. Holder. A U.S. Holder who, on the day of the Redomiciliation Transaction, beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Oncolytics stock entitled to vote or 10% or more of the total value of all classes of Oncolytics stock, generally will be required to include in income as a deemed dividend deemed paid by Oncolytics the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the Oncolytics Common Shares held directly by such U.S. Holder as a result of the Redomiciliation Transaction. Oncolytics expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. However, it is possible that, notwithstanding Oncolytics’s expectations, the amount of Oncolytics’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction. Therefore, there can be no assurance that Oncolytics indeed will have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders should consult their tax advisors for the tax consequences of the Redomiciliation Transaction to their particular situations. For a more detailed description of the U.S. federal income tax consequences associated with the Redomiciliation Transaction, see “U.S. Federal Income Tax Considerations — U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders” And “U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Effects of the Redomiciliation Transaction to Non-U.S. Holders.”

Following the Redomiciliation Transaction, non-U.S. holders of Oncolytics Common Shares will generally be subject to U.S. withholding tax up to 30% on distributions or deemed distributions treated as dividends for U.S. federal income tax purposes.

Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations — Non-U.S. Holders”) will generally become subject to withholding tax at 30% (unless reduced under any applicable United States income tax treaty) on any distributions or deemed distributions treated as dividends for U.S. federal income tax purposes paid on Oncolytics Nevada Common Shares after the Redomiciliation Transaction.

The amount of corporate tax payable by Oncolytics will be affected by the value of our property on the date of the Domestication.

For Canadian tax purposes, we will be deemed to have a year end immediately prior to the Domestication and will also be deemed to have sold all of our property and received the fair market value for those properties. We do not expect that we will be subject to any Canadian taxation on this deemed disposition. However, we will be subject to an additional corporate emigration tax equal to 5% of the amount by which the fair market value of our property, net of liabilities, exceeds the paid-up capital of our issued and outstanding shares. We have completed certain calculations of our tax accounts with the assistance of professional advisors, and assuming the fair market value of our property reflects the market price of our Common Shares, a price of $      per Common Share as at            , 2025 and that the exchange rate of the Canadian dollar to the U.S. dollar is $      equals US$1.00 as at            , 2025, the Domestication would not result in the imposition of any corporate emigration tax.4 That said, we may be subject to the corporate emigration tax if the price of our Common Shares increases or the exchange rate were to change significantly. Further, it is possible that the Canadian federal tax authorities may not accept our valuations or calculations of our tax accounts, which may result in additional taxes payable as a result of the Domestication. As is customary, when a Canadian federal tax liability depends largely on factual matters, we have not applied to the Canadian federal tax authorities for a ruling on such matters and do not intend to do so.

3 NTD: To be revised.

4 NTD: Dollar amounts to be confirmed. ONCY financial advisors to confirm that no tax is expected to be paid on the deemed disposition and that no emigration tax is expected to be paid.

Risks Relating to our Business

You should read and consider the risk factors specific to our business that will continue to affect us after the effectiveness of the Continuance and the Domestication. These risks are described in the sections entitled “Item 3.D. Risk Factors” in our Form 20-F, which is incorporated by reference into this Circular/Prospectus, and in other documents that are incorporated by reference into this Circular/Prospectus.

INFORMATION ABOUT THE SPECIAL MEETING OF ONCOLYTICS SHAREHOLDERS

To the knowledge of the Board and management of Oncolytics, the only matters to be brought before the Meeting are those set out in the Notice of Special Meeting of Shareholders and more particularly detailed below.

Proposal No. 1: The Continuance

The Board believes it to be in Oncolytics’ best interests to have discretion to implement the Continuance, in order to change the jurisdiction of incorporation of Oncolytics from the Province of Alberta to the Province of British Columbia pursuant to Section 189 of the ABCA and Section 303 of the BCBCA. Shareholders are being asked to consider and, if thought fit, to pass the Continuance Resolution, with or without variation, approving the Continuance, subject to and conditional upon the approval of the Domestication Resolution, and authorizing the Board, in its sole discretion, to determine whether to implement the Continuance, and if the Board so determines to proceed therewith, to implement the Continuance, which process includes applying for authorization for continuation with the Alberta Registrar of Corporations and filing the Continuation Application, to which the Notice of Articles are attached, and any other necessary documentation with the Registrar appointed under the BCBCA. Approval of the Continuance Resolution includes the approval of the Continuance and adoption of the Continuation Application containing the Notice of Articles and Articles, attached to this Circular/Prospectus as Annex B and Annex E, respectively. The full text of the Continuance Resolution is attached to this Circular/Prospectus as Annex A.

If the Continuance Resolution is approved by the Shareholders, the Continuance would only be implemented upon a determination by the Board that it is in the best interests of Oncolytics at that time and will be subject to and conditional upon the approval of the Domestication Resolution. In connection with any determination to implement the Continuance, the Board will set the timing for such Continuance. Although it is the current intention of the Board to proceed with the Continuance prior to the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Continuance.

If the Continuance Resolution is approved by the Shareholders, and the Board so determines to proceed with the Continuance, the Continuance will be effective on the date set forth in the Certificate of Continuation issued by the Registrar appointed under the BCBCA. Thereafter, we will be subject to the BCBCA.

Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR Proposal No. 1, the Continuance Resolution.

Proposal No. 2: The Domestication

The Board believes it to be in Oncolytics’ best interests to have discretion to implement the Domestication (including, without limitation, approving the Oncolytics Nevada Charter), subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, in order to change the jurisdiction of incorporation of Oncolytics from the Province of British Columbia to the State of Nevada pursuant to a “continuation out” effected in accordance with Section 308 of the BCBCA and a “domestication” under NRS 92A.270. Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution, with or without variation, approving the Domestication and authorizing the Board, in its sole discretion, to determine whether to implement the Domestication (including, without limitation, the Oncolytics Nevada Charter), and if the Board so determines to proceed therewith, to implement the Domestication, which process includes filing the Articles of Domestication and the Oncolytics Nevada Charter with the Nevada Secretary of State as the continuing entity incorporated under the NRS. Approval of the Domestication Resolution includes the approval of the Domestication and approval of the Oncolytics Nevada Charter. The full text of the Domestication Resolution is attached to this Circular/Prospectus as Annex C.

If the Domestication Resolution is approved by the Shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interests of Oncolytics at that time, subject to and conditional upon the approval of the Continuance Resolution and the prior completion of the Continuance as contemplated by the Continuance Resolution and receipt by Oncolytics of the Certificate of Continuation. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication Resolution is approved by the Shareholders and the Board so determines to proceed with the Domestication following completion of the Continuance, the Domestication will be effective on the date the Articles of Domestication and the Oncolytics Nevada Charter are filed with the office of the Nevada Secretary of State or such later date (within 90 days of the date of filing) as provided in the Articles of Domestication and the Oncolytics Nevada Charter. Thereafter, we will be subject to the Oncolytics Nevada Charter filed in Nevada.

Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR Proposal No. 2, the Domestication.

Proposal No. 3: The 2025 Plan

In connection with the Domestication, the Board believes it to be in Oncolytics’ best interests to approve the Oncolytics Biotech Inc. 2025 Incentive Award Plan (the “2025 Plan”), which is intended to align our equity compensation plan with rules and market practices applicable to U.S. public companies in our industry. If the 2025 Plan is approved, we will cease granting awards under the Option Plan and the Amended and Restated Incentive Share Award Plan (the “2023 Plan” and together with the Option Plan, the “Prior Plans”), but any awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan.

Our success is highly dependent on our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company. The purpose of the 2025 Plan is to attract, retain and motivate these individuals with equity-based compensatory opportunities that will align their interests with those of our shareholders by giving them the perspective of an owner with an equity stake in the Company. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes. The full text of the 2025 Plan is attached to this Circular/Prospectus as Annex F, and the material features of the 2025 Plan are summarized below in the section entitled “Proposal No. 3 — The 2025 Plan.”

If the 2025 Plan is approved by the Shareholders, it will become effective upon effectiveness of the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication. If the Board determines, in its sole discretion, not to proceed with the Domestication, the 2025 Plan will not become effective.

Where you submit a properly executed form of proxy, but do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed form of proxy intend to cast the votes represented by proxy at the Meeting FOR Proposal No. 3, the 2025 Plan.

Other Business

We will consider any other business that may properly come before the Meeting. As of the date of this Circular/Prospectus, we are not aware of any changes to the items above or any other business to be considered at the Meeting. If there are changes or new items, your proxyholder can vote your Common Shares on these items as he or she sees fit. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote in respect of those matters in accordance with their best judgment.

Other Information

The Company is authorized to issue an unlimited number of Common Shares. As at the Record Date, there were ● Common Shares issued and outstanding. At the Meeting, every Shareholder present in person or represented by proxy and entitled to vote shall have one vote. On a poll or ballot, every Shareholder present in person or by proxy has one vote for each Common Share of which such Shareholder is the registered holder. The Common Shares are listed on Nasdaq under the symbol “ONCY”. Our Common Shares will continue to be listed on Nasdaq under their existing trading symbol, including following the effectiveness of the Domestication.

Only Shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

At the Meeting, a quorum shall consist of two persons present in person holding or representing by proxy not less than 5% of the votes attached to all outstanding Common Shares. If a quorum is not present at the Meeting within one half hour after the time fixed for the holding of the Meeting, it shall stand adjourned to such day being not less than 21 days later and to such place and time as may be determined by the Chairman of the Meeting. At the Meeting, the Shareholders present either in person or by proxy shall form a quorum.

The approval of the 2025 Plan will be determined by a majority of votes cast at the Meeting by proxy or in person. The Continuance and the Domestication will each require approval by the affirmative vote of not less than two-thirds of the votes cast at the Meeting by proxy or in person. Our Board has reserved the right, in its sole discretion, to terminate or abandon the Continuance or the Domestication at any time prior to their effectiveness, notwithstanding Shareholder approval.

If your Common Shares are registered in your name and you abstain from voting on any of the proposals set forth in this Circular/Prospectus, your abstention will not have any effect on the outcome of the vote for such proposal. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on any of the proposals set forth in this Circular/Prospectus, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of the proposals set forth in this Circular/Prospectus.

PROPOSAL NO. 1 — THE CONTINUANCE

General

We are currently governed by the ABCA. At the Meeting, the Shareholders will be asked to consider and, if thought advisable, pass the Continuance Resolution in the form set out below and attached to this Circular/Prospectus as Annex A, authorizing the Board, in its sole discretion, to file the Continuation Application containing the Notice of Articles of Oncolytics which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance.

Continuance into BCBCA

We intend to apply to the Alberta Registrar of Corporations under the ABCA for permission to continue from the Province of Alberta under the ABCA to the Province of British Columbia pursuant to Section 189 of the ABCA and Section 303 of the BCBCA. A corporation subject to the ABCA may, if authorized by a special resolution of shareholders of the Company and the Alberta Registrar of Corporations under the ABCA, apply under the BCBCA for a Certificate of Continuation under the BCBCA.

On the date shown on the Certificate of Continuation, we will cease to be governed by the ABCA and become a company in the Province of British Columbia as if we had been incorporated under the BCBCA. The certified Notice of Articles will function as our articles of incorporation and contain essentially the same terms as our current articles of incorporation.

The Continuance will not create a new legal entity, nor will it prejudice or affect the continuity of Oncolytics. Once continued, we will remain a legal person, retain our rights and obligations as such, and remain a party to any judicial or administrative proceeding to which we are a party. Our authorized capital will remain unchanged. The Continuance and the adoption of the certified Notice of Articles and Articles will not result in any substantive changes to our constitution, powers or management, except as otherwise described herein. The Continuance is not expected to have any material business or tax consequences on our business.

Regulatory Approvals for the Continuance; Canadian Securities Laws and Stock Exchange Implications

Should the Shareholders approve the Continuance Resolution at the Meeting and the Board determines to proceed with the Continuance, we anticipate that we will file the Continuation Application containing the Notice of Articles of Oncolytics which comply with the provisions of the BCBCA and any other necessary documentation with the Registrar appointed under the BCBCA as required in connection with the Continuance. We will be continued under the jurisdiction of the Province of British Columbia on the effective date of the Certificate of Continuance.

The Continuance will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share of Oncolytics after our corporate existence is continued from the Province of Alberta under the ABCA to the Province of British Columbia under the BCBCA. Following the completion of the Continuance, the Common Shares will continue to be listed on Nasdaq under the symbol “ONCY”. We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.

Effects of the Continuance

Upon the Continuance, the ABCA will cease to apply to us and we will thereupon become subject to the BCBCA, as if we had been originally incorporated as a company in the Province of British Columbia. The Continuance will not create a new legal entity, affect our continuity or result in a change in our business. The persons named as directors in the Continuation Application (who are also our current directors) will continue to constitute the Board upon the Continuance becoming effective.

The Continuance will not interrupt our corporate existence or operations or the trading markets of our Common Shares. Each outstanding Common Share at the time of the Continuance will remain issued and outstanding as a Common Share after our corporate existence is continued from the Province of Alberta under the ABCA to the Province of British Columbia under the BCBCA. Our Common Shares will continue to be listed on Nasdaq under the trading symbol “ONCY”.

We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by each securities regulatory authority in Canada and the United States, including the SEC. In addition, we will continue to file periodic reports with the SEC pursuant to the U.S. Exchange Act.

As of the effective date of the Continuance, our current constating documents, articles of incorporation and by-laws under the ABCA will be replaced with the Notice of Articles and Articles in accordance with the BCBCA. The Articles have been approved by the Board and are attached hereto as Annex E.

Principal Reasons for the Continuance

The Domestication is the key reason for our proposal of the Continuance. Since the Domestication contemplates a change in our jurisdiction from the Province of British Columbia to the State of Nevada in the United States, the Board first intends to continue us from the Province of Alberta to the Province of British Columbia in order to be able to effect the Domestication if it so determines to proceed with the Domestication. For further background on the reasons for the Domestication, see “Summary of the Domestication—Principal Reasons for the Domestication”. The Board intends to effect the Continuance if the Domestication Resolution is approved by Shareholders at the Meeting.

Summary Comparison of Shareholder Rights

The BCBCA provides shareholders substantially similar rights as are available to shareholders under the ABCA, including rights of dissent (see under the heading “Dissent Rights of Shareholders — BC”) and appraisal, and rights to bring derivative actions and oppression actions. However, there are certain differences between the two statutes and the regulations thereunder. A summary of certain differences between the ABCA and the BCBCA which our management considers to be of significance to Shareholders, is discussed under the heading “Material Differences between Alberta Corporate Law and British Columbia Corporate Law” attached hereto as Annex J. This summary is not an exhaustive review of the two statutes. Reference should be made to the full text of both statutes and the regulations thereunder for particulars of any differences between them, and Shareholders should consult their legal or other professional advisors with regard to the implications of the Continuance which may be of importance to them.

Dissent Rights of Shareholders — Alberta

Registered Shareholders may, subject to compliance with certain conditions, dissent from the Continuance Resolution and, subject to the Continuance becoming effective, be entitled to be paid the fair value for their Common Shares in accordance with Section 191(3) of the ABCA (the “ABCA Dissent Rights”). Registered Shareholders who wish to dissent (the “Dissenting Shareholders”) should seek the advice of legal advisors and carefully read this Circular/Prospectus and the provisions of Section 191 of the ABCA. The following description of the rights of a Dissenting Shareholder in connection with the Continuance is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of his, her or its Common Shares, and is qualified in its entirety by the full texts of Section 191 of the ABCA. The full text of Section 191 of the ABCA addressing dissenters’ rights in connection with the Continuance is attached to this Circular/Prospectus as Annex J.

A Shareholder who intends to exercise his, her or its ABCA Dissent Rights should carefully consider and comply with the provisions of Section 191 of the ABCA. Failure to comply with the provisions of those sections and to adhere to the procedures established therein may result in the loss of all rights thereunder. Non-registered beneficial owners of the Common Shares who wish to dissent should be aware that only the registered owners of Common Shares are entitled to dissent. Accordingly, a non-registered beneficial owner of the Common Shares desiring to exercise his, her or its ABCA Dissent Rights must make arrangements for the Common Shares beneficially owned by him, her or it to be registered in his, her or its name prior to the time the written objection to the Continuance Resolution or the Domestication Resolution is required to be received by us or, alternatively, make arrangements for the registered Shareholder of his, her or its Common Shares to dissent on his, her or its behalf. Non-registered beneficial owners of the Common Shares who wish to dissent should contact their broker or other intermediary for assistance with exercising their ABCA Dissent Rights under the ABCA.

A registered Shareholder who wishes to dissent shall send a written objection notice (a “Dissent Notice”) to the Continuance Resolution in compliance with Section 191(5)(a) of the ABCA by mail to the address or by email to the email address below, no later than            ,            , 2025 at      a.m. (Calgary Time) or in the case of any adjournment or postponement, the day that is two business day immediately preceding the date of the Meeting so adjourned or postponed, or shall inform the Chair of the Meeting of such dissent prior to the closing of the Meeting. The Dissent Notice must set out the number of Common Shares in respect of which the dissent rights are being exercised (the “Notice Shares”) and: (a) if such Common Shares constitute all of the Common Shares of which the Dissenting Shareholder is the registered and beneficial owner and the Dissenting Shareholder owns no other Common Shares beneficially, a statement to that effect; (b) if such Common Shares constitute all of the Common Shares of which the registered Shareholder is both the registered and beneficial owner, but the registered Shareholder beneficially owns additional Common Shares, a statement to that effect and the names of the registered Shareholders of those other Common Shares, the number of Common Shares held by each such registered Shareholder and a statement that written notices of dissent are being or have been sent with respect to such other Common Shares; or (c) if the dissent rights are being exercised by a registered Shareholder who is not the beneficial shareholder, a statement to that effect and the name and address of the beneficial shareholder and a statement that the registered Shareholder is dissenting with respect to all Common Shares of the beneficial owner of the Common Shares registered in such registered holder’s name.

ONCOLYTICS BIOTECH INC.

322 11th Avenue SW, Suite 804

Calgary, Alberta T2R 0C5
Attention:
Email:

with a copy (which shall not constitute notice) to:

STIKEMAN ELLIOTT LLP

199 Bay Street

Suite 5300, Commerce Court West

Toronto, Ontario, M5L 1B9
Attention: Jeff Hershenfield

Email: jhershenfield@stikeman.com

The execution or exercise of a proxy vote against the Continuance Resolution does not constitute a written objection for the purposes of section 191(5) of the ABCA. The ABCA does not provide for partial dissent and, accordingly, a registered Shareholder may only dissent with respect to all of the Common Shares held by it or on behalf of any one beneficial owner whose shares are registered in its name.

Oncolytics and the Dissenting Shareholder may agree on the payout value of the Notice Shares; otherwise, either party may apply to the Court of King’s Bench of Alberta (the “Alberta Court”) to determine the fair value of the Notice Shares. There is no obligation on Oncolytics to make an application to the Alberta Court. If such Dissenting Shareholder does not reach an agreement with Oncolytics, such Dissenting Shareholder, or Oncolytics, may apply to the Alberta Court, and the Alberta Court may:

(a)	determine the fair value of the Notice Shares;

(b)	join as party the application of each Dissenting Shareholder who has not agreed with us on the amount of the fair value of the Notice Shares; and

(c)	make consequential orders and give directions as the Alberta Court considers appropriate.

After a determination of the payout value of the Notice Shares, the Dissenting Shareholder must then promptly be paid that amount. Dissenting Shareholders will not have any right other than those granted under the ABCA to have their Common Shares appraised or to receive the fair value thereof in connection with the Domestication.

The right of a Dissenting Shareholder to dissent with respect to Notice Shares terminates if, before payment is made to the Dissenting Shareholder of the full amount of money to which the dissenter is entitled for the Notice Shares, any of the following events occur: (i) the corporate action or arrangement approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the dissent notice was sent is abandoned; (ii) the resolution in respect of which the dissent notice was sent does not pass, or is revoked before the corporate action approved or authorized by that resolution is taken; (iii) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the dissent notice was sent; (iv) the dissent notice is withdrawn with the written consent of the company; or (v) the Alberta Court determines that the Dissenting Shareholder is not entitled to dissent under the ABCA.

A Dissenting Shareholder is not required to vote against the Domestication Resolution in order to dissent. However, the right of a Dissenting Shareholder to dissent with respect to Notice Shares will also terminate if that Dissenting Shareholder votes in favour of the Continuance Resolution.

Information Concerning Oncolytics

General

Corporate Overview

Oncolytics Biotech Inc. was incorporated pursuant to the ABCA on April 2, 1998 as 779738 Alberta Ltd. On April 8, 1998, we amended our articles of incorporation and changed our name to Oncolytics Biotech Inc. On July 29, 1999, we amended our articles by removing the private company restrictions included therein and subdivided the 2,222,222 common shares issued and outstanding into 6,750,000 common shares. On May 22, 2018, we amended our articles to effect a consolidation of the common shares on the basis of 9.5 preconsolidation common shares for each one post-consolidation common share.

Oncolytics is a public company trading on Nasdaq under the ticker symbol “ONCY”. The head office and principal place of business of Oncolytics is located at Suite 804, 322 — 11th Avenue S.W., Calgary, Alberta T2R 0C5, our registered office is located at 4000, 421 — 7th Avenue S.W., Calgary, Alberta, T2P 4K9 and our telephone number is (403) 670-7377. Our website address is www.oncolyticsbiotech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this Circular/Prospectus or the registration statement of which it forms a part. We have included our website address in this circular/prospectus solely for informational purposes. Our agent for service of process in the United States is Jared Kelly.

Business of Oncolytics

We are a clinical-stage biopharmaceutical company developing pelareorep, a well-tolerated intravenously delivered immunotherapeutic agent that activates the innate and adaptive immune systems and weakens tumor defense mechanisms. This improves the ability of the immune system to fight cancer, making tumors more susceptible to a broad range of oncology treatments.

Pelareorep is a proprietary isolate of reovirus, a naturally occurring, non-pathogenic dsRNA virus commonly found in environmental waters. Pelareorep has shown promising results in creating a more immunologically favorable TME, which in turn makes the tumor more susceptible to various treatment combinations. These treatments include chemotherapies, checkpoint inhibitors, and other immuno-oncology approaches such as CAR T therapies, bispecific antibodies, and CDK4/6 inhibitors. Pelareorep induces a new army of tumor-reactive T cells, helps these cells to infiltrate the tumor through an inflammatory process, and promotes the overexpression of PD-1/PD-L1. By priming the immune system with pelareorep, we believe we can improve clinical outcomes for gastrointestinal cancer patients, where immunotherapies have failed or provided limited benefit. Our current focus within gastrointestinal cancers is first-line metastatic PDAC, second-line KRAS-mutant mCRC, and second-line SCAC. Pelareorep has generated clinical data that exceeds historical benchmarks when combined with multiple standard-of-care treatments. We plan to align with regulators on the optimal path to registration for pelareorep in each indication.

We have not been profitable since our inception and expect to continue to incur substantial losses as we continue research and development efforts. We do not expect to generate significant revenues until and unless pelareorep becomes commercially viable. As a clinical-stage drug development company, we consistently discuss and pursue potential partnerships, licensing agreements and other strategic transactions with third parties. Due to the capital intensive nature of early stage drug development, we continuously analyze our available cash and projected operating costs to determine whether to seek additional funds via the capital markets. To date, we have funded our operations mainly through the issuance of additional capital via public offerings, equity distribution arrangements, and through the exercise of warrants and stock options. There can be no assurance that we will be able to raise additional funds through the sale of our common shares.

Auditor, Registrar And Transfer Agent

Ernst & Young LLP is the auditor of Oncolytics. TSX Trust Company is the registrar and transfer agent for the Oncolytics shares at its principal offices located in Toronto, Ontario.

Dividends

Oncolytics has not declared or paid dividends since incorporation.

Prior Sales

Common Shares

During the 12-month period prior to the date of this Circular/Prospectus, the Company has issued:

(a)	an aggregate of 15,254,978 Common Shares pursuant to an equity distribution agreement and a prospectus supplement dated August 2, 2024 to a base shelf prospectus dated July 19, 2024 (the “2024 Prospectus”), at prices ranging from US$0.42 to US$1.22 per Common Share, with the weighted average price being US$0.78 per Common Share;

(b)	an aggregate of 6,650,000 Common Shares pursuant to a purchase agreement between the Company and Alumni Capital LP and a prospectus supplement dated April 10, 2025 to the 2024 Prospectus, at prices ranging from US$0.33 to US$0.51 per Common Share, with the weighted average price being US$0.35 per Common Share (and the Company also issued 912,152 commitment shares);

(c)	an aggregate of 3,241,405 Common Shares issued to consultants for services rendered; and

(d)	an aggregate of 1,653,110 Common Shares on the vesting of restricted share awards granted pursuant to the Company’s amended and restated incentive share award plan.

Options

During the twelve-month period preceding the date of this Circular/Prospectus, the Company granted options exercisable for an aggregate of 6,665,696 Common Shares. The particulars of such grants are set forth in the following table:

Date of Grant	Number of Options Granted	Exercise Price	Expiry Date
October 14, 2024	80,000	C$1.71	October 14, 2029
November 26, 2024	45,000	C$1.31	November 26, 2029
December 18, 2024	1,581,800	C$1.13	December 18, 2029
August 15, 2025	4,958,896	US$1.08	August 15, 2030

Restricted Share Units

During the twelve-month period preceding the date of this Circular/Prospectus, the Company granted awards of restricted share units (“RSUs”) that entitle the holders thereof to receive, upon vesting, an aggregate of 402,108 Common Shares. The particulars of such grants are set forth in the following table:

Date of Grant	Number of RSUs Granted	Vesting Date
December 1, 2024	64,004	December 1, 2026
December 18, 2024	198,000	December 18, 2025, 2026, 2027(1)
January 1, 2025	10,666	January 1, 2027
February 1, 2025	10,666	February 1, 2027
March 31, 2025	86,774	March 31, 2027
April 1, 2025	10,666	April 1, 2027
May 1, 2025	10,666	May 1, 2027
June 1, 2025	10,666	June 1, 2027

Note:

(1) The RSUs vest as to 1/3 on each of the first, second, and third anniversaries of the grant date.

Inducement Grants

During the twelve-month period preceding the date of this Circular/Prospectus, as a material inducement to his commencing employment as Chief Executive Officer, and in accordance with Nasdaq Listing Rule 5635(c)(4), the Company granted Jared Kelly an option to purchase 4,750,000 Common Shares with an exercise price of $0.57. The option has a term of five years from June 11, 2025 and becomes exercisable as to 2,850,000 Common Shares in three annual installments based on Mr. Jared Kelly’s continued service and as to 1,900,000 Common Shares based on the achievement of performance-based vesting conditions. Mr. Kelly was also granted an award of RSUs that entitles him to receive a number of Common Shares equal to 2% of the Company’s then outstanding Common Shares upon the Company entering into a definitive agreement for certain transactions providing for the acquisition of the Company or the exclusive license of pelareorep.

During the twelve-month period preceding the date of this Circular/Prospectus, as a material inducement to his commencing employment as Chief Business Officer, and in accordance with Nasdaq Listing Rule 5635(c)(4), the Company granted Andrew Aromando an option to purchase 750,000 Common Shares with an exercise price of $0.93. The option has a term of 5 years from June 25, 2025. Mr. Aromando was also granted an award of 500,000 RSUs that vest upon the Company entering into a definitive agreement for certain transactions providing for the acquisition of the Company or the exclusive license of pelareorep.

Market Price and Trading Volume of Oncolytics Shares

The Oncolytics Shares are listed on the NASDAQ under the symbol “ONCY”.

The following table sets out the market price ranges and trading volumes on the NASDAQ on a monthly basis for a period from November, 2024 to November, 2025:

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)	Volume
November 2024
December 2024
January 2025
February 2025
March 2025
April 2025
May 2025
June 2025
July 2025
August 2025
September 2025
October 2025
November 2025 (through November )

The following table sets out the market price ranges and trading volumes on the TSX on a monthly basis for a period from November, 2024 to August 22, 2025, when the Common Shares were delisted from the TSX:

Month	High Price ($)	Low Price ($)	Closing Price ($)	Volume
November 2024
December 2024
January 2025
February 2025
March 2025
April 2025
May 2025
June 2025
July 2025
August 2025 (through August 22, 2025)

Information Concerning Oncolytics following the Continuance and prior to the Domestication

Following the Continuance and prior to the Domestication, Oncolytics will be subject to the BCBCA as if it had been originally incorporated as a company in the Province of British Columbia. The Continuance will not create a new legal entity, affect the continuity of Oncolytics or result in a change in the business.

Vote Required and Recommendation of the Board

At the Meeting, Shareholders will be asked to consider and, if thought advisable, approve, with or without variation, the Continuance Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, as a special resolution to approve the Continuance. Please refer to Annex A for the text of the Continuance Resolution to be voted on at the Meeting.

Subject to and conditional upon the approval of the Domestication Resolution, to be adopted, the Continuance Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.

THE BOARD BELIEVES THAT THE APPROVAL OF THE CONTINUANCE RESOLUTION IS IN THE BEST INTERESTS OF ONCOLYTICS AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPROVAL OF THE CONTINUANCE RESOLUTION.

The voting rights pertaining to Common Shares represented by duly executed proxies in favour of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the Continuance Resolution.

Please take notice that even if the Continuance Resolution is approved, it provides that the Board may revoke such Continuance Resolution before the issuance of the certificate of continuation without the approval of the Shareholders.

Please take further notice that even if the Continuance Resolution is approved, the Continuance Resolution shall be revoked and the Continuance shall not be effected in the event that the requisite majority of Shareholders does not approve the Domestication Resolution or the Board revokes or abandons the Domestication Resolution or the Domestication.

PROPOSAL NO. 2 — THE DOMESTICATION

General

Subject to and conditional upon the approval by the Shareholders of the Continuance Resolution, the Board believes it to be in our best interests to have discretion to change our jurisdiction from the Province of British Columbia to the State of Nevada in the United States pursuant to a “continuation out” effected in accordance with Section 308 of the BCBCA and a “domestication” under NRS 92A.270. The Shareholders are being asked to consider and, if thought fit, to pass the Domestication Resolution in the form set out below and attached to this Circular/Prospectus as Annex C, authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed with the Domestication, to implement the Domestication and file the Articles of Domestication and the Oncolytics Nevada Charter, subject to and conditional upon the approval by the Shareholders of the Continuance Resolution and our receipt of the Certificate of Continuation from the Registrar appointed under the BCBCA.

If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders at the Meeting, the Domestication would only be implemented upon a determination by the Board that it is in our best interests at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders at the Meeting and the Board so determines to proceed with the Domestication following completion of the Continuance, the Domestication will be effective on the date the Articles of Domestication and the Oncolytics Nevada Charter are filed with the office of the Nevada Secretary of State or such later date (within 90 days of the date of filing) as provided in the Articles of Domestication and the Oncolytics Nevada Charter. Thereafter, we will be subject to the Oncolytics Nevada Charter filed in Nevada. Proposed forms of the Articles of Domestication, the Oncolytics Nevada Charter, and Oncolytics Nevada Bylaws are set out in Annexes D, E and I, respectively, to this Circular/Prospectus. We will cease to be a company governed by the BCBCA as of the date Oncolytics continues into the State of Nevada, which is expected to be on the date set forth in the Articles of Domestication and the Oncolytics Nevada Charter, as filed with the office of the Secretary of State of the State of Nevada.

Principal Reasons for the Domestication

The Domestication is intended to reduce the regulatory burden and cost of being subject to the laws and regulations of both the United States and Canada and to facilitate stockholder value creation over the long term by, among other things, reducing our operating costs and enabling us to compete effectively in raising the capital necessary for us to continue to implement our strategic plan. In addition, our operations are located in the United States and a large percentage of our Shareholders are located in the United States. We chose the State of Nevada to be our domicile principally because the NRS expressly accommodates a continuance authorized by the BCBCA.

We also chose the State of Nevada because of the substantial body of case law that has evolved over the years interpreting various provisions of the NRS and the more favourable corporate environment afforded by Nevada. For many years, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted, construed and implemented comprehensive, flexible corporate laws and corporate governance responsive to the legal and business needs of corporations organized under its laws. We considered Nevada’s statute-focused approach to corporate law and other merits of Nevada law and determined that Nevada’s approach to corporate law is likely to foster more predictability than Delaware’s approach. Among other things, the Nevada statutes codify the fiduciary duties of directors and officers, which decreases reliance on judicial interpretation and promotes stability and certainty for corporate decision-making. We also considered the increasingly litigious environment in Delaware, which has engendered less meritorious and costly litigation and has the potential to cause unnecessary distraction to the Company’s directors and management team and potential delay in the Company’s response to the evolving business environment. We believe that a more predictable legal environment will better permit the Company to respond to emerging business trends and conditions as needed.

In considering its recommendation in favour of the domestication, the Board weighed the potential Canadian income tax liability to us arising from this transaction. See the sections entitled “U.S. Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.” For the reasons set forth above, the Board believes that the estimated benefits of Domestication currently outweigh any potential detriments, which we do not consider to be material, resulting from the Domestication.

Effects of Change of Jurisdiction

The Domestication will not interrupt our corporate existence or operations or the trading market of our Common Shares. If the Domestication and the Oncolytics Nevada Charter are approved by the Shareholders and the Board determines to proceed with the Domestication following completion of the Continuance, the Domestication will change our jurisdiction from the Province of British Columbia to the State of Nevada in the U.S. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Oncolytics Nevada common stock after our corporate existence is continued from British Columbia under the BCBCA and domesticated in Nevada under the NRS.

While the rights and privileges of stockholders of a Nevada corporation are, in many instances, comparable to those of shareholders of a BCBCA corporation, there are certain differences. In addition, in connection with the Domestication, we will be governed by a newly adopted Oncolytics Nevada Charter and Oncolytics Nevada Bylaws, which are different from our current organizational documents. For a more detailed description of how the new organizational documents and Nevada law may differ from our BCBCA-governed organizational documents and British Columbia corporate law under the BCBCA, see “Material Differences between British Columbia Corporate Law and Nevada Corporate Law” attached hereto as Annex K. For a more detailed description of how the new organizational documents and Nevada law may differ from our current organizational documents and Alberta corporate law, see “Material Differences between Alberta Corporate Law and Nevada Corporate Law”. This description is not intended to be complete and is qualified in its entirety by reference to the NRS, the BCBCA, the ABCA and our current and proposed governing documents. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication.

Shareholder Approval

The Domestication is subject to various conditions, including approval of the Domestication Resolution authorizing the Domestication, in the form set out below under the heading “Vote Required and Recommendation of the Board”. Under the BCBCA and the Articles to be adopted on the Continuance, the change of jurisdiction requires affirmative votes, whether in person or by proxy, of at least two-thirds of the votes cast by the holders of the Common Shares at the Meeting present in person or by proxy. Assuming we receive the requisite Shareholder approval for the Domestication and the Oncolytics Nevada Charter, the Board will retain the right to terminate or abandon the Domestication if it determines that consummating the Domestication would be inadvisable or not in our best interests, or if all of the respective conditions to consummation of the Domestication have not occurred. There are no time limits on the duration of the authorization resulting from a favourable Shareholder vote.

Regulatory Approvals for the Domestication; Canadian and U.S. Securities Laws and Stock Exchange Implications

Should the Shareholders approve the Domestication Resolution at the Meeting and the Board so determines to proceed with the Domestication, we anticipate that we will file with the Secretary of State of the State of Nevada the Articles of Domestication and the Oncolytics Nevada Charter pursuant to Section 92A.270 of the NRS, and that we will be domesticated in Nevada on the effective date of such filings. The change of jurisdiction is further subject to the authorization of the Registrar appointed under the BCBCA.

The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Oncolytics Nevada common stock after our corporate existence is continued out of British Columbia under the BCBCA and domesticated in Nevada under the NRS.

Following the completion of the Domestication, the Oncolytics Nevada common stock will continue to be listed on Nasdaq under the symbol “ONCY”. We will continue to be subject to the rules and regulations of Nasdaq and the obligations imposed by the securities regulatory authority in the United States and, to the extent applicable, in Canada. We will continue to file periodic reports with applicable securities regulatory bodies.

Executive Officers and Directors

The Board currently consists of eight members, Patricia Andrews, Deborah Brown, Angela Holtham, Jared Kelly, James Parsons, Wayne Pisano, Jonathan Rigby, and Bernd Seizinger. The Board will consist of the same eight individuals immediately following the Domestication. Immediately following the Domestication, our executive officers will also be unchanged. Our executive officers currently include Jared Kelly – Chief Executive Officer, Kirk Look – Chief Financial Officer, Dr. Thomas Heineman – Chief Medical Officer, Allison Hagerman – Vice President of Product Development, and Andrew Aromando – Chief Business Officer.

Treatment of the Outstanding Capital Stock and Options

Each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a share of Oncolytics Nevada common stock after the Domestication. Holders of outstanding options to purchase Common Shares, and restricted share units that settle into Common Shares, will continue to hold the same securities, which will remain exercisable for or able to be settled into an equivalent number of shares of Oncolytics Nevada common stock after the Domestication, for the equivalent exercise price per share, without any action by the holder.

Business, Location, Fiscal Year and Employee Plans

The Domestication will effect a change in our jurisdiction and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Circular/Prospectus. Our business, assets and liabilities, as well as our fiscal year, will be the same upon the effectiveness of the Domestication as they are prior to the Domestication. Upon effectiveness of the Domestication, all our obligations will continue as outstanding and enforceable obligations. Our employee benefit plans and agreements will be continued upon the effectiveness of the Domestication.

Dissent Rights of Shareholders — BC

The following description of the right to dissent and appraisal to which Shareholders are entitled in connection with the Domestication (the “BCBCA Dissent Rights”) is not a comprehensive statement of the procedures to be followed by a Shareholder and is qualified in its entirety by reference to the provisions of Division 2 of Part 8 of the BCBCA (the “BCBCA Dissent Provisions”), which are attached to this Circular as Annex I.

A Shareholder that fully complies with the BCBCA Dissent Provisions (a “Dissenter”) has the right to be paid the fair value of the Dissenter’s Notice Shares (as defined below). A Shareholder who intends to exercise its BCBCA Dissent Rights should carefully consider and comply with the provisions of the BCBCA. Failure to strictly comply with these provisions, and to adhere to the procedures established therein, may result in the loss of all rights thereunder.

Persons who are non-registered Shareholders who wish to dissent should be aware that only registered Shareholders are entitled to dissent. A registered Shareholder, such as an intermediary, who holds Common Shares as a nominee for non-registered Shareholders, some of whom wish to dissent, must exercise Dissent Rights on behalf of any non-registered Shareholders who wish to dissent with respect to the Common Shares held for such non-registered Shareholders. In such case, the Notice of Dissent (as defined below) should set forth the number of Common Shares it covers.

A registered Shareholder must give written notice of his or her dissent (a “Notice of Dissent”) to the Company by depositing such Notice of Dissent with the Company, or mailing it to the Company or sending it by email to the Company at the following address:

ONCOLYTICS BIOTECH INC.

322 11th Avenue SW, Suite 804

Calgary, Alberta T2R 0C5
Attention:
Email:

with a copy (which shall not constitute notice) to:

STIKEMAN ELLIOTT LLP

199 Bay Street

Suite 5300, Commerce Court West

Toronto, Ontario, M5L 1B9
Attention: Jeff Hershenfield

Email: jhershenfield@stikeman.com

which Notice of Dissent must be received no later than      ,            , 2025 at      a.m.              (Calgary Time) at least two days before the date of the Meeting or any adjournment thereof.

A Shareholder who wishes to dissent must prepare a separate Notice of Dissent for (i) the Shareholder, if the Shareholder is dissenting on its own behalf, and (ii) each person who beneficially owns Common Shares registered in the Shareholder’s name and on whose behalf the Shareholder is dissenting. To be valid, a Notice of Dissent must:

(a)	identify in each Notice of Dissent the person on whose behalf dissent is being exercised;

(b)	set out the number of Common Shares in respect of which the Shareholder is exercising the Dissent Right (the “Notice Shares”), which number cannot be less than all of the Common Shares held by the beneficial holder on whose behalf the Dissent Right is being exercised;

(c)	if the Notice Shares constitute all of the Common Shares of which the Shareholder is both the registered owner and beneficial owner and the Shareholder owns no other Common Shares as beneficial owner, a statement to that effect;

(d)	if the Notice Shares constitute all of the Common Shares of which the Shareholder is both the registered and beneficial owner, but the Shareholder owns other Common Shares as beneficial owner, include a statement to that effect, and set out:

(i)	the names of the registered owners of those other Common Shares;

(ii)	the number of those other Common Shares that are held by each of those registered owners; and

(iii)	a statement that Notices of Dissent are being or have been sent in respect of all those other Common Shares; and

(e)	if dissent is being exercised by the Shareholder on behalf of a beneficial owner who is not the registered Shareholder, include a statement to that effect, and set out:

(i)	the name and address of the beneficial owner; and

(ii)	a statement that the registered Shareholder is dissenting in relation to all of the Common Shares beneficially owned by the beneficial owner that are registered in the registered Shareholder’s name.

The giving of a Notice of Dissent does not deprive a Shareholder of his or her right to vote at the Meeting on the Domestication Resolution. However, if a Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxy holder to vote) in favour of the Domestication Resolution, the Shareholder is not entitled to exercise BCBCA Dissent Rights with respect to the Common Shares voted, and any Dissent Notice delivered with respect to such Common Shares will be rendered invalid. For greater certainty, a vote in favour of the Domestication Resolution will effectively cancel a Notice of Dissent and eliminate the right to dissent over the Common Shares specified in the Notice of Dissent. A Shareholder may, however, vote as a proxy for another Shareholder whose proxy required an affirmative vote without affecting his or her own right to exercise the BCBCA Dissent Rights. A vote against the motion to approve the Domestication Resolution or the execution or exercise of a proxy does not constitute a Notice of Dissent.

If the Company intends to act on the authority of the Domestication Resolution, it must send a notice (the “Notice to Proceed”) to each Shareholder that delivered a Notice of Dissent promptly after the later of:

(a)	the date on which the Company forms the intention to proceed, and

(b)	the date on which the Notice of Dissent was received.

The Notice to Proceed must be dated not earlier than the date on which it is sent and state that the Company intends to act on the authority of the Domestication Resolution and advise the Shareholder of the manner in which dissent is to be completed.

On receiving a Notice to Proceed, if the Shareholder wishes to proceed with the dissent, the Shareholder must, within one month of the Notice to Proceed, send to the Company or its transfer agent for the Notice Shares the following items:

(a)	a written statement that the Shareholder requires the Company to purchase all of the Notice Shares;

(b)	the certificates, if any, representing the Notice Shares, and

(c)	in the case of a dissent being exercised by a Shareholder on behalf of a beneficial owner, a written statement signed by the beneficial owner on whose behalf the dissent is being exercised and setting out whether or not the beneficial owner is the beneficial owner of other Common Shares, and, if so, setting out the names of the registered owners of those other Common Shares, the number of other Common Shares held by each registered owner, and a statement that a dissent is being exercised in respect of all those other Common Shares,

(together, the “Notice of Completion”).

If the Shareholder does not send the Notice of Completion, the right of the Shareholder to dissent with respect to the Notice Shares ceases and the Notice of Dissent is no longer valid.

Upon receipt by the Company of a valid Notice of Completion, the Shareholder (now a Dissenter) has satisfied its obligations under the BCBCA Dissent Provisions and the Notice Shares held by the Dissenter will be deemed to have been transferred to the Company (free of any claims) and cancelled and the Dissenter will cease to have any rights as a Shareholder other than the right to be paid by the Company the fair value of the Dissenter’s Notice Shares in accordance with the BCBCA Dissent Provisions.

The Company and the Dissenter may agree on the amount of the payout value of Notice Shares and, in that event, the Company must either promptly pay that amount to the Dissenter or send a notice to the Dissenter stating that the Company is unable to lawfully pay the Dissenter for the Dissenter’s Notice Shares as the Company is insolvent or the payment would render the Company insolvent.

If the Company and the Dissenter do not agree on the amount of the payout value of the Notice Shares, the Dissenter or the Company may apply to the Supreme Court of British Columbia (the “BC Court”) and the BC Court may:

(a)	determine the payout value of the Notice Shares or order that the payout value of the Notice Shares be established by arbitration or by reference to the registrar or a referee of the BC Court;

(b)	join in the application each Dissenter who has not agreed with the Company on the amount of the payout value of Notice Shares; and

(c)	make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of Notice Shares has been made, the Company must either pay that amount to the Dissenter or send a notice to the Dissenter that the Company is unable lawfully to pay the Dissenter for the Dissenter’s Notice Shares as the Company is insolvent or the payment would render the Company insolvent. If the Dissenter receives a notice that the Company is unable to lawfully pay the Dissenter for the Dissenter’s Notice Shares, whether the payout value was determined by agreement between the Company and the Dissenter or pursuant to a court order, the Dissenter may, within thirty (30) days after receipt, withdraw the Dissenter’s Notice of Dissent. If the Notice of Dissent is not withdrawn, the Dissenter remains a claimant against the Company to be paid as soon as the Company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the Company but in priority to Shareholders.

Any notice required to be given by the Company or a Shareholder to the other in connection with the exercise of the BCBCA Dissent Rights that is mailed will be deemed to have been received, on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

Accounting Treatment of the Domestication

As a result of the Domestication, pursuant to Section 92A.270 of the NRS, we will continue our existence under the NRS as a corporation incorporated in the State of Nevada. Our business, assets and liabilities and our subsidiaries, on a consolidated basis, as well as our principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, we do not believe there will be any accounting effects as a result of the Domestication.

Tax Consequences of the Domestication

The Domestication may have income tax consequences in both the United States and Canada. The principal tax consequences of the Domestication to us and our current Shareholders are summarized below.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations (i) for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of Oncolytics Common Shares of the Redomiciliation Transaction, including the receipt of cash payment as a result of exercising the dissenting rights with respect to Oncolytics Common Shares, and (ii) for Non-U.S. Holders of the ownership and disposition of shares of Oncolytics Nevada Common Shares received in the Redomiciliation Transaction. This section applies only to Holders that hold their Oncolytics Common Shares and Oncolytics Nevada Common Shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules with respect to the Oncolytics Common Shares;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	U.S. expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of Oncolytics stock (except as specifically provided below);

•	persons that acquired their Oncolytics Common Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold their Oncolytics Common Shares as part of a straddle, constructive sale, hedging, wash sale, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Oncolytics Common Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner, the activities of the partnership, and certain determinations made at the partnership level. Partnerships holding any Oncolytics Common Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Redomiciliation Transaction and the ownership and disposition of Oncolytics Nevada Common Shares received in the Redomiciliation Transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), temporary and final (and, where noted below, proposed) Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

The following discussion discusses solely the consequences of the Redomiciliation Transaction and does not discuss any other steps that may be taken by Oncolytics or Oncolytics Nevada in connection with the Redomiciliation Transaction.

We have not sought, and do not intend to, seek any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDOMICILIATION TRANSACTION AND, FOR NON-U.S. HOLDERS, THE OWNERSHIP AND DISPOSITION OF ONCOLYTICS NEVADA COMMON SHARES RECEIVED IN THE REDOMICILIATION TRANSACTION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE REDOMICILIATION TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF ONCOLYTICS NEVADA COMMON SHARES RECEIVED IN THE REDOMICILIATION TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

As used herein, a “U.S. Holder” is a beneficial owner of a Oncolytics Common Share who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Tax Effects of the Redomiciliation Transaction to U.S. Holders

Generally

The U.S. federal income tax consequences of the Redomiciliation Transaction will depend primarily upon whether the Redomiciliation Transaction qualifies as a “reorganization” within the meaning of Section 368 of the Code.

A reorganization under Section 368(a)(1)(F) of the Code is a “mere change in identity, form, or place of organization of one corporation, however effected. Pursuant to the Redomiciliation Transaction, Oncolytics will change its jurisdiction of incorporation from the Province of Alberta in Canada first to the Province of British Columbia in Canada and then to the State of Nevada in the United States.

It is intended that the Redomiciliation Transaction qualifies as one or more reorganizations under Section 368(a)(1)(F) of the Code (collectively, an “F Reorganization”). However, Oncolytics has not sought, and does not intend to seek, any ruling from the IRS with respect to the qualification of the Redomiciliation Transaction as an F Reorganization, and the closing of the Redomiciliation Transaction is not conditioned on the receipt of any ruling from the IRS or any opinion of counsel with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder of Oncolytics Common Shares is urged to consult its tax advisor with respect to the particular tax consequence of the Redomiciliation Transaction to such U.S. Holder.

The remainder of this discussion assumes that the Redomiciliation Transaction as a whole will qualify as an F Reorganization.

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, U.S. Holders of Oncolytics Common Shares generally should not recognize gain or loss for U.S. federal income tax purposes on the Redomiciliation Transaction, except as provided below under the sections entitled “—Effects of Section 367 to U.S. Holders of Oncolytics Common Shares” and “—PFIC Considerations,” and the Redomiciliation Transaction should be treated for U.S. federal income tax purposes as if Oncolytics (i) transferred all of its assets and liabilities to Oncolytics Nevada in exchange for all of the outstanding Oncolytics Nevada Common Shares; and (ii) then distributed the Oncolytics Nevada Common Shares to the holders of Oncolytics Common Shares in liquidation of Oncolytics. The taxable year of Oncolytics will be deemed to end on the date of the Redomiciliation Transaction.

Subject to the discussion below under the section entitled “—PFIC Considerations,” if the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder of Oncolytics Common Shares generally would recognize gain or loss with respect to its Oncolytics Common Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Oncolytics Nevada Common Shares received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Oncolytics Common Shares surrendered.

Basis and Holding Period Considerations

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, subject to the discussion below under the section entitled “—PFIC Considerations”:

(i)     the tax basis of a Oncolytics Nevada Common Share received by a U.S. Holder in the Redomiciliation Transaction will equal the U.S. Holder’s tax basis in the Oncolytics Common Share surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below); and

(ii)    the holding period for a Oncolytics Nevada Common Shares received by a U.S. Holder will include such U.S. Holder’s holding period for the Oncolytics Common Shares surrendered in exchange therefor.

If the Redomiciliation Transaction fails to qualify as an F Reorganization, the U.S. Holder’s basis in the U.S. Holder's Oncolytics Nevada Common Shares would be equal to the fair market value of such Oncolytics Nevada Common Shares on the date of the Redomiciliation Transaction, and such U.S. Holder’s holding period for the such Oncolytics Nevada Common Shares would begin on the day following the date of the Redomiciliation Transaction. U.S. Holders who hold different blocks of Oncolytics Common Shares (generally, Oncolytics Common Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of Oncolytics Common Shares.

Effects of Section 367 to U.S. Holders of Oncolytics Common Shares

Section 367 of the Code applies to certain transactions involving foreign corporations, including a redomiciliation of a foreign corporation in a transaction that qualifies as an F Reorganization. Subject to the discussion below under the section entitled “—PFIC Considerations,” Section 367 of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-deferred. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Redomiciliation Transaction.

U.S. Holders Who Own 10 Percent or More (By Vote or Value) of Oncolytics Stock

Subject to the discussion below under the section entitled “—PFIC Considerations,” a U.S. Holder who beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Oncolytics stock entitled to vote or 10% or more of the total value of all classes of Oncolytics stock (a “10% U.S. Shareholder”) on the date of the Redomiciliation Transaction generally must include in income as a deemed dividend paid by Oncolytics the “all earnings and profits amount” attributable to the Oncolytics Common Shares it owns within the meaning of Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of any warrants or options with respect to Oncolytics Common Shares will be taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Oncolytics Common Shares is the net positive earnings and profits of Oncolytics (as determined under Treasury Regulations under Section 367 of the Code) attributable to such Oncolytics Common Shares (as determined under Treasury Regulations under Section 367 of the Code). Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Oncolytics expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. If Oncolytics’s cumulative net earnings and profits through the date of the Redomiciliation Transaction is less than or equal to zero, then a 10% U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its Oncolytics Common Shares. However, it is possible that, notwithstanding Oncolytics’s expectations, the amount of Oncolytics’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction, in which case a 10% U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend paid by Oncolytics under Treasury Regulations under Section 367 as a result of the Redomiciliation Transaction. Therefore, there can be no assurance that Oncolytics indeed will have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders Who Own Less Than 10 Percent (By Vote or Value) of Oncolytics Stock

Subject to the discussion below under the section entitled “—PFIC Considerations,” a U.S. Holder whose Oncolytics Common Shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and who, on the date of the Redomiciliation Transaction, is not a 10% U.S. Shareholder generally will recognize gain (but not loss) with respect to its Oncolytics Common Shares in the Redomiciliation Transaction or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s Oncolytics Common Shares as described below.

Subject to the discussion below under the section entitled “—PFIC Considerations,” unless a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to Oncolytics Nevada Common Shares received in the Redomiciliation Transaction in an amount equal to the excess of the fair market value of such Oncolytics Nevada Common Shares over the U.S. Holder’s adjusted tax basis in the Oncolytics Common Shares deemed surrendered in exchange therefor. U.S. Holders who hold different blocks of Oncolytics Common Shares (generally, Oncolytics Common Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend paid by Oncolytics the “all earnings and profits amount” attributable to its Oncolytics Common Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Redomiciliation Transaction is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Redomiciliation Transaction;

(iii)	a description of any stock, securities or other consideration transferred or received in the Redomiciliation Transaction;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Oncolytics establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Oncolytics Common Shares and (B) a representation that the U.S. Holder has notified Oncolytics (or Oncolytics Nevada) that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Redomiciliation Transaction, and the U.S. Holder must send notice of making the election to Oncolytics or Oncolytics Nevada no later than the date such tax return is filed. In connection with this election, Oncolytics may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Oncolytics’s earnings and profits upon written request.

Oncolytics expects to have a deficit in earnings and profits through the date of the Redomiciliation Transaction and if that proves to be the case, U.S. Holders who make this election are not expected to have any income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were ultimately determined that Oncolytics had positive earnings and profits through the date of the Redomiciliation Transaction, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its Oncolytics Common Shares, and thus could be required to include that amount in income as a deemed dividend paid by Oncolytics under applicable Treasury Regulations as a result of the Redomiciliation Transaction.

A U.S. Holder who is not a 10% U.S. Shareholder on the date of the Redomiciliation Transaction and whose Oncolytics Common Shares have a fair market value of less than $50,000 on the date of the Redomiciliation Transaction generally should not be required to recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367 of the Code in connection with the Redomiciliation Transaction. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “—PFIC Considerations.”

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF THE REDOMICILIATION TRANSACTION INCLUDING THE MAKING AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO ITS ONCOLYTICS COMMON SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations

Regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization (and, if the Redomiciliation Transaction qualifies as an F Reorganization, in addition to the discussion under the section entitled “—Effects of Section 367 to U.S. Holders of Oncolytics Common Shares” above), the Redomiciliation Transaction could be a taxable event to U.S. Holders under the PFIC provisions of the Code if Oncolytics is considered a PFIC.

Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

PFIC Status of Oncolytics

Based on our historic and anticipated operations and composition of assets and income, Oncolytics believes it was classified as a PFIC during the most recently completed tax year, and based on current business plans and financial expectations, Oncolytics expects to be a PFIC for the taxable year which ends as a result of the Redomiciliation Transaction. Due to the factual nature of the determination, no assurance can be given as to whether Oncolytics would be or would not be a PFIC for any taxable year.

Effects of PFIC Rules on the Redomiciliation Transaction

Even if the Redomiciliation Transaction qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (which, under proposed Treasury Regulations may include a U.S. person exchanging warrants of a PFIC for newly issued warrants in connection with a redomiciliation transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of Oncolytics Common Shares as a result of the Redomiciliation Transaction if:

(i)     Oncolytics (or its predecessor) were classified as a PFIC at any time during such U.S. Holder’s holding period in such Oncolytics Common Shares; and

(ii)    the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Oncolytics Common Shares or in which Oncolytics was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) a MTM Election (as defined below) with respect to such Oncolytics Common Shares.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Oncolytics. Under these rules:

•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Oncolytics Common Shares;

•	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Oncolytics was a PFIC, will be taxed as ordinary income;

•	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations discussed in the preceding paragraph applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by Oncolytics, the gain realized on the transfer is taxable under the rules described in the preceding paragraph, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “—Effects of Section 367 to U.S. Holders of Oncolytics Common Shares.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. If the proposed regulations under Section 1291(f) were finalized in the current form, U.S. Holders of Oncolytics Common Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (each as defined below) (a “Non-Electing Shareholder”) may be subject to taxation under the PFIC rules on the Redomiciliation Transaction with respect to their Oncolytics Common Shares in the manner set forth above.

Any gain recognized by a Non-Electing Shareholder of Oncolytics Common Shares as a result of the Redomiciliation Transaction pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

As noted above, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, the Redomiciliation Transaction could be a taxable event under the PFIC rules regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization if Oncolytics is considered a PFIC. If the Redomiciliation Transaction fails to qualify as an F Reorganization, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, a U.S. Holder’s gain, if any, would be taxed under the PFIC rules in the manner set forth above.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDOMICILIATION TRANSACTION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Oncolytics Common Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Oncolytics as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Oncolytics Common Shares during which Oncolytics qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Oncolytics Common Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Oncolytics Common Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Oncolytics Common Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (an “Electing Shareholder”) generally would not be subject to the adverse PFIC rules discussed above with respect to its Oncolytics Common Shares. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Redomiciliation Transaction except to the extent described under “—Effects of Section 367 to U.S. Holders of Oncolytics Common Shares” and subject to the discussion above under “—Tax Effects of the Redomiciliation Transaction to U.S. Holders.” If an Electing Shareholder has made a QEF Election, it would instead include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Oncolytics, whether or not such amounts are actually distributed.

The impact of the PFIC rules on a U.S. Holder of Oncolytics Common Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (a “MTM Election”). No assurance can be given that the Oncolytics Common Shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect to their Oncolytics Common Shares in connection with the Redomiciliation Transaction or otherwise. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Oncolytics Common Shares at the end of its taxable year over its adjusted basis in its Oncolytics Common Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Oncolytics Common Shares over the fair market value of its Oncolytics Common Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. Holder’s basis in its Oncolytics Common Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Oncolytics Common Shares will be treated as ordinary income. However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to Oncolytics Common Shares, including in connection with the Redomiciliation Transaction.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Considerations for U.S. Holders Exercising Dissent Rights

Generally

Subject to the PFIC rules discussed below, the U.S. federal income tax consequences to a U.S. Holder of Oncolytics Common Shares that exercises such U.S. Holder’s dissent rights to receive a cash payment for all or a portion of its Oncolytics Common Shares will depend on whether the receipt of such cash payment in exchange for such U.S. Holder’s Oncolytics Common Shares (a “redemption”) qualifies as a sale of Oncolytics Common Shares under Section 302 of the Code. If the redemption qualifies as a sale, the tax consequences to such U.S. Holder are as described below under the section entitled “—Taxation of Redemption Treated as a Sale.” If the redemption does not qualify as a sale, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “—Taxation of Redemption Treated as a Distribution.”

Whether a redemption of Oncolytics Common Shares qualifies for sale treatment will depend largely on the total number of Oncolytics Common Shares treated as held by the redeemed U.S. Holder before and after the redemption relative to all of the Oncolytics stock outstanding both before and after the redemption. The redemption of Oncolytics Common Shares generally will be treated as a sale of Oncolytics Common Shares rather than as a corporate distribution if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in Oncolytics or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only Oncolytics Common Shares actually owned by the U.S. Holder, but also Oncolytics Common Shares that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock that the holder has a right to acquire by exercise of an option.

In order to meet the substantially disproportionate test, the percentage of Oncolytics’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Oncolytics Common Shares must, among other requirements, be less than eighty percent (80%) of the percentage of Oncolytics’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption taking into account redemptions by other holders of Oncolytics Common Shares. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of Oncolytics stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the Oncolytics Common Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other Oncolytics Common Shares (including any stock constructively owned by the U.S. Holder as a result of owning stock options). The redemption of Oncolytics Common Shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Oncolytics. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Oncolytics will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of Oncolytics Common Shares will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder will be as described below under the section entitled “—Taxation of Redemption Treated as a Distribution.”

Taxation of Redemption Treated as a Distribution

Subject to the PFIC rules described below, if the redemption of a U.S. Holder’s Oncolytics Common Shares is treated as a corporate distribution, as discussed above under the section entitled “—Generally,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Oncolytics’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Oncolytics’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Oncolytics Common Shares on a per-share basis. Any remaining excess will be treated as gain realized on the sale of Oncolytics Common Shares and will be treated as described below under the section entitled “—Taxation of Redemption Treated as a Sale.”

Taxation of Redemption Treated as a Sale

Subject to the PFIC rules described below, if the redemption of a U.S. Holder’s Oncolytics Common Shares is treated as a sale, as discussed above under the section entitled “—Generally,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the Oncolytics Common Shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Oncolytics Common Shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

U.S. Holders who hold different blocks of Oncolytics Common Shares (including as a result of holding different blocks purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

PFIC Considerations in Connection with Exercising Dissent Rights

If (i) Oncolytics is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) the U.S. Holder did not make a timely and effective QEF Election for Oncolytics’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Oncolytics Common Shares (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”) or an MTM Election, then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:

•	any gain recognized by the U.S. Holder on the sale of its Oncolytics Common Shares; and

•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Oncolytics Common Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for its Oncolytics Common Shares).

Under the Default PFIC Regime:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Oncolytics Common Shares;

•	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Oncolytics is a PFIC, will be taxed as ordinary income;

•	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder’s holding period.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF EXERCISING DISSENT RIGHTS, INCLUDING THE POTENTIAL EFFECTS OF THE PFIC RULES.

Information Reporting and Backup Withholding

Payments of cash to a U.S. Holder as a result of the redemption of Oncolytics Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” is a beneficial owner of an Oncolytics Common Share who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

Effects of the Redomiciliation Transaction to Non-U.S. Holders

The Redomiciliation Transaction is not expected to result in any U.S. federal income tax consequences to Non-U.S. Holders of Oncolytics Common Shares.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Oncolytics Nevada Common Shares by a Non-U.S. Holder after the Redomiciliation Transaction.

Distributions on Oncolytics Nevada Common Shares

In general, any distributions made to a Non-U.S. Holder of Oncolytics Nevada Common Shares, to the extent paid out of Oncolytics Nevada’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute U.S. source dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Oncolytics Nevada or other applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Oncolytics Nevada Common Shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Oncolytics Nevada Common Shares, which will be treated as described under “—Sale, Taxable Exchange or Other Taxable Disposition of Oncolytics Nevada Common Shares” below.

The withholding tax described above generally does not apply to dividends paid to a Non-U.S. Holder who provides a completed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, such effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale, Taxable Exchange or Other Taxable Disposition of Oncolytics Nevada Common Shares

Subject to the discussion below under “—Considerations for Non-U.S. Holders Exercising Dissent Rights,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding of U.S. federal income tax) in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Oncolytics Nevada Common Shares, unless:

(i)     the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii)    such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; and

(iii)   Oncolytics Nevada is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of sale or other exchange or the period that the Non-U.S. Holder held Oncolytics Nevada Common Shares and, in the case where the class Oncolytics Nevada Common Shares are considered to be regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than five percent (5%) of that class of Oncolytics Nevada Common Shares at any time within the shorter of the five-year period ending on the date of the sale or other disposition or such Non-U.S. Holder’s holding period for the Oncolytics Nevada Common Shares.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, U.S. federal withholding at a rate of fifteen percent (15%) of the amount realized upon such sale or other exchange may apply, unless Oncolytics Nevada Common Shares are considered regularly traded on an established securities market. Whether Oncolytics Nevada is a “United States real property holding corporation” is fact specific and depends on the composition of its assets. Oncolytics Nevada does not expect that it would be a “United States real property holding corporation” immediately after Redomiciliation Transaction is completed and/or for the foreseeable future. Due to the factual nature of the determination, no assurance can be provided as to whether Oncolytics Nevada would be or would not be treated as a “United States real property holding corporation” in any future year.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE POSSIBILITY OF ONCOLTYICS NEVADA’S STATUS AS UNITED STATES REAL PROPERTY HOLDING CORPORATION.

Considerations for Non-U.S. Holders Exercising Dissent Rights

Subject to the discussion below under “—Information Reporting Requirements and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding of U.S. federal income tax) in respect of its receipt of a cash payment, unless:

(i)	the receipt of such cash payment is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

(ii)	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Oncolytics Nevada Common Shares. A Non-U.S. Holder may have to comply with certification procedures to avoid such information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Oncolytics Nevada Common Shares to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Oncolytics Nevada Common Shares.

Canadian Federal Income Tax Consequences

The following summary describes the principal Canadian federal income tax considerations related to the proposed Domestication that are generally applicable to Shareholders who, at all relevant times, for purposes of the Income Tax Act (Canada) (the “Tax Act”): (a) deal at arm’s length with Oncolytics; (b) are not affiliated with Oncolytics; and (c) hold their Oncolytics Common Shares as capital property (each such Shareholder referred to sometimes in this summary as a “Holder”).

Generally, a Holder’s Oncolytics Common Shares will be considered to be capital property to the Holder unless the Holder holds such shares in the course of carrying on a business of trading or dealing in securities or acquired the shares in a transaction considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act, the regulations (the “Regulations”) thereunder, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act and the regulations announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed, although no assurances can be given in this regard. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by legislative, governmental, regulatory, or judicial action or decision, or changes in the administrative practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below.

This summary is based on Oncolytics ceasing to be resident in Canada for purposes of the Tax Act at the time of the Domestication, and assumes that, from the time of the Domestication and at all relevant times thereafter, Oncolytics will not be resident in Canada for purposes of the Act, will be resident in the United States for purposes of the Canada-U.S. Tax Convention (the “Treaty”) and will be entitled to all of the benefits of the Treaty.

This summary is not applicable to a Holder (i) that is a “financial institution” for purposes of certain rules in the Tax Act (referred to as the mark-to-market rules), (ii) that is a “specified financial institution,” (iii) an interest in which is or would constitute a “tax shelter investment,” (iv) that reports its Canadian tax results in a currency other than the Canadian currency, (v) that is a corporation that, or is a corporation that does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that, is or becomes, as part of a transaction or event or series of transaction or events that includes the acquisition of Oncolytics Common Shares (after the Domestication), controlled by a non-resident person or group of non-resident persons that do not deal with each other at arm’s length for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act, (vi) that is a partnership for Canadian federal income tax purposes or is exempt from tax under Part I of the Tax Act, (vii) that acquired Oncolytics Common Shares under or in connection with an incentive plan or any other equity based compensation arrangement, (viii) that has entered or will enter into a “derivative forward agreement,” a “synthetic disposition arrangement,” a “securities lending arrangement” or a “dividend rental arrangement,” all as defined in the Tax Act, with respect to the Oncolytics Common Shares, or (ix) in respect of which Oncolytics would at any time be a “foreign affiliate” for the purpose of the Tax Act after the Domestication. Such Holders should consult their own tax advisors.

This summary does not discuss the Canadian federal income tax consequences of the Domestication to holders of warrants, stock options, stock appreciation rights, performance share units, restricted share units, deferred share units, restricted stock or other share-based awards granted by Oncolytics. Any such holders should consult with and rely on their own tax advisors.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not, and should not be construed as, legal, business or tax advice to any particular Holder and no representations with respect to the tax consequences to any particular Holder are made. Accordingly, all Holders, and all other Shareholders of Oncolytics, should consult their own tax advisors regarding the Canadian federal income tax consequences of the Domestication applicable to their particular circumstances.

Domestication of Oncolytics

As a result of the Domestication, Oncolytics will cease to be a resident of Canada and a “public corporation” for purposes of the Tax Act. On ceasing to be a resident of Canada, Oncolytics will no longer be subject to Canadian income tax on its worldwide income. Subsequent to the Domestication, Oncolytics will not be subject to Canadian income tax except on any income from business operations that are attributable to a permanent establishment in Canada, withholding tax on distributions from any Canadian resident subsidiaries, as well as on gains from the disposition of “taxable Canadian property” that is not “treaty-protected property” (each as defined in the Tax Act).

For Canadian federal income tax purposes, the Domestication will cause Oncolytics’ taxation year to be deemed to have ended immediately prior to the Domestication. Immediately prior to this deemed taxation year end, Oncolytics will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties at that time and will be deemed to have reacquired such properties at a cost amount equal to that fair market value. Oncolytics will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital losses or non-capital losses).

Oncolytics will also be subject to an additional “emigration tax” under Part XIV of the Tax Act on the amount, if any, by which the fair market value (immediately before Oncolytics’ deemed taxation year end resulting from the Domestication), of all of its properties, exceeds the total of the amount of certain of its liabilities and the paid-up capital (determined for purposes of the emigration tax) of all the issued and outstanding shares of Oncolytics immediately before the deemed taxation year end. This additional tax is generally payable at the rate of 25% but is expected to be reduced to 5% by virtue of the Treaty unless it can reasonably be concluded that one of the main reasons for Oncolytics becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax payable under Part XIII of the Tax Act.

The Canadian tax consequences to Oncolytics associated with the Domestication are principally dependent upon the fair market value of Oncolytics’ assets, the amount of its liabilities, the Canada-U.S. dollar exchange rate, as well as certain Canadian tax attributes, and accounts and balances of Oncolytics, each as of the time of the Domestication. Additionally, it is possible that valuations and implied valuations of Oncolytics’ property are made available which may be relevant in assessing the potential Canadian tax costs of the Domestication. Further, the fair market value of Oncolytics’ properties may change between the date hereof and the time of the Domestication. Oncolytics has not applied to the Canadian federal tax authorities for an advance tax ruling relating to the Domestication and does not intend to do so.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Oncolytics Common Shares following the Domestication must be converted into Canadian dollars based on exchange rates as determined in accordance with the Tax Act.

Holders Resident in Canada

The following portion of this summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada (each, a “Resident Holder”).

A Resident Holder should not be considered to have disposed of their Oncolytics Common Shares as a result of the Domestication. A Resident Holder should therefore not be considered to have a realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Resident Holder’s Oncolytics Common Shares.

Following the Domestication, dividends on Oncolytics Common Shares will be required to be included in the Resident Holder’s income for the purposes of the Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Resident Holder that is a corporation is required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Resident Holders are advised to consult with and rely on their own advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.

The tax treatment under the Tax Act of a disposition or deemed disposition of Oncolytics Common Shares by a Resident Holder will not be affected by the Domestication and such a disposition arising after the Domestication will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Holder of the Oncolytics Common Shares immediately before the disposition. One-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder on a Oncolytics common share will be included in the Resident Holder’s income for the year of disposition. One-half of any capital loss (an “allowable capital loss”) realized is required to be deducted by the Resident Holder against taxable capital gains realized in the year of disposition. Any excess of allowable capital losses over taxable capital gains of the Resident Holder for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Tax Act.

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” or at any time in the taxation year, a “substantive CCPC” (each as defined in the Tax Act) may be liable to pay an additional refundable tax on its “aggregate investment income” for the year, which is defined in the Tax Act to include taxable capital gains realized, and interest and dividends received or deemed to be received (but not dividends or deemed dividends that are deductible in computing taxable income).

Capital gains realized, or taxable dividends received or deemed to be received, on the Oncolytics Common Shares by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable, or having an increased liability, for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

A Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), including Oncolytics Common Shares (following the Domestication), at any time in the year or fiscal period exceeds CAD$100,000 will be required to file an information return for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act. Such Resident Holders should consult with and rely on their own tax advisors regarding such filing obligations.

A Dissenting Shareholder that is a Resident Holder who holds Oncolytics Common Shares (a “Dissenting Resident Holder”) and is entitled to be paid fair value for its Dissenting Common Shares will be deemed to transfer such Dissenting Common Shares to Oncolytics in consideration for a cash payment equal to fair value from Oncolytics. Although the matter is not free from doubt, the Dissenting Resident Holder will generally be deemed to have received a dividend on the Oncolytics Common Shares equal to the amount, if any, by which the payment by Oncolytics in the amount of the fair value of the Oncolytics Common Shares exceeds the paid-up capital of such shares for purposes of the Tax Act immediately before the time of the Domestication. In the case of a Dissenting Resident Holder that is an individual, the amount of any such deemed dividend will be subject to the normal dividend gross-up and tax credit rules generally applicable to dividends received from a corporation resident in Canada. Taxable dividends received by a Resident Holder that is an individual or a trust may increase such Resident Holder’s liability for alternative minimum tax. In the case of a Dissenting Resident Holder that is a corporation, the amount of any such deemed dividend will generally be included in the Resident Holder’s income for the taxation year in which such dividend is deemed to be received and will generally be deductible in computing the Dissenting Resident Holder’s taxable income. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of Dissenting Resident Holders that are corporations. The difference between the amount of such payment and the amount of any deemed dividend would be treated as proceeds of disposition of the Oncolytics Common Shares for the purposes of computing any capital gain or capital loss realized on the disposition of the Oncolytics Common Shares. The amount of any capital loss realized by a Dissenting Resident Holder that is a corporation on the disposition of a Oncolytics common share may be reduced by the amount of any dividends received (or deemed to be received) by the Dissenting Resident Holder on such Oncolytics common share to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a Oncolytics common share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Dissenting Resident Holders to whom these rules may be relevant should consult with and rely on their own tax advisors. Any interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder’s income for Canadian income tax purposes. Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.

Holders Not Resident in Canada

The following portion of this summary applies to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention, is not resident, and is not deemed to be resident, in Canada and does not use or hold, and is not deemed to use or hold, Oncolytics Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere.

A Non-Resident Holder should not be considered to have disposed of their Oncolytics Common Shares as a result of the Domestication. A Non-Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Non-Resident Holder’s Oncolytics Common Shares.

Following the Domestication, dividends paid on Oncolytics Common Shares to a Non-Resident Holder will generally not be subject to Canadian withholding tax or other income tax under the Tax Act, provided that Oncolytics is not at the time of the dividend a corporation resident in Canada for the purposes of the Tax Act.

A disposition or deemed disposition of Oncolytics Common Shares by a Non-Resident Holder will generally not result in tax under the Tax Act unless such Oncolytics Common Shares are “taxable Canadian Property” and are not “treaty-protected property” of the Non-Resident Holder (each as defined in the Tax Act) at the time of disposition. An Oncolytics common share generally will not be taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, (a) more than 50% of the fair market value of Oncolytics was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists), and (b) if the Oncolytics common share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, 25% or more of the issued shares of any class or series of Oncolytics’ shares were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Oncolytics Common Shares could be deemed to be taxable Canadian property to a Non-Resident Holder. Oncolytics Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such Oncolytics Common Shares would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under Part I of the Tax Act. If Oncolytics Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, upon the disposition of such Oncolytics Common Shares, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above as if the Non-Resident Holder were a Resident Holder thereunder.

A Dissenting Shareholder that is a Non-Resident Holder (a “Dissenting Non-Resident Holder”) and is entitled to be paid fair value for its Dissenting Common Shares will be deemed to transfer such Dissenting Common Shares to Oncolytics in consideration for a cash payment from Oncolytics equal to the fair value of such Dissenting Common Shares. Although the matter is not free from doubt, a Dissenting Non-Resident Holder will generally be deemed to have received a dividend on the Oncolytics Common Shares equal to the amount, if any, by which the payment by Oncolytics in the amount of the fair value of the Oncolytics Common Shares exceeds the paid-up capital of such shares for purposes of the Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend but may be reduced under an applicable tax convention. A Dissenting Non-Resident Holder will also be considered to have disposed of the Oncolytics Common Shares for proceeds of disposition equal to the amount paid to such Dissenting Non-Resident Holder, less any amount that is deemed to be a dividend received by the Dissenting Non-Resident Holder, as described above. A Dissenting Shareholder that is a Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Oncolytics Common Shares unless the Oncolytics Common Shares are “taxable Canadian property” for purposes of the Tax Act and are not “treaty-protected property” of the Dissenting Non-Resident Holder (each as defined in the Tax Act) at the time of disposition, as described in the immediately preceding paragraph. Dissenting Non-Resident Holders whose Oncolytics Common Shares may constitute taxable Canadian property that are not “treaty protected property” are urged to consult their own tax advisors for advice having regard to their particular circumstances. If the Oncolytics Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Dissenting Non-Resident Holder, upon the disposition of such Oncolytics Common Shares pursuant to the Domestication, such Dissenting Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above as if the Dissenting Non-Resident Holder were a Resident Holder thereunder. Any interest paid or credited to a Dissenting Non-Resident Holder in respect of the exercise of Dissent Rights will generally not be subject to Canadian withholding tax. Non-Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.

Eligibility for Investment

Based on the law on the date hereof, provided the Oncolytics Common Shares are listed on a designated stock exchange (which currently includes the NASDAQ), the Oncolytics Common Shares would, on the date of the completion of the Domestication, be qualified investments on such date under the Tax Act for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), deferred profit sharing plan, registered disability savings plan (“RDSP”), first home savings account (“FHSA”) or tax-free savings account (“TFSA”).

Notwithstanding the foregoing, if the Oncolytics Common Shares are a “prohibited investment” for a TFSA, RRSP, RRIF, RESP, FHSA or RDSP, the holder of the TFSA, FHSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of the RESP, as the case may be, will be subject to a penalty tax as set out in the Tax Act. Provided that, for purposes of the Tax Act, the holder, annuitant, or subscriber, as the case may be, deals at arm’s length with Oncolytics and does not have a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in Oncolytics, the Oncolytics Common Shares will not be a “prohibited investment” for such RRSPs, RRIFs, RESPs, RDSPs, FHSAs and TFSAs, as the case may be, under the Tax Act. In addition, the Oncolytics Common Shares will generally not be a prohibited investment if such shares are “excluded property” (as defined in the Tax Act for purposes of the prohibited investment rules) for the RRSP, RRIF, RESP, RDSP, FHSA and TFSA. Holders of Oncolytics Common Shares who intend to hold their shares in trusts governed by RRSPs, RRIFs, RESPs, RDSPs, FHSAs or TFSAs should consult with their own tax advisors with respect to whether the Oncolytics Common Shares would be a “prohibited investment” in their particular circumstances.

Comparison of Rights

Subject to and conditional upon the prior implementation of the Continuance, our corporate affairs will be governed by our Notice of Articles, Articles and the provisions of the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their stockholders, including Nevada law. A general summary of the material differences between our proposed Notice of Articles, Articles and the BCBCA under which we will be governed following the Continuance, and our proposed Oncolytics Nevada Charter and Oncolytics Nevada Bylaws and the NRS, under which we will be governed following the Domestication, is described under the heading “Material Differences between British Columbia Corporate Law and Nevada Corporate Law” attached hereto as Annex K. References to “Oncolytics Nevada” refer solely to Oncolytics Biotech Inc., a Nevada corporation, as of the effective time of the Domestication. This summary is qualified in its entirety by reference to the NRS, the BCBCA and the then-applicable governing documents of Oncolytics. For a more detailed description of how the new organizational documents and Nevada law may differ from our current organizational documents and Alberta corporate law, see “Material Differences between Alberta Corporate Law and Nevada Corporate Law”. This description is not intended to be complete and is qualified in its entirety by reference to the NRS, the ABCA and our governing documents.

Information Concerning Oncolytics Nevada

General and Corporate Structure

Immediately following the Domestication, Oncolytics Nevada will continue its legal existence in Nevada and from the date of filing the Oncolytics Nevada Charter Nevada law will apply to Oncolytics Nevada to the same extent as if it was organized as a Nevada corporation on that date. Its registered office will be located at            , in the City of            , County of            and its principal business office will be located at            .

Intercorporate Relationships

Following the effective time of the Domestication, Oncolytics Nevada will have the general structure shown below.

Business

Following completion of the Domestication, Oncolytics Nevada and its subsidiaries will carry on the business currently carried on by Oncolytics.

Description of Oncolytics Nevada Capital Stock

The following summary description of the Oncolytics Nevada capital stock is based on the intended provisions of each of the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws and the applicable provisions of the NRS. This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Oncolytics Nevada Charter, Oncolytics Nevada Bylaws and the NRS. For information on how to obtain copies of the Oncolytics Nevada Charter, Oncolytics Nevada Bylaws, see “Where You Can Find More Information.”

General

Oncolytics Nevada’s authorized capital stock will consist of            shares of common stock, par value US$0.001 per share.

Common Stock

Voting Rights

Each holder of Common Shares will be entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Oncolytics Nevada stockholders will not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares will be able to elect all of the directors.

Dividends

Following completion of the Domestication, Oncolytics Nevada and its subsidiaries are not expected to pay any dividends.

Liquidation

In the event of Oncolytics Nevada’s liquidation, dissolution or winding up, holders of Common Shares will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Oncolytics Nevada’s debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of Common Shares will have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Common Shares. The rights, preferences and privileges of the holders of Common Shares will be subject to and may be adversely affected by the rights of the holders of shares of any series of Oncolytics Nevada preferred stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding Common Shares are, and the Common Shares to be issued in connection with the Domestication will be, validly issued, fully paid and non-assessable.

Preferred Stock

The Oncolytics Nevada Charter will authorize the board of directors of Oncolytics Nevada (the “Oncolytics Nevada Board”) to issue preferred stock in one or more series and to determine the preferences, limitations and relative rights of any shares of preferred stock that it shall choose to issue, without vote or action by the stockholders.

Annual Stockholder Meetings

The Oncolytics Nevada Charter and Oncolytics Nevada Bylaws will provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Oncolytics Nevada Board. The Oncolytics Nevada Board may, in its sole discretion, determine that any meeting of the stockholders (including annual stockholder meetings) shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (including by webcast), or other available technology permitted under the NRS.Anti-Takeover Effects of Provisions of the Oncolytics Nevada Charter, the Oncolytics Nevada Bylaws, and Nevada Law

Some provisions of the NRS, the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws could make the following transactions difficult: acquisition of Oncolytics Nevada by means of a tender offer; acquisition of Oncolytics Nevada by means of a proxy contest or otherwise; and removal of incumbent officers and directors of Oncolytics Nevada. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Oncolytics Nevada, including transactions that might result in a premium over the market price for Common Shares. These provisions will replace and substitute applicable provisions of the BCBCA and we cannot predict whether they will make an acquisition more or less likely compared to those provisions.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Oncolytics Nevada to first negotiate with the Oncolytics Nevada Board. We believe that the benefits of protection to Oncolytics Nevada’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Oncolytics Nevada outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Anti-Takeover Statutes

Combinations with Interested Stockholders

Oncolytics Nevada will be subject to Nevada’s Combination with Interested Stockholders Statutes (NRS 78.411 to 78.444, inclusive), which prohibit persons deemed “interested stockholders” from engaging in a “combination” with a publicly-held Nevada corporation for two years following the date these persons become interested stockholders (extended to up to four years if certain conditions are not met), unless the business combination is, or the transaction by which the person first became an interested stockholder was, approved in advance by the corporation’s board of directors. Generally, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns, or within two years prior to the determination of interested stockholder status, did beneficially own, 10% or more of voting power of the outstanding voting shares of a corporation and a “combination” includes a merger and certain asset or stock sales or other transactions resulting in a financial benefit to the interested stockholder. After the person becomes an interested stockholder, the combination must be approved by the board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates, at a meeting of the stockholders. Finally, after the two-year period, up to four years from the date the person first became an interested stockholder, a combination remains prohibited unless: (i) the combination or the transaction by which the person became an interested stockholder is approved by the board of directors before the person became an interested stockholder; (ii) the combination is approved by a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates; or (iii) the consideration to be received by the disinterested stockholders satisfies certain requirements. But note that these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interest stockholder. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Oncolytics Nevada Board, such as discouraging takeover attempts that might result in a premium over the market price of the Common Shares.

Companies are entitled to opt out of the business combination provisions. Any opt-out of the business combination provisions of the NRS must be contained in the original articles of incorporation, or an amendment to the articles of incorporation approved by a majority of the outstanding voting power not then beneficially owned by interested stockholders or their affiliates and associates, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment, and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

The Oncolytics Nevada Charter expressly provides that Oncolytics Nevada has elected not to be governed by the business combination provisions of the NRS.

Acquisition of Controlling Interests

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

Pursuant to NRS Section 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights with respect to any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

NRS 78.378(1) provides that these statutes do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business directly or indirectly in Nevada. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Oncolytics Nevada Bylaws, Oncolytics Nevada opts out of these provisions.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for the Oncolytics Nevada Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of Oncolytics Nevada. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Oncolytics Nevada.

Special Stockholder Meetings

The Oncolytics Nevada Bylaws will provide that, subject to the rights of the holders of any series of preferred stock, a special meeting of stockholders may be called only by the Oncolytics Nevada Board, the Chairperson of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Oncolytics Nevada Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Oncolytics Nevada Board or a committee of the Oncolytics Nevada Board.

No Stockholder Action by Written Consent

The Oncolytics Nevada Charter and Oncolytics Nevada Bylaws will prohibit stockholders from acting by written consent without a meeting.

Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies

The Oncolytics Nevada Board will consist of not less than three nor more than 20 directors. In any uncontested elections of directors, a director nominee for the Oncolytics Nevada Board will be elected by the affirmative vote of a plurality of the votes cast with respect to such director by the shares represented and entitled to vote at a meeting of the stockholders for the election of directors at which a quorum is present, voting together as a single class. An incumbent director who is nominated for an uncontested election and fails to receive a majority of the votes present and voting for such director’s re-election would be required to tender his or her resignation to the Oncolytics Nevada Board. The Governance Committee of the Oncolytics Nevada Board (or any future committee the equivalent thereof) will make a recommendation to the Oncolytics Nevada Board on whether to accept or reject the resignation, or whether other action should be taken. The Oncolytics Nevada Board will act on the recommendation of such committee and will publicly disclose its decision within 90 days from the date of the certification of the election results. In a contested election, a plurality voting standard will apply to director elections. The directors of Oncolytics Nevada will be elected at each annual meeting of stockholders, and will serve in such capacity until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. As a result, the directors of Oncolytics Nevada will generally serve a term of approximately one year, contrasted with the current 12-year terms for the Company’s directors.

The directors of Oncolytics Nevada may be removed only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the then-outstanding capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, which reflects the requirements of the NRS. Furthermore, any vacancy on the Oncolytics Nevada Board, however occurring, including a vacancy resulting from an increase in the size of the board, may be filled only by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of Oncolytics Nevada, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of Forum

The Oncolytics Nevada Charter and Oncolytics Nevada Bylaws will provide that the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, the Oncolytics Nevada Charter or Oncolytics Nevada Bylaws; (4) any proceeding to interpret, apply, enforce or determine the validity of the Nevada Charter or Nevada Bylaws, (5) any internal action (as defined in NRS Section 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada, or (6) any action asserting a claim governed by the internal affairs doctrine. The Oncolytics Nevada Charter further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act. Although the Oncolytics Nevada Charter will contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws

In addition to the approval of the Oncolytics Nevada Board, the amendment of any of the provisions in the Oncolytics Nevada Charter will require approval by a stockholder vote by the holders of at least two-thirds of the voting power of the then outstanding voting stock voting as a single class. The Oncolytics Nevada Bylaws may be amended by the Oncolytics Nevada Board or by the holders of at least two-thirds of the voting power of the then outstanding voting stock voting as a single class.

The provisions of the NRS, the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of Common Shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Oncolytics Nevada. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Liability and Indemnification Matters

The Oncolytics Nevada Charter will contain provisions that limit the liability of the directors and officers of Oncolytics Nevada for monetary damages to the fullest extent permitted by Nevada law. Consequently, Oncolytics Nevada directors and officers will not be personally liable to Oncolytics Nevada, its stockholders or its creditors for damages as a result of any act or failure to act, unless the presumption of the business judgment rule is rebutted and it is proven that the director or officer breached his or her fiduciary duty and such breach involved intentional misconduct, fraud or knowing violation of law.

Each of the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws will provide that we are required to indemnify the directors and officers of Oncolytics Nevada, in each case to the fullest extent permitted by the NRS. The Oncolytics Nevada Bylaws will also obligate us to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the NRS. We have entered into agreements with the Oncolytics directors, officers and other employees and expect to enter into agreements to indemnify the Oncolytics Nevada directors, executive officers and other employees as determined by the Oncolytics Nevada Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding to the fullest extent permitted by applicable law. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Oncolytics Nevada will also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws may discourage stockholders from bringing a lawsuit against Oncolytics Nevada directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Oncolytics Nevada directors and officers, even though an action, if successful, might benefit Oncolytics Nevada and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage.

Uncertificated Shares

Holders of Common Shares will not have the right to require Oncolytics Nevada to issue certificates for their shares. Oncolytics Nevada will only issue uncertificated shares of common stock, provided that the Oncolytics Nevada Board may provide by resolution that some or all of the shares of any class or series of stock of Oncolytics Nevada shall be represented by certificates.

No Sinking Fund

The Common Shares have no sinking fund provisions.

Corporate Governance

The Oncolytics Nevada Board will be committed to the highest standards of corporate governance. To this end, the Oncolytics Nevada Board will adopt Corporate Governance Guidelines (“Governance Guidelines”) that provide specific provisions for the governance of the Oncolytics Nevada Board and Oncolytics Nevada. The Oncolytics Nevada Board will also adopt a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all directors, officers and employees that represents Oncolytics Nevada’s commitment to the highest standards of ethics and integrity in the conduct of its business. The Oncolytics Nevada Bylaws, together with the Governance Guidelines, the Oncolytics Nevada Board committee charters and the Code of Conduct will serve as the governance and compliance framework of Oncolytics Nevada upon the effective time of the Domestication, the Oncolytics Nevada Board intends to comply with the NRS, the rules of the Nasdaq and SEC and applicable Canadian Securities Laws.

The Nasdaq rules require that listed company boards have at least a majority of independent directors. The six independent directors will be Deborah Brown, Angela Holtham, Bernd R. Seizinger, James T. Parsons, Jonathan Rigby and Patricia Andrews. As a result, six of Oncolytics Nevada’s eight future directors will be independent directors under the Nasdaq rules. Mr. Kelly, who will be Oncolytics Nevada’s CEO and Mr. Pisano, the former Interim CEO are the only members of the Oncolytics Nevada Board who will not be independent.

Committees of the Oncolytics Nevada Board

The Oncolytics Nevada Board will be responsible for providing oversight of Oncolytics Nevada’s business and affairs, including the Company’s strategic direction, as well as the management and financial and operational execution that can best perpetuate the success of the business and support the long-term interest of Oncolytics Nevada Stockholders. To effectively support its responsibilities, the Oncolytics Nevada Board will have four committees: an Audit Committee, a Compensation Committee, a Governance Committee and a Science & Development Committee. These Oncolytics Nevada Board committees will carry out responsibilities in specific committee charters approved by the Oncolytics Nevada Board and consistent with applicable requirements of the Nasdaq and the SEC. Each of the Oncolytics Nevada Board committees shall be empowered to retain independent advisors as necessary to fulfill their duties.

Audit Committee

The Audit Committee will be established to assist the Board in carrying out their oversight responsibility for the Company’s internal controls, financial reporting and financial risk management processes. The Audit Committee will be responsible for overseeing Oncolytics Nevada’s internal accounting function, the work of the independent auditor, the integrity of Oncolytics Nevada’s financial statements and compliance with legal and regulatory requirements. The Audit Committee will be established in accordance with Section 3(a)(58)(A) of the Exchange Act and each director on the Audit Committee will be independent within the meaning of Nasdaq listing standards and applicable rules and regulations of the SEC. Ms. Holtham will be the Chair of the Audit Committee and Mr. Parsons and Ms. Brown will be members of the Audit Committee following the Domestication. Ms. Holtham, Ms. Brown and Mr. Parsons will also each be designated as an “audit committee financial expert” as defined under the applicable SEC rules.

The Audit Committee will oversee Oncolytics Nevada’s corporate accounting and financial reporting process. Among other matters, the Audit Committee will evaluate the independent registered public accounting firm’s qualifications, independence and performance; determine the engagement of the independent registered public accounting firm; review and approve the scope of the annual audit and the audit fee; discuss with management and the independent registered public accounting firm the results of the annual audit and the review of Oncolytics Nevada’s quarterly consolidated financial statements; approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitor the rotation of partners of the independent registered public accounting firm on Oncolytics Nevada’s engagement team as required by law; review Oncolytics Nevada’s critical accounting policies and estimates; oversee the internal audit function and annually review the Audit Committee charter and the committee’s performance. The Audit Committee will operate under a written charter pursuant to applicable standards and rules of the SEC and Nasdaq.

Compensation Committee

The Compensation Committee will be established to assist the Board in carrying out its responsibility for the Company’s human resources and compensation policies and processes. The Compensation Committee will be responsible for overseeing the management of risks related to Oncolytics Nevada’s executive compensation plans and arrangements. Each director serving on the Compensation Committee will be independent within the meaning of the Nasdaq listing standards and applicable rules and regulations of the SEC. The Compensation Committee will operate under a written charter pursuant to applicable standards and rules of the SEC and the Nasdaq. Ms. Brown will be the Chair of the Compensation Committee and Dr. Seizinger, and Ms. Holtham will be members of the Compensation Committee following the Domestication.

The Compensation Committee will review and recommend policies relating to compensation and benefits of Oncolytics Nevada executive officers and employees. The Compensation Committee will review and approve corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, evaluate the performance of these executives in light of those goals and objectives and set the compensation of these executives based on such evaluations. The Compensation Committee will also administer Oncolytics Nevada’s incentive and stock plans, including approving grants and other awards and making other decisions regarding the operation of such plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. In fulfilling its responsibilities, the Compensation Committee will be permitted to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with the Oncolytics Nevada Charter and Oncolytics Nevada Bylaws, Nasdaq rules and other applicable law.

Governance Committee

The Governance Committee will be tasked with ensuring that the Board structures, procedures and operations align with the Company’s governance ambitions, corporate values and external compliance demands. The Governance Committee governs the Board, providing rigorous oversight to make sure that the Board is fit for purpose now and in the future and is suitably resourced to carry out its duties and performs those duties effectively. The Governance Committee will be responsible for overseeing management of Oncolytics Nevada’s risks associated with the independence of the Oncolytics Nevada Board and potential conflicts of interest. Each director serving on the Governance Committee will be independent within the meaning of the Nasdaq listing standards. Mr. Rigby will be the Chair of the Governance Committee and Ms. Andrews and Mr. Parsons will be members of the Governance Committee following the Domestication.

The Governance Committee will be responsible for making recommendations regarding candidates for directorships and the size and compensation of the Oncolytics Nevada Board. In addition, the Governance Committee will be responsible for overseeing the Governance Guidelines and reporting and making recommendations concerning governance matters. The Governance Committee will operate under a written charter that satisfies the applicable standards of the SEC and the Nasdaq.

Science & Development Committee

The Science & Development Committee will be responsible for assisting the Oncolytics Nevada Board with the interpretation of scientific data and assisting the Company’s management with the communication of scientific data to stakeholders.

Dr. Seizinger will be the Chair of the Science & Development Committee and Ms. Andrews will be a member of the Science & Development Committee following the Domestication.

Director and Executive Compensation

The director and executive compensation programs currently offered by Oncolytics are described in Oncolytics’ management information circular filed on SEDAR+ and EDGAR on July 7, 2025, available under its profile on SEDAR+ at www.sedarplus.ca, its profile at EDGAR at www.sec.gov or its website at www.oncolyticsbiotech.com. The director and executive compensation program for Oncolytics Nevada will be the same as that of Oncolytics.

Beneficial Ownership of Securities of Oncolytics Nevada

To the knowledge of the directors and executive officers of the Company, no person or company will beneficially own, or control or direct, directly or indirectly, voting securities of the company carrying 10% or more of the votes attached to any class of voting securities of the Company immediately following the Domestication.

Auditor, Registrar and Transfer Agent

The auditor of Oncolytics Nevada will be Ernst & Young LLP. The transfer agent and registrar for Common Shares will be                     . The transfer agent and registrar’s address is                        .

Vote Required and Recommendation of the Board

At the Meeting, Shareholders will be asked to consider and, if thought advisable, approve, with or without variation, the Domestication Resolution, subject to such amendments, variations or additions as may be approved at the Meeting, as a special resolution to approve the Domestication. Please refer to Annex C for the text of the Domestication Resolution to be voted on at the Meeting.

To be adopted, the Domestication Resolution must be approved by the affirmative vote of at least two-thirds of the votes cast by the Shareholders present or represented by proxy at the Meeting. If your Common Shares are registered in your name and you abstain from voting on this matter, your abstention will not have any effect on the outcome of the vote. Abstentions will each be counted for the quorum requirement. If you hold your Common Shares through a bank, broker or other agent and you do not instruct the bank, broker or other agent on how to vote on this proposal, your bank, broker or other agent will not have authority to vote your Common Shares. Broker non-votes will not have an impact on the outcome of this proposal.

THE BOARD BELIEVES THAT THE APPROVAL OF THE DOMESTICATION RESOLUTION IS IN THE BEST INTERESTS OF ONCOLYTICS AND RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPROVAL OF THE DOMESTICATION RESOLUTION.

The voting rights pertaining to Common Shares represented by duly executed proxies in favour of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the Domestication Resolution.

Please take notice that even if the Domestication Resolution is approved, it provides that the Board may revoke such Domestication Resolution before the issuance of the Articles of Domestication without the approval of the Shareholders.

Please take further notice that even if the Domestication Resolution is approved, the Domestication Resolution shall be revoked and the Domestication shall not be effected in the event that the requisite majority of Shareholders does not approve the Continuance Resolution or the Board revokes or abandons the Continuance Resolution or the Continuance.

PROPOSAL NO. 3 — APPROVAL OF THE ONCOLYTICS BIOTECH INC. 2025 PLAN

Overview

We are requesting Shareholders approve the 2025 Plan. The Board has approved the 2025 Plan, subject to shareholder approval and effective upon the effectiveness of the Domestication. The 2025 Plan is intended to align our equity compensation plan with rules and market practices applicable to U.S. public companies in our industry. References to “shares” issuable pursuant to 2025 Plan in this section refer to the common stock of Oncolytics Nevada after the effectiveness of the Domestication.

If the 2025 Plan is approved, the number of shares reserved for issuance under the 2025 Plan will equal the sum of (i) 6,500,000 shares; (ii) any shares that remain available for issuance under the Amended and Restated Incentive Share Award Plan (the “2023 Plan”) and the Amended and Restated Stock Option Plan (the “Option Plan”, and together with the 2023 Plan, the “Prior Plans”) as of the effective date of the 2025 Plan; (iii) any shares that are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which are not issued under the Prior Plans; and (iv) an annual increase on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 6% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board or the compensation committee. Upon the effective date of the 2025 Plan, we will cease granting awards under the Prior Plans, but any awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan.

If this Proposal No. 3 is not approved by the Shareholders, or if the Board determines, in its sole discretion, not to proceed with the Domestication, the 2025 Plan will not become effective, and the Prior Plans will remain in effect. However, we may need to consider alternative compensation structures to achieve the objectives for which the Prior Plans were designed.

2025 Plan

Background

The purpose of the 2025 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our Company by providing these individuals with equity-based compensatory opportunities. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of the Shareholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to our success. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes.

Prior to approving the 2025 Plan, the Board and compensation committee considered the Company’s equity grant objectives and determined that approval of the 2025 Plan would be the most effective tool in achieving our employee retention and incentive goals, and aligning employee interests with those of the Shareholders, because it provides a direct and straightforward means of incentivizing employees.

Current Shares Under the Prior Plans

The total number of Common Shares reserved for issuance under the Prior Plans shall not exceed 14% of the total number of issued and outstanding Common Shares from time to time.

Set forth below is the number of our Common Shares available for issuance pursuant to outstanding and future equity awards under the 2023 Plan and the Option Plan as of October 9, 2025. The closing price of our Common Shares on the Nasdaq Global Select Market on that date was $1.7385 (determined using the exchange rate of $1 U.S. dollar to $1.4020 Canadian dollar as of October 9, 2025).

Shares subject to outstanding options(1)	11,398,245
Shares subject to outstanding RSUs(2)	519,310
Shares available for future grants of awards	2,633,448

(1) As of October 9, 2025, options outstanding under the Option Plan had a weighted average per share exercise price of $1.86 and a weighted average remaining term of 3.34 years.

(2) As of October 9, 2025, the weighted average remaining vesting term for RSUs was 1.14 years.

Determination of Adoption of 2025 Plan

In consideration of our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term stockholder value creation, including by retaining and incentivizing our executives and other employees, we believe that the adoption of the 2025 Plan is reasonable, appropriate and in the best interests of the Company and its shareholders at this time.

Accordingly, the Board recommends that shareholders vote for approval of this Proposal No. 3.

Summary of the 2025 Plan

This section summarizes certain principal features of the 2025 Plan, subject to shareholder approval and effective upon the Domestication. The summary is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached to this Circular/Prospectus as Annex F.

Eligibility and Administration

Our employees, consultants and directors, and employees, consultants and directors of our subsidiaries will be eligible to receive awards under the 2025 Plan. As of October 9, 2025, we had 27 employees, including 5 executive officers, and 7 non-employee directors who would be eligible under the 2025 Plan. The 2025 Plan will be administered by the Board with respect to awards to non-employee directors and by our compensation committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2025 Plan, subject to its express terms and conditions. The plan administrator will also set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration conditions.

Limitation on Awards and Shares Available for Awards

If the 2025 Plan is approved and the Continuance and Domestication are completed, the number of shares reserved for issuance under the 2025 Plan will equal the sum of (i) 6,500,000 shares; (ii) any shares that remain available for issuance under the Prior Plans as of the effective date of the 2025 Plan; (iii) any shares that are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which are not issued under the Prior Plans; and (iv) an annual increase on the first day of each calendar year beginning January 1, 2027 and ending on and including January 1, 2036, equal to the lesser of (A) 6% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board or the compensation committee. No more than 83,423,715 shares may be issued under the 2025 Plan, if approved, upon the exercise of incentive stock options.

As of October 9, 2025, there were 11,917,555 shares subject to awards outstanding under the Prior Plans and 2,633,448 shares remaining available for issuance under the Prior Plans. Shares issued under the 2025 Plan may be authorized but unissued shares, including shares authorized but unissued under the Prior Plans, shares purchased on the open market or treasury shares. Upon the effective date of the 2025 Plan, we will cease granting awards under the Prior Plans, but any awards granted under the Prior Plans will remain subject to the terms of the applicable Prior Plan.

If an award under the Prior Plans or the 2025 Plan expires, lapses or is terminated, exchanged for or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2025 Plan. Further, shares delivered to us to satisfy the applicable exercise or purchase price of an award under the Prior Plans or the 2025 Plan and/or to satisfy any applicable tax withholding obligations (including shares retained by us from the award under the Prior Plans or the 2025 Plan being exercised or purchased and/or creating the tax obligation) will become or again be available for grants of awards under the 2025 Plan. The payment of dividend equivalents in cash in conjunction with any awards under the Prior Plans or the 2025 Plan will not reduce the shares available for grant under the 2025 Plan.

Awards granted under the 2025 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2025 Plan. The 2025 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed the amount equal to 750,000 U.S. dollars , increased to $1,000,000 U.S. dollars in the fiscal year in which the effective date of the 2025 Plan occurs or in the fiscal year of a non-employee director’s initial year of service as a non-employee director (in each case, excluding any compensation awarded prior to the effective date of the 2025 Plan).

Awards

The 2025 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified stock options, or NSOs, restricted stock, dividend equivalents, restricted stock units, or RSUs, performance shares, other incentive awards, stock appreciation rights, or SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2025 Plan. Certain awards under the 2025 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2025 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•	Options. Options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to options and may include continued service, performance and/or other conditions.

•	SARs. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

•	Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

•	Other Stock or Cash Based Awards. Other stock or cash based awards may be awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, shares. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

•	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares and may be granted alone or in tandem with awards other than options or SARs. Dividend equivalents are credited as of dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.

•	Performance Awards. Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include but are not limited to: (1) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation expense); (2) gross or net sales or revenue; (3) net income (either before or after taxes); (4) adjusted net income; (5) operating earnings or profit; (6) cash flow (including, but not limited to, operating cash flow and free cash flow); (7) return on assets; (8) return on capital; (9) return on shareholders’ equity; (10) total stockholder return; (11) return on sales; (12) gross or net profit or operating margin; (13) costs; (14) funds from operations; (15) expenses; (16) working capital; (17) earnings per share; (18) adjusted earnings per share; (19) price per share of common stock; (20) regulatory achievements or compliance; (21) implementation or completion of critical projects; (22) market share; (23) economic value; (24) debt levels or reduction; (25) sales-related goals; (26) comparisons with other stock market indices; (27) operating efficiency; (28) employee satisfaction; (29) financing and other capital raising transactions; (30) recruiting and maintaining personnel; and (31) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Certain Transactions

The plan administrator has broad discretion to take action under the 2025 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2025 Plan and outstanding awards. If a change in control occurs and the awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary, and provided that the service of the participants has not been terminated, then immediately prior to the change in control, such awards (other than any portion that is subject to performance-based vesting) shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions thereon shall lapse, in which case, such awards shall be canceled upon the consummation of the change in control in exchange for the right to receive the change in control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the change in control documents (including, without limitation, any earn-out or other deferred consideration provisions) or such other terms and conditions as the plan administrator may provide, and (ii) determined by reference to the number of shares subject to such awards and net of any applicable exercise price; provided that (A) to the extent that any such awards constitute “nonqualified deferred compensation” that may not be paid upon the change in control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable award agreement (subject to any deferred consideration provisions applicable under the change in control documents), (B) the portion of any award subject to performance-based vesting shall be governed by the terms and conditions of the applicable award agreement and, in the absence of applicable terms and conditions, the plan administrator’s discretion, and (C) if the amount to which a participant would be entitled upon the settlement or exercise of an award at the time of the change in control is equal to or less than zero, then such award may be terminated without payment. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2025 Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2025 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

No Repricing of Awards without Stockholder Approval

The plan administrator may not reduce the exercise price of an option or SAR or cancel an option or SAR in exchange for cash, another award under the 2025 Plan or an option or SAR with an exercise price that is less than the exercise price of the original option or SAR, unless such action is approved by the stockholders or taken in connection with certain corporate transactions.

Plan Amendment and Termination

The Board may amend or terminate the 2025 Plan at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the number of shares available under the 2025 Plan. No award may be granted pursuant to the 2025 Plan after the tenth anniversary of the earlier of the date on which the Shareholders approved the 2025 Plan or the date on which the Board adopted the 2025 Plan.

Effective Date and Term of Plan

The 2025 Plan was approved by the Board to be effective upon the effectiveness of the Domestication, subject to approval of the 2025 Plan by the shareholders. Unless earlier terminated by the Board, the 2025 Plan will remain effective until the tenth anniversary of the earlier of (i) the date the Board adopted the 2025 Plan or (ii) the date the shareholders approved the 2025 Plan. If the 2025 Plan is not approved by the shareholders or the Board determines, in its sole discretion, not to proceed with the Domestication, the 2025 Plan will not become effective, no awards will be granted under the 2025 Plan and the Prior Plans will continue in full force and effect.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax consequences to us and to U.S. participants for awards granted under the 2025 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Options. The grant of a non-qualified option under the 2025 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2025 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Stock Appreciation Rights. The grant of a SAR under the 2025 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.

Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2025 Plan, nor will the Company then be entitled to a deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.

Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2025 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Awards. If a participant receives a stock award under the 2025 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2025 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2025 Plan are designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2025 Plan are not exempt from Section 409A. However, if the 2025 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million U.S. dollars. Additionally, under Section 280G of the Code, in connection with a change in control, certain compensatory payments in excess of prescribed limits made to “disqualified individuals” in connection with the change in control may not be deductible by the Company.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the 2025 Plan are subject to the discretion of the plan administrator, and therefore, the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors is not currently determinable. Therefore, a New Plan Benefits Table is not permitted.

Equity Compensation Plan Information

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2024.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)
Equity Compensation Plans Approved by Stockholders	7,994,855	(1)	$2.14	(2)	3,207,963	(3)
Equity Compensation Plans Not Approved by Stockholders	--		$--		--
Total	7,994,855		$2.14		3,207,963

(1)	Represents 6,876,345 Common Shares that were subject to outstanding options granted under the Option Plan and 1,118,510 RSUs granted under the 2023 Plan.

(2)	This value is calculated based on the exercise price of options outstanding under the Option Plan and does not take into account outstanding RSUs, which have no exercise price.

(3)	Represents 3,207,963 Common Shares available for future issuance under the Prior Plans.

Consequences of Failing to Approve the Proposal

The 2025 Plan will not be implemented unless approved by the Shareholders. If the 2025 Plan is not approved by the shareholders, the Prior Plans will remain in effect, and the Company will continue to grant awards under the Prior Plans until the share reserve under the Prior Plans is exhausted or the term of the Prior Plans expire. Once the remaining share reserve is exhausted, the Company may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that the Company and its affiliates can attract and retain qualified personnel.

Vote Required and Recommendation of Board

Approval of the 2025 Plan, which is subject to and conditional upon the Domestication being approved, requires the affirmative vote of a majority of the votes cast at the meeting by proxy or in person. If the shareholders approve the 2025 Plan, it will become effective upon effectiveness of the Domestication. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication. If the Board determines, in its sole discretion, not to proceed with the Domestication, the 2025 Plan will not become effective. The Board has reserved the right to terminate or abandon the 2025 Plan at any time prior to the effectiveness of the Domestication.

The Board recommends that the shareholders vote FOR the approval of the 2025 Plan.

VOTING COMMON SHARES AND THE PRINCIPAL HOLDERS OF COMMON SHARES

Voting of Common Shares — General

The Record Date for the purpose of determining holders of Common Shares is                 , 2025. Shareholders of record on the Record Date are entitled to receive notice of and attend the Meeting and vote at the Meeting on the basis of one vote for each Common Share held, except to the extent that: (i) a registered Shareholder has transferred the ownership of any Common Shares subsequent to the Record Date; and (ii) the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, not later than the day that is ten calendar days before the Meeting or any adjournment thereof, that his or her name be included on the Shareholder list before the Meeting, in which case the transferee shall be entitled to vote his or her Common Shares at the Meeting.

The Company is authorized to issue an unlimited number of Common Shares. As at the Record Date, there are Common Shares issued and outstanding. At the Meeting, every Shareholder present in person or represented by proxy and entitled to vote shall have one vote. On a poll or ballot, every Shareholder present in person or by proxy has one vote for each Common Share of which such Shareholder is the registered holder.

When any Common Share is held jointly by several persons, any one of them may vote at the Meeting in person or by proxy in respect of such Common Share, but if more than one of them are present at the Meeting in person or by proxy and such joint owners of the proxy so present disagree as to any vote to be cast, the joint owner present or represented whose name appears first in the register of Shareholders maintained by TSX Trust is entitled to cast such vote.

Principal Holders of Common Shares

To the knowledge of the directors and executive officers of the Company, as at the date hereof, no persons or companies beneficially own, directly or indirectly, or exercise control or direction over, Common Shares that carry more than 10% of the voting rights attached to the issued Common Shares.

Indemnification of Directors and Officers

Our corporate by-laws require that, except to the extent expressly prohibited by law, we will indemnify our officers and directors against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred in respect of any civil, criminal, or administrative action or proceeding as it relates to their services to the Company. The by-laws provide no limit to the amount of the indemnification. We have purchased directors’ and officers’ insurance coverage to cover claims made against the directors and officers during the applicable policy periods. The amounts and types of coverage have varied from period to period as dictated by market conditions. We believe that we have adequate insurance coverage; however, there is no guarantee that all indemnification payments will be covered under our existing insurance policies.

There is no pending litigation or proceeding involving any of our officers or directors as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

In accordance with the provisions of the Business Corporations Act (Alberta), our by-laws also provide that the we will indemnify a director or officer, a former director or officer, or an individual who acts or acted at our request as a director or officer or an individual acting in a similar capacity of another entity, and such person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative investigative or other proceeding in which the individual is involved because of that association with us or such other entity, provided however that we shall not so indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

In addition, we may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above, but the individual shall repay the Company if the individual does not fulfil the conditions set out in (i) and (ii) above.

If we become liable under the terms of our by-laws, the insurance coverage discussed above, subject to its terms and conditions, will extend to our liability; however, each claim will be subject to a per claim retention of varying amounts, depending on the nature of the claim.

The proposed Oncolytics Nevada Charter contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the NRS. In addition, if the NRS is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the NRS.

The proposed Oncolytics Nevada Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the NRS, subject to limited exceptions. The proposed Oncolytics Nevada Bylaws also provide that it must advance expenses incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, if the Domestication is implemented, we intend into enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We also expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been directors or officers of Oncolytics. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the NRS.

MATERIAL DIFFERENCES BETWEEN ALBERTA CORPORATE LAW AND BRITISH COLUMBIA CORPORATE LAW

Our corporate affairs are governed by our articles of incorporation, general by-laws and the provisions of the ABCA. A summary comparison of the significant differences between the rights of shareholders under the ABCA and the rights of shareholders under the BCBCA is attached hereto as Annex J and does not represent a complete statement of the rights of the Shareholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the full text of the ABCA and the BCBCA, the regulations made or laws developed thereunder and our current constating documents and the constating documents of Oncolytics to be adopted in British Columbia.

MATERIAL DIFFERENCES BETWEEN BRITISH COLUMBIA CORPORATE LAW AND NEVADA CORPORATE LAW

Subject to and conditional upon the approval of the Continuance Resolution and prior implementation of the Continuance, our corporate affairs will be governed by our Notice of Articles, Articles and the provisions of the BCBCA. A summary comparison of the significant differences between the rights of shareholders under the BCBCA and the rights of stockholders under the NRS is attached hereto as Annex K and does not represent a complete statement of the rights of the Stockholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the full text of the BCBCA and the NRS, the regulations made or laws developed thereunder and the constating documents of Oncolytics to be adopted in British Columbia and Nevada, respectively.

MATERIAL DIFFERENCES BETWEEN ALBERTA CORPORATE LAW AND NEVADA CORPORATE LAW

Upon completion of the Domestication, subject to and conditional upon the approval of the Continuance Resolution and prior implementation of the Continuance, our corporate affairs will be governed by the Oncolytics Nevada Charter and the Oncolytics Nevada Bylaws and the provisions of the NRS. The ABCA differs from the various state laws applicable to U.S. corporations and their stockholders, including Nevada law. The following is a general summary of the material differences between the rights of shareholders under the ABCA and the rights of stockholders under the NRS. This summary does not represent a complete statement of the rights of the Stockholders or a complete description of the specific provisions referred to below, and is qualified in its entirety by reference to the full text of the NRS, the ABCA and the then-applicable governing documents of Oncolytics. References to “Oncolytics Nevada” refer solely to Oncolytics Biotech Inc., a Nevada corporation, as of the effective time of the Domestication.

	Alberta	Nevada
Number and Election of Directors	The ABCA provides that a reporting issuer must have no fewer than three directors, at least two of whom are not officers or employees of the issuer or its affiliates.

Under the NRS, a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and may otherwise provide for the manner in which the number of directors may be increased or decreased.

The NRS permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually.

The NRS provides that unless the articles of incorporation or the bylaws require more than a plurality of the votes cast, directors of every corporation must be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election.

Oncolytics Nevada’s board is not classified and, therefore, directors will be elected on an annual basis.

The proposed Oncolytics Nevada Bylaws provide that directors will be elected by a plurality of votes cast.

Removal of Directors	The ABCA provides that, subject to certain limitations, the shareholders of a corporation may remove directors from office by ordinary resolution at a special meeting of shareholders.	The NRS requires the vote of the holders of at least two-thirds of the voting power of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds (2/3) of the voting power, but not lower. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.

	Alberta	Nevada
Vacancies on the Board of Directors

Under the ABCA, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the remaining directors. In the case of a vacancy caused by the death, resignation or disqualification to act as a director under the ABCA, the remaining directors may fill the vacancy.

Under the ABCA, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors shall call a special meeting of shareholders to fill the vacancy, and if the remaining directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the NRS, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

The proposed Oncolytics Nevada Charter provides that only the Board and not the stockholders may fill vacancies on the Board of Directors.

Board of Director Quorum and Vote Requirements

Under the ABCA, subject to the articles or bylaws, a majority of the number of directors appointed constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Under the ABCA, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the articles or by-laws require a greater vote.

Under the NRS, unless otherwise provided in the articles of incorporation or bylaws, a quorum for the transaction of business at a meeting of stockholders is a majority of the voting power entitled to vote at the meeting whether present in person or by proxy. Shares represented at a meeting of stockholders by proxy count towards a quorum, even if the proxy does not have the authority to vote on any matter.

The Oncolytics Nevada Bylaws state that quorum for the transaction of business at a meeting of stockholders is one-third of the voting power entitled to vote at the meeting whether present in person or by proxy.

	Alberta	Nevada
Transactions with Directors and Officers

Under the ABCA, directors and officers of a corporation who are a party to, or have a material interest in, a material contract or transaction with the corporation, are required to disclose in writing to the corporation, or request to have entered in the minutes of a meeting of directors, the nature and extent of any material interest they may have in a material contract, whether entered into or proposed, involving the corporation.

Such disclosure must generally be made at the meeting at which the matter is first considered or at the first meeting after a director learns of their disclosable interest.

Directors who hold a disclosable interest are generally not entitled to vote on any resolutions approving the contract or transaction, subject to limited exceptions.

A contract or transaction in which a director or officer has a material interest in is neither void nor voidable solely for this reason, provided that this interest was sufficiently disclosed, the contract was approved by the directors or shareholders, and the terms were reasonable and fair to the corporation at the time of approval.

Failure to comply with these requirements may result in a court setting aside the contract or transaction, or requiring the director or officer to account to the corporation for any profits realized.

Under NRS Section 78.140, a transaction between a corporation and one or more of its directors or officers who has a financial interest in the transaction or holds common director or officer positions, is not void or voidable solely for that reason, if: (a) the fact of the common directorship, office or financial interest is known to the board of directors or a committee thereof, and the disinterested directors or committee members approve the transaction in good faith; (b) the fact of the common directorship, office or financial interest is known to the stockholders of the corporation, and the stockholders holding a majority of the voting power approve or ratify the transaction in good faith; (c) the fact of the common directorship, office or financial interest is not known to the interested director or officer at the time the transaction is brought before the board of directors for action; or (d) the transaction is fair as to the corporation at the time it is authorized or approved.

	Alberta	Nevada
Limitation on Liability of Directors and Officers

Certain actions to enforce a liability imposed by the ABCA must be brought within two years from the date of the resolution authorizing the act complained of. A director will be deemed to have complied with their fiduciary obligations to the corporation under certain sections of the ABCA if the director exercised care, diligence, and skill that a reasonably prudent person would exercise in a comparable circumstance, including relying in good faith on:

•       financial statements represented to the director by an officer or in a written report of the auditor of the corporation to fairly reflect the financial condition of the corporation; or

•       an opinion report of a person whose profession lends credibility to a statement made by the professional person.

Under the ABCA, the directors of a corporation who vote for or consent to a resolution that authorizes the corporation to, inter alia: (a) pay a commission on the sale of shares not provided for under the ABCA; (b) pay a dividend, purchase, redeem or otherwise acquire shares in circumstances that would be in violation of the ABCA, including where the corporation is insolvent, or the payment of the dividend would render the corporation insolvent; (c) make a payment of an indemnity to an indemnifiable person in violation of the ABCA; (d) provide financial assistance in violation of the ABCA; or (e) make a payment to a shareholder in violation of the ABCA, are, in each case, jointly and severally liable to restore to the corporation any amount paid or distributed as a result and not otherwise recovered by the corporation.

In addition, the directors of a corporation who vote for or consent to a resolution that authorizes the issue of a share that is not fully paid are jointly and severally liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money on the date of that resolution. Notwithstanding the foregoing, under the ABCA, a director is not subject to statutory liability for the foregoing if the director did not know and could not reasonably have known that the shares were issued for a consideration less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money.

The NRS provides that directors and officers are not individually liable to the corporation, its stockholders or creditors for any damages as a result of any act or failure to act as such unless the presumption of the business judgment rule has been rebutted and it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. The NRS also provides that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

Note that Nevada law, which covers both directors and officers, does not exempt breaches of duty of loyalty from exculpation. Liability for improper payment of distributions is subject to the same exculpatory standard applicable to other liabilities.

The proposed Oncolytics Nevada Charter provides for the elimination of liability of directors and officers to the fullest extent permitted by law.

	Alberta	Nevada
Indemnification of Directors and Officers

Under the ABCA, a corporation may indemnify: (a) a current or former director or officer of that corporation; (b) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was a shareholder or creditor of the corporation, and if such individual acted at the corporation’s request; or (c) the foregoing individual’s heirs and legal representatives (each, an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding in which he or she is involved by reason of being or having been a director or officer of the corporation or another corporation (as set out above), if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may advance funds to an indemnifiable person to defray the costs, charges and expenses incurred by an indemnifiable person in respect of that proceeding, provided that if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amount advanced. Subject to the aforementioned prohibitions on indemnification, a corporation must pay all costs, charges and expenses reasonably incurred by an indemnifiable person in connection with the defence of any civil, criminal, administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (a) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (b) (i) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Company’s bylaws provide that the Company will indemnify directors and officers to the extent permitted by law.

The NRS includes a statutory mechanism that permits a corporation to indemnify any director or officer who is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the statutory indemnification regime of the NRS, the corporation, through its stockholders, directors or independent legal counsel, must determine that the indemnification is proper.

The indemnification available pursuant to the statutory mechanisms provided under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but, unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officer and directors in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

The proposed Oncolytics Nevada Bylaws provide for indemnification and advancement of expenses to directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions.

	Alberta	Nevada
Call and Notice of Shareholder Meetings

Under the ABCA, the board of directors may at any time call a special meeting of shareholders, and that holders of not less than five percent of the issued voting shares may give notice to the directors requiring them to call and hold a special meeting of shareholders for the purpose stated in the notice.

If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them may call the meeting.

The NRS provides that unless otherwise provided in the bylaws, the board of directors has the authority to set the date, time and place for the annual meeting of the stockholders. Under the NRS, a stockholders meeting may be held within or outside of Nevada.

If for any reason directors are not elected by written consent pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at any special meeting of the stockholders which is called and held for that purpose.

Shareholder Action by Written Consent	Under the ABCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. A written resolution is as valid and effective as if it were a resolution passed at a meeting of shareholders.

The NRS provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by a majority of the capital stock of the corporation, or a different proportion of voting power if otherwise required, by unanimous written consent.

The Oncolytics Nevada Charter generally prohibits action by written consent of stockholders.

Shareholder Nominations and Proposals	The ABCA provides that a shareholder holding at least one percent of the total number of issued voting shares, or with a fair market value of at least C$2,000, in either case for a period of at least six months, and has the support of other shareholders holding not less than 5% of the issued voting shares, may submit proposals to the annual meeting of shareholders. A proposal that includes nominations for the election of directors must be signed by one or more holders holding, in aggregate, not less than 5% of the voting shares. A shareholder may also nominate directors at a meeting of shareholders.	The NRS does not contain specific provisions regarding stockholder proposals. However, the Oncolytics Nevada Bylaws contain provisions which generally require stockholders to provide written notice of any proposal or nomination at least 90 days and not more than 120 days prior to the anniversary date of the prior years meeting. The notice must contain specific information relating to (i) the nominating or proposing stockholder, the beneficial owner on whose behalf the nomination or proposal is being made and certain other related persons; (ii) the nominee, and (iii) the proposed business.

	Alberta	Nevada
Shareholder Quorum and Vote Requirements	The ABCA provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The Company’s bylaws provide that a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 5% of the votes entitled to be cast at the meeting.

Under the NRS, unless otherwise provided in the articles of incorporation or bylaws, a quorum for the transaction of business at a meeting of stockholders is a majority of the voting power entitled to vote at the meeting whether present in person or by proxy. Shares represented at a meeting of stockholders by proxy count towards a quorum, even if the proxy does not have the authority to vote on any matter.

The Oncolytics Nevada Bylaws state that quorum for the transaction of business at a meeting of stockholders is one-third of the voting power entitled to vote at the meeting.

Under the NRS, a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and may otherwise provide for the manner in which the number of directors may be increased or decreased.

The NRS permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually.

The NRS provides that unless the articles of incorporation or the bylaws require more than a plurality of the votes cast, directors of every corporation must be elected at the annual meeting of the stockholders by a plurality of the votes cast at the election.

Oncolytics Nevada’s board is not classified and, therefore, directors will be elected on an annual basis.

The proposed Oncolytics Nevada Bylaws provide that directors will be elected by a plurality of votes cast.

	Alberta	Nevada
Amendment of Articles of Incorporation

Under the ABCA, the articles of the Company may be generally amended by special resolution, which requires the approval of not less than two-thirds of the votes cast by shareholders who vote on the resolution.

Under the NRS, every amendment to the articles of incorporation must be made in the following manner:

•      The proposed amendment must be approved by the board of directors and submitted to the stockholders for approval.

•    The proposed amendment requires the approval of stockholders representing at least a majority of the voting power of the corporation, or such greater proportion of the voting power as may be required in the case of a vote by classes or series (as described below), or as otherwise required by the articles of incorporation. If any proposed amendment would adversely alter or change any preference or other right given to any class or series of outstanding shares, then the amendment must also be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by such amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment.

Different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

No action by the stockholders is required if the proposed amendment to the articles of incorporation consists only of a change in the name of the corporation.

	Alberta	Nevada
Amendment of By-laws	Under the ABCA, the directors may make, amend or repeal any bylaw that regulates the business or affairs of the corporation, unless the articles of the corporation, unanimous shareholders’ agreement or bylaws provide otherwise. When directors make, amend or repeal a bylaw, they are required under the ABCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, amendment or repeal by ordinary resolution, which requires a majority of the votes cast by shareholders who voted on the resolution.

The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the board of directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The NRS also provides that the articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the board of directors.

The proposed Oncolytics Nevada Charter provides that the Board of Directors may amend the bylaws.

Votes on Amalgamations, Mergers, Consolidations and Sales of Assets

Many matters requiring shareholder approval under the ABCA must be approved by a special resolution. These extraordinary corporate actions include certain amalgamations, changes to authorized share structure, continuances, liquidations and dissolutions, and sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business.

A special resolution is a resolution (a) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose; or (b) signed by all shareholders entitled to vote on the resolution.

Under the ABCA, separate approval by holders of shares of a specific class or series may be required to effect extraordinary corporate actions.

Under the ABCA, arrangements are permitted and a corporation may make any proposal it considers appropriate if “it is impracticable to effect the arrangement” under the other provisions of the ABCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is typical for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Under the ABCA, the court has the discretion to determine whether a plan of arrangement must be approved by shareholders, and the requisite minimum voting threshold. The court also determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in an interim order issued by the court, as applicable, (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement in the final order.

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors.

With respect to approval by stockholders of a surviving corporation in a merger, the NRS does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (i) the plan of merger does not amend the existing articles of incorporation, (ii) each stockholder of the surviving Nevada corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the effective date of merger and (iii) the number of voting shares issued and issuable as a result of the merger will not exceed 20% of the total number of voting shares (i.e., shares that entitle their holders to vote unconditionally in elections of directors) of the surviving Nevada corporation outstanding immediately before the merger; and (iv) the number of participating shares (i.e. shares that entitled their holders to participate without limitation in distributions) issued and issuable as a result of the merger will not exceed 20% of the number of participating shares outstanding immediately before the merger.

	Alberta	Nevada
Dissenter’s Rights of Appraisal

The ABCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights. Dissenting shareholders who comply with the process set out in the ABCA may demand payment for the fair value of their shares. Dissent rights exist when there is a vote upon matters such as:

•      an amalgamation with another corporation (other than with certain affiliated corporations);

•     an amendment to a corporation’s articles to: (a) add, change or remove any provisions restricting or constraining the issue or transfer of shares; (b) add or remove an express statement establishing the unlimited liability of shareholders; or (c) add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•     a continuance (reincorporation) under the laws of another jurisdiction;

•      a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

•      an arrangement proposed by the corporation where there is a court order permitting a shareholder to dissent in connection with an application to the court for an order approving the arrangement.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

A court may make an order permitting a shareholder to dissent in certain circumstances.

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) accordance of full voting rights under certain circumstances in connection with acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. Holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20 million (exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares), and any shares issued by an open-end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3)(b) or any combination thereof. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent.

	Alberta	Nevada
Oppression Remedy

Under the ABCA, a complainant has the right to apply to a court for an order where an act or omission of the corporation or an affiliate effects a result, or the business or affairs of which are or have been carried on or conducted in a manner, or the directors’ powers are or have been exercised in a manner, that would be oppressive or unfairly prejudicial to or would unfairly disregard the interest of any security holder, creditor, director or officer of the corporation. On such application, the court may make any interim or final order it thinks fit to rectify the matters complained of, including an order restraining the conduct complained of.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

Although the NRS imposes fiduciary duties upon directors and officers, the NRS does not contain an “oppression remedy.”

Shareholder Derivative Actions

Under the ABCA, a shareholder, former shareholder, director, former director, officer or former officer of a corporation or its affiliates, certain creditors or any other person who, in the discretion of a court, is a proper person to seek a derivative action may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in the action to which a corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or the subsidiary.

In order to bring the action, the complainant must give reasonable notice to the directors of the corporation (if not all directors have been named as defendants) and the complainant must satisfy to the court that:

•    the complainant is acting in good faith;

•     the directors of the corporation will not bring, diligently prosecute or defend or discontinue the action; and

•      it appears to be in the interests of the corporation that the action be brought, prosecuted, defended or discontinued.

NRS 41.520 grants stockholders a derivative cause of action where the corporation refuses to enforce rights which may properly be asserted by it, where the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s share thereafter devolved on the plaintiff by operation of law. The complaint must also set forth with particularity the efforts of the plaintiff to secure from the board of directors and, if necessary, from the stockholders such action as the plaintiff desires, and the reasons for the plaintiff’s failure to obtain such action or the reasons for not making such effort. In any such action, at any time within 30 days after service of summons upon the corporation or any defendant who is an officer or director of the corporation or held such office at the time of the acts complained of, the corporation or such defendant may move the court for an order, upon notice and hearing, requiring the plaintiff to furnish security as hereinafter provided. Such motion must be based upon one or more of the following grounds: (a) that there is no reasonable possibility that the prosecution of the cause of action alleged in the complaint against the moving party will benefit the corporation or its security holder or (b) that the moving party, if other than the corporation, did not participate in the transaction complained of in any capacity.

	Alberta	Nevada
Anti-Takeover and Ownership Provisions

The ABCA does not contain specific anti-takeover provisions, however, policies of Canadian securities regulatory authorities provide a corporation with certain powers which may be used to make itself less vulnerable to hostile takeover attempts. These powers include the ability to:

•      implement a staggered board of directors, which deters an immediate change in control of the board;

•      provide for the exclusive right of one or more class of shareholders to elect one or more directors;

•      provide for supermajority voting in some circumstances, including on an amalgamation or for amendments to articles;

•      provide for the creation of a shareholder rights plan to authorize the issue of new shares to existing shareholders at a below-market price in the event of a hostile take-over bid without any requirement to issue such shares to hostile bidders; and

•      issue “blank check” preferred shares, which may be used to make a corporation less attractive to a hostile bidder.

Unless an issuer opts out of the provisions of NRS 78.411 through 78.444, such statutes generally prohibit a public Nevada corporation from engaging in a “combination” with a holder of 10% or more of the voting power of the outstanding voting shares of the Company, referred to as an interested stockholder, for a period of two years after the time the interested stockholder became an interested stockholder, except as otherwise provided therein. For these purposes, the term “combination” includes mergers, certain assets sales and other similar transactions with an interested stockholder.

Oncolytics Nevada has opted out of NRS 78.411 through 78.444 in the Oncolytics Nevada Charter.

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

Pursuant to NRS 78.378, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless the articles of incorporation or bylaws in effect on the 10th day following such acquisition provide that the provisions of these statutes do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, or unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Oncolytics Nevada Charter, Oncolytics Nevada opts out of these provisions.

	Alberta	Nevada
Forum Selection

A company may include a forum selection clause in its bylaws, which provides a mechanism to designate the courts of a specified jurisdiction as the exclusive forum for hearing corporate disputes, subject to limitations under applicable corporate laws and judicial interpretation.

The Company’s bylaws do not include a forum selection clause.

The proposed Oncolytics Nevada Bylaws provide that the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, the Oncolytics Nevada Charter or Oncolytics Nevada Bylaws; (4) any proceeding to interpret, apply, enforce or determine the validity of the Nevada Charter or Nevada Bylaws, (5) any internal action (as defined in NRS 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada, or (6) any action asserting a claim governed by the internal affairs doctrine.

The Oncolytics Nevada Charter further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Management of the Company is not aware of any material interest, direct or indirect, of any director or executive officer of the Company, or anyone who has held office as such since the beginning of the Company’s last financial year, or any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

There are no material interests, direct or indirect, of directors, officers, any shareholder who beneficially owns, directly or indirectly, more than 10% of the outstanding Common Shares, or any known associate or affiliates of such persons in any transaction within the last financial year or in any proposed transaction which has materially affected or would materially affect the Company.

HOUSEHOLDING — SHAREHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials or annual report to Shareholders may have been sent to multiple Shareholders in each household unless otherwise instructed by such Shareholders. We will deliver promptly a separate copy of these documents to any Shareholder upon written or oral request to our Chief Executive Officer at Oncolytics Biotech Inc., 322 11th Avenue SW, Suite 804, Calgary, Alberta T2R 0C5, telephone: (403) 670-7377. Any Shareholder who wants to receive separate copies of our proxy materials or annual report to Shareholders in the future, or any Shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Shareholder’s bank, broker, or other nominee record holder, or the Shareholder may contact us at the above address and telephone number.

MANAGEMENT CONTRACTS

None of the management functions of Oncolytics are to any substantial degree performed other than by the directors or executive officers of Oncolytics.

RESTRICTED SECURITIES

No action to be taken as set out herein involves a transaction that would have the effect of converting or subdividing, in whole or in part, existing securities into restricted securities or creating new restricted securities.

ADDITIONAL INFORMATION

Additional information relating to the Company is available through the internet on the Canadian System for Electronic Document Analysis and Retrieval Plus (SEDAR+) which can be accessed at www.sedarplus.ca. Financial information of the Company is provided in the comparative annual financial statements and management’s discussion and analysis of the Company for the most recently completed financial year. Copies of the financial statements and management discussion and analysis of the Company may be obtained from the Chief Financial Officer of the Company at Suite 804, 322 — 11th Avenue S.W., Calgary, Alberta T2R 0C5 or by email at info@oncolyticsbiotech.com.

LEGAL MATTERS

Certain legal matters relating to the Domestication under the laws of the State of Nevada will be passed upon by Brownstein Hyatt Farber Schreck, LLP.

EXPERTS

The consolidated financial statements of Oncolytics Biotech Inc. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Availability of Reports and Other Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. We maintain a website at www.oncolyticsbiotech.com. Information contained in or accessible through our website does not constitute a part of this Circular/Prospectus. As we are also a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the SEDAR+ website maintained by the Canadian Securities Administrators at www.sedarplus.ca.

We have filed with the SEC the Registration Statement on Form F-4 (the “Registration Statement”) under the Securities Act with respect to the Continuance and the Domestication as well as with the applicable provincial securities regulatory authorities in Canada. This Circular/Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the Continuance and the Domestication, please refer to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Circular/Prospectus as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, please refer to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, each statement about such contract or document being qualified in all respects by such reference.

Incorporation by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Circular/Prospectus. Information in this Circular/Prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this Circular/Prospectus, while information that we file later with the SEC will automatically update and supersede the information in this Circular/Prospectus. We incorporate by reference into this Circular/Prospectus and the Registration Statement of which this Circular/Prospectus is a part the information and documents listed below that Oncolytics has filed with the SEC (Commission File No. 001-38512):

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 7, 2025; and

•	our Current Reports on Form 6-K furnished to the SEC on April 10, 2025 (Other Material Events), May 14, 2025 (Financial Results), August 8, 2025 (Financial Results), August 8, 2025 (Other Material Events) and October 10, 2025 (Other Material Events).

We also incorporate by reference into this Circular/Prospectus all documents (other than any document or portion of a document that is furnished and deemed by the rules of the SEC not to have been filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those filed by us with the SEC after the date of the initial filing of the Registration Statement of which this Circular/Prospectus is a part and prior to effectiveness of such Registration Statement and those filed by us with the SEC after the date of this Circular/Prospectus but prior to the date on which the Meeting is held. Information in such future filings updates and supplements the information provided in this Circular/Prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information this Circular/Prospectus as well as any document we previously filed with the SEC, that is incorporated or deemed to be incorporated herein by reference herein to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a Circular/Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this Circular/Prospectus but not delivered with the Circular/Prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Oncolytics Biotech Inc., Attention: Kirk Look, Chief Financial Officer, 322 11th Avenue SW, Suite 804, Calgary, Alberta T2R 0C5. Our phone number is: (403) 670-7377. You may also view the documents that we file with the SEC and incorporate by reference in this Circular/Prospectus on our corporate website at https://oncolyticsbiotech.com/investor-overview/filings/. The information on our website is not incorporated by reference and is not a part of this Circular/Prospectus.

In addition, the following documents of Oncolytics are specifically incorporated by reference into and form an integral part of this Circular/Prospectus:

• Audited, consolidated financial statements for the year ended December 31, 2024, together with the notes thereto, and the independent auditor’s report thereon;

• Management discussion and analysis for the year ended December 31, 2024;

• Unaudited, condensed interim consolidated financial statements for the 3 and 6 months ended June 30, 2025, together with the notes thereto;

• Management’s discussion and analysis, as at June 30, 2025, and for the 3 and 6 month periods ending June 30, 2025; and

• Management information circular dated June 18, 2025, prepared in connection with our annual meeting of shareholders held on August 8, 2025.

Any documents of the type referred to above, any audited annual consolidated financial statements, unaudited interim consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, any material change reports (except confidential material change reports) and business acquisition reports filed by Oncolytics with the various securities commissions or similar authorities in Canada or the U.S., which will subsequently be filed by Oncolytics on SEDAR and EDGAR, after the date of the Circular/Prospectus and prior to the effective time of the Domestication, shall be deemed to be incorporated by reference into this Circular/Prospectus. The foregoing documents may be viewed on SEDAR at www.sedarplus.ca and are also available on request without charge from Oncolytics’ Chief Financial Officer by sending a written request to 4000, 421 — 7th Avenue S.W., Calgary, Alberta, T2P 4K9.

APPROVAL

The Board has approved the contents of this Circular/Prospectus and the sending thereof to our Shareholders, directors and independent registered public accounting firm.

DATED this day of              , 2025.

ON BEHALF OF THE BOARD OF DIRECTORS

ANNEX A — SPECIAL SHAREHOLDERS RESOLUTION APPROVING THE CONTINUANCE

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	Oncolytics Biotech Inc. (the “Corporation”) is hereby authorized to:

(a)	make application to the Alberta Registrar of Corporations for authorization to continue the Corporation to British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”), pursuant to the laws of British Columbia;

(b)	subject to obtaining the approval specified above, to file with the regulatory authorities of British Columbia, a Continuation Application and Notice of Articles and all other requisite documentation in order to continue the Corporation as if it had been incorporated under the laws of British Columbia, including any alteration of the Corporation’s share structure;

(c)	upon continuation under the laws of British Columbia, to adopt Articles that comply with the BCBCA, which Articles shall be endorsed by a director of the Corporation; and

(d)	upon continuance under the laws of British Columbia, to make application to the Alberta Registrar of Corporations for a Certificate of Discontinuance pursuant to Section 189(6) of the Business Corporations Act (Alberta).

2.	subject to the continuance of the Corporation under the BCBCA and the issuance of a certificate of discontinuance by the Alberta Registrar of Corporations and without affecting the validity or existence of the Corporation, by and under its existing articles of incorporation or by-laws or of any act done thereunder, effective upon issuance of the certificate of continuation, the continuation application containing the notice of articles and the articles, in the forms attached as Annexes B and E to the Circular/Prospectus are hereby adopted in substitution for the existing articles of incorporation and by-laws of the Corporation, together with such changes or amendments thereto as any director or officer of the Corporation determines appropriate;

3.	notwithstanding that this special resolution has been duly passed (and the continuance approved) by the shareholders of the Corporation, the directors of the Corporation are hereby authorized and empowered without further notice to or approval of the shareholders of the Corporation (i) not to act upon this special resolution, and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the endorsement of a certificate of continuation in respect thereof; and

4.	any director or officer of the Corporation is authorized and directed, for and on behalf of the Corporation, to execute and deliver, or cause to be executed and delivered, the continuation application and the articles and all such other documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

A-1

ANNEX B — FORM OF CONTINUATION APPLICATION

A NAME OF COMPANY – Choose one of the following: The name is the name reserved for the foreign corporation to be continued in. The name reservation number is: , OR The foreign corporation is to be continued in with a name created by adding “B.C. Ltd.” after the incorporation number of the company. B FOREIGN CORPORATION’S CURRENT JURISDICTION 1. Corporate number assigned by the foreign corporation’s jurisdiction 2. Corporation’s name in the foreign corporation’s jurisdiction YYYY / MM / DD 4. Foreign corporation’s jurisdiction of incorporation, amalgamation or continuation 3. Foreign corporation’s date of incorporation or the most recent date of amalgamation or continuation If you are continuing a company into BC and want the BC incorporation number as its name, you will need to file this form on paper. Complete this form and mail to the Corporate Registry, along with a letter from the corporation’s home jurisdiction authorizing the continuation in. For information on the content of the authorization letter, see the Corporate Online Help Centre at www.corporateonline.gov.bc.ca for “Continuation Application” and “Authorization for Continuation In.” DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the FOIPPA and the Business Corporations Act for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3. Telephone: 1 877 526-1526 Mailing Address: PO Box 9431 Stn Prov Govt Courier Address: 200 – 940 Blanshard Street Email: bcregistries@gov.bc.ca Victoria BC V8W 9V3 Victoria BC V8W 3E6 Foreign Corporation CONTINUATION APPLICATION BUSINESS CORPORATIONS ACT, section 302 C ALTERATION EFFECTIVE DATE – Choose one of the following: The alteration is to take effect at the time that this notice is filed with the registrar. The alteration is to take effect at 12:01a.m. Pacific Time on being a date that is not more than ten days after the date of the filing of this notice. The alteration is to take effect at Pacific Time on being a date and time that is not more than ten days after the date of the filing of this notice. YYYY / MM / DD YYYY / MM / DD a.m. or p.m. D Authorization for the continuation from the foreign corporation’s jurisdiction is: AUTHORIZATION FOR CONTINUATION ATTACHED ALREADY FILED Page 1/2 FORM 16 FOR (JAN 2020) ✔ NR 3380276 207797382 Oncolytics Biotech Inc. ✔ ✔ 1998 / 04 / 02 Alberta Oncolytics Biotech Inc.

BRITISH COLUMBIA | BC Registry Services

Foreign Corporation

CONTINUATION APPLICATION

BUSINESS CORPORATIONS ACT, section 302

Telephone: 1 877 526-1526
Email: bcregistries@gov.bc.ca

E REGISTRATION AS AN EXTRAPROVINCIAL COMPANY

☐ YES ☑ NO

Extraprovincial Registration Number in BC ________________

Extraprovincial Company Name in BC ________________

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION	DATE SIGNED YYYY / MM / DD
	X	

FORM 16 FOR (JAN 2020)

Page 2/2

FORM 16 FOR (JAN 2020) E Is the foreign corporation currently registered in BC as an extraprovincial company? REGISTRATION AS AN EXTRAPROVINCIAL COMPANY YES NO If YES, enter the BC registration number and name of the extraprovincial company below: Extraprovincial Registration Number in BC Extraprovincial Company Name in BC (Including assumed name, if any, approved for use in BC) CERTIFIED CORRECT – I have read this form and found it to be correct. YYYY / MM / DD DATE SIGNED F X NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE FOREIGN CORPORATION Page 2/2 Telephone: 1 877 526-1526 Mailing Address: PO Box 9431 Stn Prov Govt Courier Address: 200 – 940 Blanshard Street Email: bcregistries@gov.bc.ca Victoria BC V8W 9V3 Victoria BC V8W 3E6 Foreign Corporation CONTINUATION APPLICATION BUSINESS CORPORATIONS ACT, section 302 ✔

NOTICE OF ARTICLES LAST NAME B TRANSLATION OF COMPANY NAME C Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required. Set out the name of the company as set out in Item A of the Continuation Application. A DELIVERY ADDRESS NAME OF COMPANY Set out every translation of the company name that the company intends to use outside of Canada. DIRECTOR NAME(S) AND ADDRESS(ES) MAILING ADDRESS LAST NAME DELIVERY ADDRESS MAILING ADDRESS LAST NAME DELIVERY ADDRESS MAILING ADDRESS LAST NAME DELIVERY ADDRESS MAILING ADDRESS NOA Page 1 POSTAL CODE/ZIP CODE FIRST NAME MIDDLE NAME POSTAL CODE/ZIP CODE FIRST NAME MIDDLE NAME PROVINCE/STATE COUNTRY PROVINCE/STATE COUNTRY POSTAL CODE/ZIP CODE POSTAL CODE/ZIP CODE PROVINCE/STATE COUNTRY PROVINCE/STATE COUNTRY FIRST NAME MIDDLE NAME FIRST NAME MIDDLE NAME POSTAL CODE/ZIP CODE POSTAL CODE/ZIP CODE PROVINCE/STATE COUNTRY PROVINCE/STATE COUNTRY POSTAL CODE/ZIP CODE POSTAL CODE/ZIP CODE PROVINCE/STATE COUNTRY PROVINCE/STATE COUNTRY FORM 16 FOR (JAN 2020) Oncolytics Biotech Inc. See attached Schedule.

D REGISTERED OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
Suite 1700, Park Place, 666 Burrard Street, Vancouver	BC	V6C 2X8

MAILING ADDRESS OF THE COMPANY'S REGISTERED OFFICE	PROVINCE	POSTAL CODE
Suite 1700, Park Place, 666 Burrard Street, Vancouver	BC	V6C 2X8

E RECORDS OFFICE ADDRESSES

DELIVERY ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
Suite 1700, Park Place, 666 Burrard Street, Vancouver	BC	V6C 2X8

MAILING ADDRESS OF THE COMPANY'S RECORDS OFFICE	PROVINCE	POSTAL CODE
Suite 1700, Park Place, 666 Burrard Street, Vancouver	BC	V6C 2X8

F AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
Identifying name of class or series of shares	THERE IS NO MAXIMUM (☐)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (☐)	WITH A PAR VALUE OF ($)	Type of currency	YES	NO
Common	X		X				✓

FORM 16 FOR (JAN 2020) NOA Page 2

Maximum number of shares of this class or series of shares that the com-pany is authorized to issue, or indicate there is Identifying name of class or series of shares Kind of shares of this class or series of shares. Are there special rights or restrictions attached to the shares of this class or series of shares? Type of currency THERE IS NO MAXIMUM () MAXIMUM NUMBER OF SHARES AUTHORIZED WITH A PAR VALUE OF ($) YES WITHOUT PAR VALUE () NO DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE POSTAL CODE MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE POSTAL CODE D REGISTERED OFFICE ADDRESSES DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE POSTAL CODE MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE POSTAL CODE E RECORDS OFFICE ADDRESSES F AUTHORIZED SHARE STRUCTURE NOA Page 2 PROVINCE BC PROVINCE BC PROVINCE BC PROVINCE BC FORM 16 FOR (JAN 2020) Suite 1700, Park Place, 666 Burrard Street, Vancouver V6C 2X8 Suite 1700, Park Place, 666 Burrard Street, Vancouver V6C 2X8 Suite 1700, Park Place, 666 Burrard Street, Vancouver V6C 2X8 Suite 1700, Park Place, 666 Burrard Street, Vancouver V6C 2X8 Common X X ✔

Schedule Director(s) Patricia S. Andrews [Redacted - Personal Information] Deborah M. Brown [Redacted - Personal Information] Angela Frances Holtham [Redacted - Personal Information] Jared Kelly [Redacted - Personal Information] James T. Parsons [Redacted - Personal Information] Wayne Pisano [Redacted - Personal Information] Jonathan Rigby [Redacted - Personal Information] Bernd Seizinger [Redacted - Personal Information]

BRITISH COLUMBIA | BC Registry Services

BUSINESS NUMBER REQUEST

BUSINESS NUMBERS ACT, section 7

Telephone: 1 877 526-1526
www.bcreg.ca

INSTRUCTIONS:

Please type or print clearly in block letters.

- collect GST/HST;
- have employees;
- import or export goods to or from Canada;
- operate a taxi or limo service;
- are registered with WorkSafeBC, and/or;
- are registered to do business in another Canadian jurisdiction

COMPLETE ITEM A OR B

A BUSINESS NUMBER

Your **Business Number** (e.g., GST/HST account) would be displayed as a 15 character identifier, for example: **82123 5679 RT 0001**. The first nine numbers uniquely identify your business – it's those numbers we need.

Please enter the first 9 digits here:

896115029

B DIRECTOR NAME

LAST NAME

FIRST NAME

FORM 01 BNA (AUG 2017)

FIRST NAME DIRECTOR NAME If you do not have a Business Number please enter the name of a director of your corporation (as per CRA requirements) so that we can request one for you. The director’s name is confidential information and is collected under the authority of the Business Number Act. '03. #/" "6( INSTRUCTIONS: Please type or print clearly in block letters. The Province of British Columbia has entered into a partnership with the Canada Revenue Agency (CRA) to use the national Business Number (BN) as a convenient way for corporations to identify themselves when communicating with federal and provincial governments. The Corporate Registry, under the authority of the Business Number Act, is therefore collecting the BN from both corporations applying for registration in British Columbia and corporations currently registered in British Columbia. This will allow corporations to use their BN as an identifier the next time they communicate with the Corporate Registry. You will already have a BN if you have been incorporated federally or if you are incorporated in another Canadian jurisdiction. You may have also received a BN from CRA if you: s COLLECT'34(34 s HAVEEMPLOYEES s IMPORTOREXPORTGOODSTOORFROM#ANADA s OPERATEATAXIORLIMOSERVICE s AREREGISTEREDWITH7ORK3AFE"#ANDOR s AREREGISTEREDTODOBUSINESSINANOTHER#ANADIAN jurisdiction A BUSINESS NUMBER Your Business NumberEG'34(34ACCOUNT WOULDBEDISPLAYEDASACHARACTERIDENTIlERFOREXAMPLE 82123 5679 RT 0001. The first nine numbers uniquely identify your business – it’s those numbers we need. Please enter the first 9 digits here: COMPLETE ITEM A OR B LAST NAME B Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the FOIPPA and the Business Number Act for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the ..BOBHFSPG3FHJTUSJFT0QFSBUJPOT at 1 877 526-1526, 0/"OX3TN 0ROV'OVT6ICTORIA"#676 Telephone: 1 877 526-1526 Mailing Address: PO Box 9431 Stn Prov Govt $ourier Address: 200 – 940 Blanshard Street www.bcreg.ca Victoria BC V8W 9V3 Victoria BC V8W 3E6 $75+0'55-07/$'4-4'37'56%86,1(66180%(56$&7, section 896115029

ANNEX C — SPECIAL SHAREHOLDERS RESOLUTION APPROVING THE DOMESTICATION

“RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	subject to and conditional upon Oncolytics Biotech Inc. (“Oncolytics”) having been previously continued from the laws of the Province of Alberta under the Business Corporations Act (Alberta) to the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) (the “BCBCA”) (such continuance, the “BCBCA Continuance”), the continuation of Oncolytics out of the Province of British Columbia under the BCBCA to the laws of the State of Nevada under the Nevada Revised Statutes (the “NRS”) is hereby authorized, approved and passed, and Oncolytics is hereby authorized to apply to the Registrar of Companies (British Columbia) for authorization to permit Oncolytics to continue as a Nevada corporation under the NRS;

2.	subject to and conditional upon the BCBCA Continuance, the domestication of Oncolytics from the Province of British Columbia under the BCBCA to the laws of the State of Nevada under the NRS and the Oncolytics Nevada Charter are hereby authorized, approved and passed, and Oncolytics is hereby authorized to file with the Secretary of State of the State of Nevada the articles of domestication (the “Articles of Domestication”) and the articles of incorporation (the “Oncolytics Nevada Charter”) pursuant to, and in accordance with the NRS as if it had been incorporated thereunder (the “Domestication”) and the form, terms and provisions each of the Articles of Domestication and Oncolytics Nevada Charter are hereby authorized, approved and passed;

3.	prior to or on the effective date of the Domestication, Oncolytics shall file the Articles of Domestication and Oncolytics Nevada Charter, the full text of which is attached as Annexes D and E to the Circular/Prospectus, respectively, with the Nevada Secretary of State and the bylaws, the full text of which is attached as Annex H, will become effective upon the effective time of the Domestication and each of the Articles of Domestication, the Oncolytics Nevada Charter and the bylaws is hereby approved in all respects and shall be in substitution for, and replace the notice of articles and the articles of Oncolytics as the organizational documents of Oncolytics Nevada;

4.	following the Domestication, Oncolytics Nevada is authorized to file with the Registrar of Companies (British Columbia) a copy of any record issued by the Nevada Secretary of State to effect or confirm the Domestication;

5.	notwithstanding that this special resolution has been duly passed (and the Domestication and the Oncolytics Nevada Charter approved) by the shareholders of Oncolytics, the directors of Oncolytics are hereby authorized and empowered without further notice to or approval of the shareholders of Oncolytics (i) not to act upon this special resolution and (ii) to revoke or abandon this special resolution, in their sole discretion at any time prior to the filing of the Articles of Domestication and Oncolytics Nevada Charter with the Secretary of State of the State of Nevada; and

6.	any director or officer of Oncolytics is authorized and directed, for and on behalf of Oncolytics, to execute and deliver, or cause to be executed and delivered, all such documents and instruments, and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary or desirable for the purpose of giving effect to these resolutions.”

C-1

ANNEX D — FORM OF ARTICLES OF DOMESTICATION

ARTICLES OF DOMESTICATION

(PURSUANT TO NRS 92A.270)

1.	Domestic Entity Information:	Name of Domestic Entity as set forth in its Charter Documents: Oncolytics Biotech Inc.
Type of Domestic Entity as set forth in its Charter Documents: Corporation
2.	Prior Name:	Entity Name Before Filing Articles of Domestication: Oncolytics Biotech Inc.
3.	Original Filing Date and jurisdiction:	Original Jurisdiction of Formation: Alberta, Canada Original File Date: April 2, 1998
4.	Jurisdiction:	Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication.
British Columbia
5.	Signature: (Required)	X Signature	Date

D-1

ANNEX E — FORM OF NEVADA ARTICLES OF INCORPORATION

ARTICLES OF INCORPORATION

OF

ONCOLYTICS BIOTECH INC.

ARTICLE I
name

The name of the Corporation is Oncolytics Biotech Inc. (the “Corporation”).

ARTICLE II
registered office and registered agent

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under Nevada Revised Statutes (as amended from time to time and including any successor provisions, the “NRS”) Chapter 78.

ARTICLE IV
CAPITAL STOCK

Section 4.1.            Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is __________ shares, divided into two classes as follows: (i) __________ shares of common stock, $0.001 par value per share (“Common Stock”) and (ii) __________ shares of preferred stock, $0.001 par value per share (“Preferred Stock”). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the stockholders of the Corporation entitled to vote thereon, and no vote of the holders of any class or series of Common Stock or Preferred Stock, voting separately as a class, shall be required therefor (and any such right otherwise provided under NRS 78.2055(3), NRS 78.207(3) or NRS 78.390 is hereby specifically denied), unless a vote of any such holders is expressly required pursuant to these Articles of Incorporation (as the same may be amended and/or restated from time to time, and including any Certificate(s) of Designation (as defined below) relating to any series of Preferred Stock, these “Articles”).

Section 4.2.            Preferred Stock.

(A)          Designation of Series of Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, at any time and from time to time, to provide, out of the authorized but undesignated and unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Nevada Secretary of State a certificate of designation with respect thereto (each, a “Certificate of Designation”). The powers, preferences and relative, participating, optional and other rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)           Voting Rights of Preferred Stock. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by these Articles.

Section 4.3.            Voting Rights of Common Stock.

(A)          Common Stock. Each holder of record of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally or holders of Common Stock as a separate class or series are entitled to vote (whether voting separately as a class or series, or together with any other class(es) or series of the Corporation’s capital stock); provided that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to these Articles that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereof, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to these Articles or pursuant to the NRS.

(B)           No Cumulative Voting. No holder of shares of Common Stock shall have the right to cumulate votes.

Section 4.4.            Dividends and Other Distributions. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Corporation and except as otherwise provided by these Articles or the NRS, dividends and other distributions may be declared and paid ratably on the Common Stock out of the funds of the Corporation that are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine.

Section 4.5.            Special Provision re Distributions. Notwithstanding anything to the contrary in these Articles or the Bylaws (as defined below), the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

Section 4.6.            Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the right, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock as to distributions upon dissolution or liquidation or winding up of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each such stockholder.

ARTICLE V
bylaws

In furtherance and not in limitation of the powers conferred by the NRS, the Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Nevada or these Articles. In addition, the Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation, voting together as a single class.

ARTICLE VI
board of directors

Section 6.1.            Number of Directors. Except as otherwise provided in these Articles or the NRS, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the Board shall be determined from time to time exclusively by resolution adopted by the Board, except as otherwise provided for or fixed pursuant to the provisions of any Certificate of Designation and this Article VI.

Section 6.2.            Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the total number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal, change in the total number of directors constituting the whole Board, or other cause) shall be filled by the affirmative vote of a majority of the directors then in office (other than directors elected by the holders of any series of Preferred Stock voting separately as a series or together with one or more series, as the case may be), even if they constitute less than a quorum. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election and when his or her successor shall be elected or appointed and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 6.3.            Removal. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either with or without cause by the affirmative vote of at least the minimum percentage of the voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, then permitted under the NRS for such vote (which at the effective time of these Articles is two-thirds of the voting power and in any event shall not be less than a simple majority thereof).

Section 6.4.            Rights of Holders of Preferred Stock. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of these Articles applicable thereto. Notwithstanding Section 6.1, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1, and the total number of directors constituting the Board shall be automatically adjusted accordingly.

Section 6.5.            Election and Term. Except as otherwise provided in these Articles or the Bylaws, directors of the Corporation shall be elected at each annual meeting of the stockholders and shall serve until the next annual meeting of the stockholders and when their successors are duly elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal.

ARTICLE VII
CALL of SPECIAL MEETINGS OF STOCKHOLDERS

Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chair of the Board or the Chief Executive Officer of the Corporation.

ARTICLE VIII
LIMITATION OF LIABILITY of Directors and officers

The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS. Without limiting the effect of the preceding sentence, if the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of these Articles inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX
iNAPPLICABILITY OF CERTAIN NEVADA STATUTES

Section 9.1.            “Combinations with Interested Stockholders” Statutes. The Corporation hereby expressly elects not to be governed by the provisions of NRS 78.411 to 78.444, inclusive.

Section 9.2.            “Acquisition of Controlling Interest” Statutes. The provisions of NRS 78.378 to 78.3793, inclusive, shall not apply to the Corporation or to any acquisition of shares of the Corporation’s capital stock.

ARTICLE X
LIMITED WAIVER OF JURY TRIALS

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction in the State of Nevada before the presiding judge as the trier of fact and not before a jury. This Article X shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

ARTICLE XI
DEEMED NOTICE AND CONSENT; SEVERABILITY

Section 11.1.          Severability. If any provision or provisions of these Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles (including, without limitation, each portion of any paragraph of these Articles containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of these Articles (including, without limitation, each such portion of any paragraph of these Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from individual liability to the fullest extent permitted under Nevada law.

Section 11.2.          Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Articles, (b) the Bylaws and (c) any amendment to these Articles or the Bylaws enacted or adopted in accordance with these Articles, the Bylaws and applicable law.

*            *            *            *

ANNEX F — ONCOLYTICS BIOTECH INC. 2025 PLAN

See attached.

ONCOLYTICS BIOTECH INC.
2025 INCENTIVE AWARD PLAN

ARTICLE I.
Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.
Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.
Administration and Delegation

3.1           Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2           Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.
Stock Available for Awards

4.1           Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Plan’s effective date under Section 10.3, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2           Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised/settled or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

4.3           Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 83,423,715 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4           Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards und er the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5           Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the fiscal year in which the Plan’s effective date occurs or in the fiscal year of a non-employee Director’s initial year of service as a non-employee Director (in each case, excluding any compensation awarded prior to the Plan’s effective date). Consulting fees or other compensation the Company or any of its Subsidiaries may pay or provide to any non-employee director for services in addition to the services normally performed by a non-employee director shall not be included in calculating compliance with such limits. The Administrator may make exceptions to these limits for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.
Stock Options and Stock Appreciation Rights

5.1           General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2           Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Unless otherwise determined by the Administrator, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

5.3           Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, unless otherwise determined by the Administrator, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be automatically extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4           Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5           Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)           cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)           if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)           to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their fair market value;

(d)           to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their fair market value on the exercise date;

(e)           to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)           to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.
Restricted Stock; Restricted Stock Units

6.1           General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2           Restricted Stock.

(a)           Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b)           Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c)

6.3           Restricted Stock Units.

(a)           Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)           Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c)           Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.
Other Stock or Cash Based Awards

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, or any combination of the foregoing, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s) (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.
Adjustments for Changes in Common Stock
and Certain Other Events

8.1           Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2           Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)           To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)           To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)           To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)           To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e)           To replace such Award with other rights or property selected by the Administrator; and/or

(f)           To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3           Non-Assumption of Awards. Notwithstanding Section 8.2 above, if a Change in Control occurs and a Participant’s Award(s) are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control, such Awards (other than any portion that is subject to performance-based vesting) shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions thereon shall lapse, in which case, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that (A) to the extent that any such Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents), (B) the portion of any Award subject to performance-based vesting shall be governed by the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion, and (C) if the amount to which a Participant would be entitled upon the settlement or exercise of an Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4           Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5           General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.
General Provisions Applicable to Awards

9.1           Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2           Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3           Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4           Termination of Status. The Administrator will determine how a Participant’s disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award (including whether and when a Termination of Service has occurred and the effect of such change on any vesting restrictions) and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. The Administrator shall, in its sole discretion, determine whether a Service Provider’s transfer of employment from the Company to an Subsidiary or vice versa shall result in a termination of the Service Provider’s status as a Service Provider.

9.5           Withholding. Each Participant must pay the Company or a Subsidiary, if applicable, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Laws to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, in an amount necessary to cover such tax obligations, (iii) if there is a public market for Shares at the time the tax obligations are due, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Administrator, any combination of the foregoing payment forms approved by the Company. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6           Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Notwithstanding the foregoing, the Administrator may not, except pursuant to Article VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.

9.7           Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8           Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9           Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.
Miscellaneous

10.1         No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2         No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3         Effective Date and Term of Plan. The Plan was adopted by the Board to be effective upon the effectiveness of the domestication of the Company from the Province of British Columbia under the Business Corporations Act (British Columbia) to the laws of the State of Nevada under the Nevada Revised Statutes (the “Domestication”), subject to approval of the Plan by the Company’s stockholders. Unless earlier terminated by the Board, the Plan will remain effective until the tenth anniversary of the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders or the Board determines in its sole discretion not to proceed with the Domestication, then the Plan will not become effective, no Awards will be granted under the Plan, and the Prior Plans will continue in full force and effect.

10.4         Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5         Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6         Section 409A.

(a)           General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A. Notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

(b)           Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)           Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7         Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. To the extent allowable pursuant to Applicable Laws and the Company’s governing documents, the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8         Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9         Data Privacy. By accepting an Award, the Participant acknowledges and agrees that the Company (acting as data controller) may hold certain personal information about the Participant, including the Participant’s name, address and telephone number; birthdate; social security number, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details (the “Data”) to implement, manage and administer the Plan and Awards in accordance with this Plan and the Award Agreements and in the Company’s legitimate interests to operate a successful business. The Company may receive the Data from its Subsidiaries and affiliates or the Participant, and may share the Data with its Subsidiaries and to third parties assisting the Company with the Plan implementation, administration and management including to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. These recipients may be located outside of the Participant’s country (and outside of the United States, European Economic Area or United Kingdom), and in such cases the Data will be transferred in accordance with applicable law, including where required using approved international data transfer mechanisms such as standard contractual clauses. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. To the extent permitted under applicable law, a Participant may, at any time, exercise their right to request access to their Data, to delete or correct their Data, to object to the Company’s use of the Data, to request that the Company restricts the use of Data or shares the Data with another controller, or to raise any issues around the Company’s use of Data with the Company or any data privacy regulator. To contact the Company, request a copy of any international data transfer mechanism, exercise any data privacy right, or find out more information about how the Company uses the Data, a Participant may contact their local human resources representative.

10.10       Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11       Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12       Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Nevada, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Nevada.

10.13       Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14       Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15       Conformity to Applicable Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16       Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17       Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE XI.
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1         “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2         “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3         “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards.

11.4         “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5         “Board” means the Board of Directors of the Company.

11.6         “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

11.7         “Change in Control” means and includes each of the following:

(a)           A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)           During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)           The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)            which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)           after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8         “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9         “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10       “Common Stock” means the common stock of the Company.

11.11       “Company” means Oncolytics Biotech Inc., or any successor.

11.12       “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.13       “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14       “Director” means a Board member.

11.15       “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.16       “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17       “Employee” means any employee of the Company or its Subsidiaries.

11.18       “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20       “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.21       “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22       “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23       “Non-Qualified Stock Option” means an Option (or portion thereof) not intended or not qualifying as an Incentive Stock Option.

11.24       “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.25       “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.26       “Overall Share Limit” means the sum of (i) 6,500,000 Shares; (ii) any shares that remain available for issuance under the Prior Plans as of the Plan’s original effective date in Section 10.3; (iii) any Shares which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Article IV; and (iv) an increase commencing on January 1, 2027 and continuing annually on each anniversary thereof through (and including) January 1, 2036, equal to the lesser of (A) 6% of the number of Shares outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board or the Committee.

11.27       “Participant” means a Service Provider who has been granted an Award.

11.28       “Performance Criteria” means the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Administrator may provide for exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.29       “Plan” means this 2025 Incentive Award Plan.

11.30       “Prior Plans” means, collectively, the Oncolytics Biotech Inc. Amended and Restated Incentive Share Award Plan and the Oncolytics Biotech Inc. Amended and Restated Stock Option Plan.

11.31       “Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s original effective date in Section 10.3.

11.32       “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.33       “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI, subject to certain vesting conditions and other restrictions.

11.34       “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.35       “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.36       “Securities Act” means the Securities Act of 1933, as amended.

11.37       “Service Provider” means an Employee, Consultant or Director.

11.38       “Shares” means shares of Common Stock.

11.39       “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.40       “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.41       “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.42       “Termination of Service” means Participant ceasing to be a Service Provider.

* * * * *

ANNEX G — SECTION 189 AND SECTION 191 OF THE ABCA

Section 189	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

privileges, restrictions or conditions set out on or referred to in the certificate representing the share, and continuance under this section does not deprive a holder of any right or privilege that the holder claims under, or relieve the holder of any liability in respect of, an issued share.

(9)               Repealed 2021 c18 s46.

(10)            For the purposes of subsection (8), “share” includes an instrument referred to in section 31(1), a share warrant or a like instrument.

(11)            If the Registrar determines on the application of an extra-provincial corporation that it is not practicable to change a reference to the nominal or par value of shares of a class or series that it was authorized to issue before it was continued under this Act, the Registrar may, notwithstanding section 26(1), permit the extra-provincial corporation to continue to refer in its articles to those shares, whether issued or unissued, as shares having a nominal or par value.

(12)           A corporation shall set out in its articles the maximum number of shares of a class or series referred to in subsection (11) and may not amend its articles to increase that maximum number of shares or to change the nominal or par value of those shares.

RSA 2000 cB-9 s188;2006 cS-4.5 s106;2021 c18 s46

Continuance of an Alberta corporation into another jurisdiction

189(1)  Subject to subsection (9), a corporation may, if

(a)	it is authorized by the shareholders in accordance with this section, and

(b)	the Registrar approves the proposed continuance in another jurisdiction on being satisfied that the continuance will not adversely affect creditors or shareholders of the corporation,

apply to the appropriate official or public body of another jurisdiction requesting that the corporation be continued as if it had been incorporated under the laws of that other jurisdiction.

(2)              A notice of a meeting of shareholders that complies with section 134 and states that a dissenting shareholder is entitled to be paid the fair value of the shareholder’s shares in accordance with section 191 shall be sent in accordance with section 134 to each shareholder, but failure to include that statement does not invalidate a discontinuance under this Act.

Section 189	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

(3)               Each share of the corporation carries the right to vote in respect of a continuance whether or not it otherwise carries the right to vote.

(4)              An application for continuance becomes authorized when the shareholders voting on it have approved of the continuance by a special resolution.

(5)              The directors of a corporation may, if authorized by the shareholders at the time of approving an application for continuance under this section, abandon the application without further approval of the shareholders.

(6)              On receipt of notice satisfactory to the Registrar that the corporation has met the requirements of subsection (1) and that the corporation has been continued under the laws of another jurisdiction, the Registrar shall file the notice and issue a certificate of discontinuance.

(7)              Section 267 applies with the necessary changes to the notice filed under subsection (6) as though the notice were articles that conform to law.

(8)              On the date shown in the certificate of discontinuance, the corporation becomes an extra-provincial corporation as if it had been incorporated under the laws of the other jurisdiction.

(9)              A corporation shall not be continued as a body corporate under the laws of another jurisdiction unless those laws provide in effect that

(a)	the property of the corporation continues to be the property of the body corporate,

(b)	the body corporate continues to be liable for the obligations of the corporation,

(c)	an existing cause of action, claim or liability to prosecution is unaffected,

(d)	a civil, criminal or administrative action or proceeding pending by or against the corporation may be continued to be prosecuted by or against the body corporate, and

(e)	a conviction against, or ruling, order or judgment in favour of or against the corporation may be enforced by or against the body corporate.

RSA 2000 cB-9 s189;2021 c18 s47

Section 190	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

Extraordinary sale, lease or exchange

190(1)        A sale, lease or exchange of all or substantially all the property of a corporation other than in the ordinary course of business of the corporation requires the approval of the shareholders in accordance with subsections (2) to (6).

(2)               A notice of meeting of shareholders complying with section 134 shall be sent in accordance with that section to each shareholder and shall

(a)	include or be accompanied with a copy or summary of the agreement of sale, lease or exchange, and

(b)	state that a dissenting shareholder is entitled to be paid the fair value of the shareholder’s shares in accordance with section 191, but failure to make that statement does not invalidate a sale, lease or exchange referred to in subsection (1).

(3)          At the meeting referred to in subsection (2), the shareholders may authorize the sale, lease or exchange and may fix or authorize the directors to fix any of its terms and conditions.

(4)               Each share of the corporation carries the right to vote in respect of a sale, lease or exchange referred to in subsection (1) whether or not it otherwise carries the right to vote.

(5)              The holders of shares of a class or series of shares of the corporation are entitled to vote separately as a class or series in respect of a sale, lease or exchange referred to in subsection (1) only if that class or series is affected by the sale, lease or exchange in a manner different from the shares of another class or series.

(6)               A sale, lease or exchange referred to in subsection (1) is adopted when the holders of each class or series entitled to vote on it have approved of the sale, lease or exchange by a special resolution.

(7)              The directors of a corporation may, if authorized by the shareholders approving a proposed sale, lease or exchange, and subject to the rights of third parties, abandon the sale, lease or exchange without further approval of the shareholders.

1981 cB-15 s183

Section 191	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

Shareholder’s right to dissent

191(1)        Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

(2)              A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)               In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)              A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)              A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

Section 191	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

(6)              An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(7)               If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8)              Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

(9)              Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10)           A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)            A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

Section 191	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12)            In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13)            On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c)	fixing the time within which the corporation must pay that amount to a shareholder, and

(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

(14)            On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

Section 191	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15)            Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)            Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)          The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)            If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19)            Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Section 192	BUSINESS CORPORATIONS ACT	RSA 2000 Chapter B-9

(20)            A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

RSA 2000 cB-9 s191;2005 c40 s7;2009 c53 s30

Part 15

Corporate Reorganization

and Arrangements

Articles of reorganization resulting from court order

192(1)        In this section, “order for reorganization” means an order of the Court made under

(a)	section 242,

(b)	the Bankruptcy and Insolvency Act (Canada) approving a proposal, or

(c)	any other Act of the Parliament of Canada or an Act of the Legislature that affects the rights among the corporation, its shareholders and creditors.

(2)               If a corporation is subject to an order for reorganization, its articles may be amended by the order to effect any change that might lawfully be made by an amendment under section 173.

(3)               If the Court makes an order for reorganization, the Court may also

(a)	authorize the issue of debt obligations of the corporation, whether or not convertible into shares of any class or having attached any rights or options to acquire shares of any class, and fix the terms of those debt obligations, and

(b)	appoint directors in place of or in addition to all or any of the directors then in office.

ANNEX H — FORM OF NEVADA BYLAWS

BYLAWS

of

ONCOLYTICS BIOTECH INC.

a Nevada corporation

Article I
OFFICES

Section 1.1            Principal Office. The principal office and place of business of Oncolytics Biotech Inc. (the “Corporation”) shall be at such location as is established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).

Section 1.2            Other Offices. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the Corporation may require as determined by the Board of Directors or any officer of the Corporation. The street address of the Corporation’s registered agent is the registered office of the Corporation in Nevada.

Article II
STOCKHOLDERS

Section 2.1             Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Bylaws (as amended and/or restated from time to time, these “Bylaws”). Except as otherwise restricted by the articles of incorporation of the Corporation (as amended and/or restated from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders.

Section 2.2             Special Meetings.

(a)            Subject to any rights of stockholders set forth in the Articles of Incorporation (including any applicable Certificate of Designation (as defined therein)), special meetings of the stockholders may be called only in accordance with the Articles of Incorporation. Stockholders (in such capacity) shall have no right to request or call a special meeting. Except as otherwise restricted by the Articles of Incorporation or applicable law, the Board of Directors may postpone, reschedule or cancel any special meeting of stockholders.

(b)           No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting.

Section 2.3            Place of Meetings. Any meeting of the stockholders of the Corporation to be held at a physical location may be held at the Corporation’s registered office in the State of Nevada or at such other physical location in or out of the State of Nevada and the United States as may be designated in the notice of meeting. A waiver of notice signed by all stockholders entitled to vote thereat may designate the physical location, if any, for the holding of such meeting. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (as described in Nevada Revised Statutes (as amended from time to time, the “NRS”) 78.320(4)) or other available technology permitted under the NRS, in accordance with Section 2.14.

Section 2.4             Notice of Meetings; Waiver of Notice.

(a)            The Chief Executive Officer, the President, any Vice President, the Secretary, an Assistant Secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any meeting of stockholders not less than ten days, but not more than 60 days, before the date of such meeting. The notice shall state the physical location, if any, the date and time of the meeting, the means of remote communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410. Any notice of a meeting of stockholders delivered pursuant to and in accordance with NRS 78.370(9) shall be deemed to have satisfied any and all requirements applicable to such notice under these Bylaws.

(b)            In the case of an annual meeting, subject to Section 2.13, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutes.

(c)            A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to NRS Title 7 (including, without limitation, NRS Chapters 75, 78 and 92A), the Articles of Incorporation or these Bylaws may be given pursuant to any form of electronic transmission permitted under the NRS. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the Secretary, Assistant Secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(d)           The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(e)            Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 2.5             Determination of Stockholders of Record.

(a)            For the purpose of determining the stockholders entitled to (i) notice of and to vote at any meeting of stockholders or any adjournment thereof, (ii) receive payment of any distribution or the allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than (60 days nor less than ten days before the date of such meeting, if applicable.

(b)            If no record date is fixed, the record date for determining stockholders: (i) entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than 60 days after the record date or to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

Section 2.6             Quorum; Adjourned Meetings.

(a)            Unless the Articles of Incorporation provide for a different proportion, stockholders holding at least one-third of the voting power of the Corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), are necessary to constitute a quorum for the transaction of business at any meeting. If, on any issue, voting by classes or series is required by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, at least one-third of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter), within each such class or series is necessary to constitute a quorum of each such class or series.

(b)            If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a meeting of stockholders is adjourned to another time or physical location hereunder, notice need not be given of the adjourned meeting if the time and physical location, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum of the voting power.

Section 2.7             Voting.

(a)            Unless otherwise provided in the NRS, the Articles of Incorporation, or any resolution providing for the issuance of preferred stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date.

(b)            Except as otherwise provided in these Bylaws, all votes with respect to shares (including pledged shares) standing in the name of an individual at the close of business on the record date shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may vote such shares even though the shares do not stand of record in the name of the receiver but only if and to the extent that the order of a court of competent jurisdiction which appoints the receiver contains the authority to vote such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the Corporation with written proof of such appointment.

(c)            With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chair of the board, the chief executive officer, the president or any vice president of such corporation; and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the Corporation of satisfactory evidence of his or her authority to do so.

(d)            Notwithstanding anything to the contrary contained in these Bylaws and except for the Corporation’s shares held in a fiduciary capacity, the Corporation shall not vote or cause to be voted, directly or indirectly, shares of its own stock owned or held as treasury shares (as defined in NRS 78.283(1)), and such treasury shares shall not be counted in determining the total number of outstanding shares entitled to vote.

(e)            Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

(f)            With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, spouses as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(i)            If only one person votes, the vote of such person binds all.

(ii)           If more than one person casts votes, the act of the majority so voting binds all.

(iii)          If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

(g)            If a quorum is present, unless the Articles of Incorporation, these Bylaws or the NRS, or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series.

(h)            If a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or by proxy at the meeting and entitled to vote in the election of directors; provided, that, if the rules and requirements of the exchange on which the Corporation’s shares are then listed require a different voting standard for the election of directors, directors shall be elected in accordance with the rules and requirements of such exchange.

Section 2.8             Proxies. At any meeting of stockholders, any holder of shares entitled to vote may designate, in a manner permitted by the laws of the State of Nevada, another person or persons to act as a proxy or proxies. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise. Every proxy shall continue in full force and effect until its expiration or revocation in a manner permitted by the laws of the State of Nevada.

Section 2.9             No Action Without A Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by these Bylaws. The stockholders may not in any circumstance take action by written consent.

Section 2.10           Organization.

(a)            Meetings of stockholders shall be presided over by the Chair of the Board of Directors, or, in the absence of the Chair, by the Vice Chair of the Board of Directors, or if there be no Vice Chair or in the absence of the Vice Chair, by the Chief Executive Officer, or if there be no Chief Executive Officer or in the absence of the Chief Executive Officer, by the President, or, in the absence of the President, or, in the absence of any of the foregoing persons, by a chair designated by the Board of Directors. The individual acting as chair of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of procedures for the maintenance of order and safety, (ii) limitation on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, (iii) limitation on the time allotted for consideration of each agenda item and for questions or comments by meeting participants, (iv) restrictions on entry to such meeting after the time prescribed for the commencement thereof and (v) the opening and closing of the voting polls. The Board of Directors, in its discretion, or the chair of the meeting, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(b)            The chair of the meeting may appoint one or more inspectors of elections to act at the meeting or any adjournment thereof and to make a written report thereof. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots. Such certification and report shall specify, and in determining the validity and counting of proxies and ballots cast the inspectors may consider, such information as may be required by law.

(c)            Only such persons who are nominated in accordance with the procedures set forth in Section 2.12 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.12. If any proposed nomination or business was not made or proposed in compliance with Section 2.12 (including proper notice under Section 2.13 and including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation pursuant to clause (a)(iv)(D) of Section 2.13), then the chair of the meeting shall have the power to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. If the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Section 2.11           Consent to Meetings. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called, noticed or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice, to the extent such notice is required, if such objection is expressly made at the time any such matters are presented at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice or consent, except as otherwise provided in these Bylaws.

Section 2.12           Director Nominations and Business Conducted at Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or the Chair of the Board of Directors or any authorized committee of the Board of Directors, or (ii) by any stockholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the notice procedures set forth in Section 2.13 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or the Chair of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote on such matter at the meeting, who complied with the notice procedures set forth in Section 2.13 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

Section 2.13           Advance Notice of Director Nominations and Stockholder Proposals by Stockholders.

(a)           For director nominations or other business to be properly brought before an annual meeting by a stockholder and for director nominations to be properly brought before a special meeting by a stockholder in each case pursuant to Section 2.12, the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than director nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice for director nominations or other business to be properly brought before an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding year’s annual meeting; provided that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if the stockholder delivers a written notice complying with the applicable requirements in this Section 2.13 to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must be provided by a stockholder of record and must set forth:

(i)            as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and accompanying proxy card and to serving as a director if elected, a questionnaire completed and signed by such person (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days of such request) with respect to the background and qualification of such proposed nominee and a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within ten days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (C) would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors;

(ii)           as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii)          as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the director nomination is made or the business is proposed: (A) the name and address of such stockholder, as they appear on the Corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such director nomination or business;

(iv)          as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the director nomination is made or the business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such person, a “control person”): (A) the class and number of shares of stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to the director nomination or other business and/or the voting of shares of any class or series of stock of the Corporation between or among such stockholder or beneficial owner or control person or any of their respective affiliates or associates and/or any other person (collectively, “proponent persons”), including, in the case of a director nomination, the nominee, including without limitation any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the director nomination(s) or other business proposed to be brought before the meeting of stockholders and any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or control person) (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such proponent person, the effect or intent of which may be to provide any proponent person, directly or indirectly, with the opportunity to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation's stock, transfer to or from the proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, or maintain, increase or decrease the voting power of the proponent person with respect to shares of any class of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, or understanding pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation; (E) a description of any agreement, arrangement or understanding with respect to any rights to distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable pursuant to such agreement, arraignment or understanding from the underlying shares of the Corporation; (F) a description of any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class of capital stock of the Corporation or any interests described in clause (A) of this Section 2.13(a)(iv); (G) a representation whether the stockholder or the beneficial owner, if any, and any control person will engage in a solicitation with respect to the director nomination or business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding stock required to approve or adopt the business to be proposed or director nomination to be made (in person or by proxy) by the stockholder, (y) otherwise solicit proxies or votes from stockholders in support of such proposal or director nomination and/or (z) solicit proxies or votes in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act; and (H) the names and addresses of other stockholders and beneficial owners actually known (without any obligation of inquiry) by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the director nomination or proposal is made) to support such director nomination or proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s); and

(v)           a certification that the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the director nomination is made or the business is proposed, has or have complied with all applicable federal, state and other legal requirements in connection with such stockholder’s and/or each such beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or such stockholder’s and/or each such beneficial owner’s acts or omissions as a stockholder of the Corporation, including, without limitation, in connection with such director nomination or proposal.

(b)            A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.13(b) or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any stockholder’s notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. Any such update and supplement shall be delivered in writing to the Secretary at the principal offices of the Corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof, not later than ten days prior to the date of the meeting or any adjournment or postponement thereof. The Corporation may require any proposed nominee to furnish within ten days of a request therefor such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee is qualified under the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director of the Corporation.

(c)            For purposes of Section 2.13(a), a “public announcement” shall mean disclosure (x) in a press release released by the Corporation following its customary procedures and reported by the Dow Jones News Service, Associated Press, Business Wire or PR Newswire or a comparable national news service or is generally available on internet news sites, or (y) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of clause (a)(iv)(A) of this Section 2.13, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(d)           This Section 2.13 shall not apply to notice of a proposal to be made by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e)            If the stockholder does not provide the information required under clause (a)(iii)(B) and clauses (a)(iv)(A)-(C) of this Section 2.13 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a director nomination or proposed business, such director nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chair of the meeting shall have the power to determine whether notice of a director nomination or of any business proposed to be brought before the meeting was properly made in accordance with the procedures set forth in this Section 2.13. Notwithstanding the foregoing provisions hereof, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth herein. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or proponent person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed director nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the director nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any stockholder or proponent person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the date of the meeting and any adjournment or postponement thereof, reasonable evidence that it or such stockholder associated person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.14           Meetings Through Remote Communications. Stockholders may participate in a meeting of the stockholders by any means of remote communication or other available technology utilized by the Corporation, including without limitation, videoconferencing, teleconferencing, webcast or other similar method of communication by which all individuals participating in the meeting can hear each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting. Notwithstanding anything to the contrary in these Bylaws, a meeting of stockholders may be held solely by remote communication pursuant to and in accordance with NRS 78.320(4)-(6).

Article III
DIRECTORS

Section 3.1             General Powers; Performance of Duties. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided in the NRS or the Articles of Incorporation.

Section 3.2             Number, Tenure, and Qualifications.

(a)            The Board of Directors shall consist of at least one individual, with the number of directors fixed and thereafter changed from time to time solely by resolution adopted by the Board of Directors without the need for an amendment to these Bylaws or the Articles of Incorporation. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall restrict the right of the Board of Directors to fill vacancies or the right of the stockholders to remove directors, each as provided in these Bylaws.

Section 3.3             Chair of the Board. The Board of Directors shall elect a Chair of the Board of Directors from the members of the Board of Directors, who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.4             Vice Chair of the Board. The Board of Directors may elect a Vice Chair of the Board of Directors from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and stockholders at which he or she shall be present and the Chair is not present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors, these Bylaws or as provided by law.

Section 3.5             Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS or the Articles of Incorporation, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class) excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred. In addition, a director may be removed pursuant to and in accordance with NRS 78.335(8) by majority vote of the other directors (even if less than a quorum), acting at a meeting and not by written consent, and without a vote of the stockholders. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the Chair of the Board of Directors, the President or the Secretary, or in the absence of all of them, to any other officer of the Corporation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.6             Vacancies; Newly Created Directorships. Subject to any rights of the holders of preferred stock, if any, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority vote of the directors then in office or by a sole remaining director, in either case though less than a quorum, and the director(s) so chosen shall hold office for a term expiring at the next annual meeting of stockholders and when their successors are elected or appointed,, or until his or her earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 3.7            Annual and Regular Meetings. The Board of Directors may hold an annual meeting without call or notice other than this Section 3.7, to transact such business as the Board of Directors deems necessary or appropriate. The Board of Directors may provide by resolution the place, date, and hour for holding regular meetings between annual meetings, and if the Board of Directors so provides with respect to a regular meeting, notice of such regular meeting shall not be required.

Section 3.8             Special Meetings. Subject to any rights of the holders of preferred stock, if any, and except as otherwise required by law, special meetings of the Board of Directors may be called only by the Chair of the Board of Directors, or if there be no Chair of the Board of Director, by the Chief Executive Officer, or by the President or the Secretary, and shall be called by the Chair of the Board of Directors, the Chief Executive Officer, the President, or the Secretary upon the request of at least a majority of the Board of Directors. If the Chair of the Board of Directors, or if there be no Chair of the Board of Directors, each of the Chief Executive Officer, the President, and the Secretary, fails for any reason to call such special meeting, a special meeting may be called by a notice signed by at least a majority of the Board of Directors.

Section 3.9             Place of Meetings. Any regular or special meeting of the Board of Directors may be held at such place as the Board of Directors, or in the absence of such designation, as the notice calling such meeting, may designate. A waiver of notice signed by the directors may designate any place for the holding of such meeting.

Section 3.10            Notice of Meetings. Except as otherwise provided in Section 3.7, there shall be delivered to each director at the address appearing for him or her on the records of the Corporation, at least 24 hours before the time of such meeting, a copy of a written notice of any meeting (i) by delivery of such notice personally, (ii) by mailing such notice postage prepaid, (iii) by facsimile, (iv) by overnight courier, or (v) by electronic transmission or electronic writing, including, without limitation, e-mail. If mailed to an address inside the United States, the notice shall be deemed delivered two business days following the date the same is deposited in the United States mail, postage prepaid. If mailed to an address outside the United States, the notice shall be deemed delivered four business days following the date the same is deposited in the United States mail, postage prepaid. If sent via overnight courier, the notice shall be deemed delivered the business day following the delivery of such notice to the courier. If sent via facsimile, the notice shall be deemed delivered upon sender’s receipt of confirmation of the successful transmission. If sent by electronic transmission (including, without limitation, e-mail), the notice shall be deemed delivered when directed to the e-mail address of the director appearing on the records of the Corporation and otherwise pursuant to the applicable provisions of NRS Chapter 75. If the address of any director is incomplete or does not appear upon the records of the Corporation it will be sufficient to address any notice to such director at the registered office of the Corporation. Any director may waive notice of any meeting, and the attendance of a director at a meeting and oral consent entered on the minutes of such meeting shall constitute waiver of notice of the meeting unless such director objects, prior to the transaction of any business, that the meeting was not lawfully called, noticed or convened. Attendance for the express purpose of objecting to the transaction of business thereat because the meeting was not properly called or convened shall not constitute presence or a waiver of notice for purposes hereof.

Section 3.11           Quorum; Adjourned Meetings.

(a)           A majority of the directors in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business.

(b)           At any meeting of the Board of Directors where a quorum is not present, a majority of those present may adjourn, from time to time, until a quorum is present, and no notice of such adjournment shall be required. At any adjourned meeting where a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

Section 3.12           Manner of Acting. Except as provided in Section 3.14, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors.

Section 3.13           Meetings Through Electronic Communications. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by any means of remote communication or other available technology utilized by the Corporation, including, without limitation, videoconferencing, teleconferencing, webcast or other similar method of communication by which all individuals participating in the meeting can hear each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

Section 3.14           Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the Board of Directors or the committee, excluding any director(s) not required to sign such consent pursuant to and in accordance with NRS 78.315(2). The written consent may be signed manually or electronically (or by any other means then permitted under the NRS) and in counterparts, including, without limitation, counterparts delivered by facsimile or electronic transmission, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.15           Powers and Duties.

(a)            Except as otherwise restricted by NRS Chapter 78 or the Articles of Incorporation, the Board of Directors has full control over the business and affairs of the Corporation. The Board of Directors may delegate any of its authority to manage, control or conduct the business of the Corporation to any standing or special committee, or to any officer or agent, and to appoint any persons to be agents of the Corporation with such powers, including the power to subdelegate, and upon such terms as it deems fit.

(b)            The Board of Directors, in its discretion, or the chair presiding at a meeting of stockholders, in his or her discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any special meeting properly called and noticed for the purpose of considering any such contract or act, provided a quorum is present.

(c)            The Board of Directors may, by resolution passed by at least a majority of the Board of Directors, designate one or more committees, provided that each such committee must have at least one director of the Corporation as a member. Unless the Articles of Incorporation, the charter of the committee, or the resolutions designating the committee expressly require that all members of such committee be directors of the Corporation, the Board of Directors may appoint natural persons who are not directors of the Corporation to serve on such committee. The Board of Directors may designate one or more individuals as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another individual to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in the resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided in the resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members then serving on the committee shall be necessary to constitute a quorum unless there are only one or two members then serving, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present.

Section 3.16           Compensation. The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.16, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

Section 3.17           Organization. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, or in the absence of the Chair of the Board of Directors, by the Vice Chair, or in his or her absence by a chair chosen at the meeting. The Secretary, or in the absence, of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

Article IV
OFFICERS

Section 4.1             Election. The Board of Directors shall elect or appoint at least a president, a secretary and a treasurer or the equivalents thereof in accordance with NRS 78.130(1). The Board of Directors may from time to time, by resolution, elect or appoint such other officers and agents as it may deem advisable, who shall hold office at the pleasure of the Board of Directors, and shall have such powers and duties and be paid such compensation as may be directed by the Board of Directors, including any committee thereof. Each officer of the Corporation shall serve until their respective successors are elected and appointed and shall qualify or until their earlier resignation or removal. Any individual may simultaneously hold two or more offices.

Section 4.2             Removal; Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any officer may resign at any time upon written notice to the Corporation. Any such removal or resignation shall be subject to the rights, if any, of the respective parties under any contract between the Corporation and such officer or agent.

Section 4.3             Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office.

Section 4.4             Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer who, subject to the supervision and control of the Board of Directors, shall have the ultimate responsibility for the management and control of the business and affairs of the Corporation, and perform such other duties and have such other powers as may be reasonably incident to such responsibility or which are delegated to him or her by the Board of Directors, these Bylaws or as provided by law. If a President of the Corporation is not elected or appointed, the Chief Executive Officer shall also be deemed the President of the Corporation.

Section 4.5            President. The President, subject to the supervision and control of the Board of Directors, shall in general actively supervise and control the business and affairs of the Corporation. The President shall keep the Board of Directors fully informed as the Board of Directors may request and shall consult the Board of Directors concerning the business of the Corporation. The President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the Chief Executive Officer, if any, these Bylaws or as provided by law. If a Chief Executive Officer of the Corporation is not elected or appointed, the President shall also be deemed the Chief Executive Officer of the Corporation.

Section 4.6            Vice Presidents. The Board of Directors may elect one or more vice presidents. In the absence or disability of the President, or at the President’s request, the Vice President or Vice Presidents (or such other officers), in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice Presidents (or such other officers) in the order designated by the Board of Directors, or in the absence of such designation, in the order designated by the President, shall perform all of the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions on the President. Each Vice President shall perform such other duties and have such other powers which are delegated and assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, these Bylaws or as provided by law.

Section 4.7            Secretary. The Secretary shall attend all meetings of the stockholders, the Board of Directors and any committees thereof, and shall keep, or cause to be kept, the minutes of proceedings thereof in books provided for that purpose. He or she shall keep, or cause to be kept, a register of the stockholders of the Corporation and shall be responsible for the giving of notice of meetings of the stockholders, the Board of Directors and any committees, and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be custodian of the corporate seal, if any, the records of the Corporation, the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or any appropriate committee may direct. The Secretary shall perform all other duties commonly incident to his or her office and shall perform such other duties which are assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, these Bylaws or as provided by law.

Section 4.8            Assistant Secretaries. An Assistant Secretary shall, at the request of the Secretary, or in the absence or disability of the Secretary, perform all the duties of the Secretary. He or she shall perform such other duties as are assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, these Bylaws or as provided by law.

Section 4.9            Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The Treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer, or the President. The Treasurer shall perform all other duties commonly incident to his or her office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, these Bylaws or as provided by law. The Treasurer shall, if required by the Board of Directors, give a bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the Treasurer and for restoration to the Corporation, in the event of the Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a Chief Financial Officer of the Corporation has not been elected or appointed, the Treasurer shall also be deemed the Chief Financial Officer of the Corporation and if a Chief Financial Officer of the Corporation has been elected, the Chief Financial Officer shall also be deemed the Treasurer of the Corporation.

Section 4.10           Assistant Treasurers. An assistant treasurer shall, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all the duties of the Treasurer. He or she shall perform such other duties which are assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, these Bylaws or as provided by law. The Board of Directors may require an assistant treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the Assistant Treasurer, and for restoration to the Corporation, in the event of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Assistant Treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.11           Execution of Negotiable Instruments, Deeds and Contracts. All (a) checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, (b) deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Corporation shall be a party and (c) assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed in the name of the Corporation by such officers or other persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of the facsimile signatures of any such persons. Any officer of the Corporation shall be authorized to attend, act and vote, or designate another officer or an agent of the Corporation to attend, act and vote, at any meeting of the owners of any entity in which the Corporation may own an interest or to take action by written consent in lieu thereof. Such officer or agent, at any such meeting or by such written action, shall possess and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such interest.

Article V
CAPITAL STOCK

Section 5.1             Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions or limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

Section 5.2             Stock Certificates and Uncertificated Shares.

(a)            Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (i) the Chief Executive Officer, the President, or a Vice President and (ii) the Secretary, an Assistant Secretary, the Treasurer or the Chief Financial Officer of the Corporation (or any other two officers or agents so authorized by the Board of Directors), certifying the number of shares of stock owned by him, her or it in the Corporation; provided that, notwithstanding the foregoing, the Board of Directors may authorize the issuance of uncertificated shares in book entry form of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation.

(b)            Within a reasonable time after the issuance or transfer of any uncertificated shares on the books of the Corporation in book entry form, the Corporation shall send to the registered holder thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders, any agreement between the stockholders and the Corporation or by applicable securities laws, and, within ten days after receipt of a written request therefor from the stockholder of record, the Corporation shall provide to such stockholder of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent to the stockholder of record. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

(c)            Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect.

Section 5.3             Surrendered; Lost or Destroyed Certificates. All certificates surrendered to the Corporation, except those representing treasury shares, shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been canceled, except that in case of a lost, stolen, destroyed or mutilated certificate, a new one may be issued therefor. However, any stockholder applying for the issuance of a stock certificate in lieu of one alleged to have been lost, stolen, destroyed or mutilated shall, prior to the issuance of a replacement, provide the Corporation with his, her or its affidavit of the facts surrounding the loss, theft, destruction or mutilation and, if required by the Board of Directors, an indemnity bond in an amount not less than twice the then-current market value of the stock, and upon such terms as the treasurer or the Board of Directors shall require which shall indemnify the Corporation against any loss, damage, cost or inconvenience arising as a consequence of the issuance of a replacement certificate.

Section 5.4             Replacement Certificate. When the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares of capital stock of the Corporation or it becomes desirable for any reason, in the discretion of the Board of Directors, including, without limitation, the merger of the Corporation with another Corporation or the conversion or reorganization of the Corporation, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board of Directors may order any holders of outstanding certificates for shares to surrender and exchange the same for new certificates within a reasonable time to be fixed by the Board of Directors. The order may provide that a holder of any certificate(s) ordered to be surrendered shall not be entitled to vote, receive distributions or exercise any other rights of stockholders of record until the holder has complied with the order, but the order operates to suspend such rights only after notice and until compliance.

Section 5.5             Transfer of Shares. No transfer of stock shall be valid as against the Corporation except on surrender and cancellation of any certificate(s) therefor accompanied by an assignment or transfer by the registered owner made either in person or under assignment(to the extent such shares are evidenced by a physical stock certificate) or by due delivery of transfer instructions (in the case of uncertificated shares) and any documents required therefor to the person in charge of the stock and transfer books and ledgers and in compliance with any procedures adopted by the Corporation or its agents and applicable law, and a record shall be made of each such transfer. Certificates representing such shares, if any, shall be cancelled and new certificates (if the shares are to be certificated) or uncertificated shares (if the shares are to be uncertificated) shall thereupon be issued. Whenever any transfer shall be expressly made for collateral security and not absolutely, the collateral nature of the transfer shall be reflected in the entry of transfer in the records of the Corporation. The Corporation shall, subject to applicable law, have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or uncertificated shares.

Section 5.6            Transfer Agent; Registrars. The Board of Directors may appoint one or more transfer agents, transfer clerks and registrars of transfer and may require all certificates for shares of stock to bear the signature of such transfer agents, transfer clerks and/or registrars of transfer.

Section 5.7            Miscellaneous. The Board of Directors shall have the power and authority to make such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation’s stock.

Section 5.8            Inapplicability of Controlling Interest Statutes. Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

Article VI
DISTRIBUTIONS

Distributions (as defined in NRS 78.191) may be declared, subject to the provisions of the laws of the State of Nevada and the Articles of Incorporation, by the Board of Directors and may be paid in money, shares of corporate stock, property or any other medium not prohibited under applicable law. The Board of Directors may fix in advance a record date, in accordance with and as provided in Section 2.5, prior to the distribution for the purpose of determining stockholders entitled to receive any distribution.

Article VII
RECORDS AND REPORTS; CORPORATE SEAL; FISCAL YEAR

Section 7.1            Records. All original records of the Corporation, shall be kept at the principal office of the Corporation by or under the direction of the Secretary or at such other place or by such other person as may be prescribed by these Bylaws or the Board of Directors.

Section 7.2            Corporate Seal. The Board of Directors may, by resolution, authorize a seal, and the seal may be used by causing it, or a facsimile, to be impressed or affixed or reproduced or otherwise. Except as otherwise specifically provided in these Bylaws, any officer of the Corporation shall have the authority to affix the seal to any document requiring it.

Section 7.3            Fiscal Year-End. The fiscal year-end of the Corporation shall be such date as may be fixed from time to time by resolution of the Board of Directors.

Article VIII
INDEMNIFICATION

Section 8.1             Indemnification and Insurance.

(a)            Indemnification of Directors and Officers.

(i)            For purposes of this Article VIII, (A) “Indemnitee” shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as defined below), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, manager, officer, employee or agent (including, without limitation, as a trustee, fiduciary administrator, partner, member or manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

(ii)           Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section 8.1, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

(iii)          Indemnification pursuant to this Section 8.1 shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or any predecessor entity thereof or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

(iv)         The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in by him or her in connection with the defense.

(b)           Indemnification of Employees and Other Persons. The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

(c)            Non-Exclusivity of Rights. The rights to indemnification provided in this Article VIII shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

(d)           Insurance. The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

(e)            Other Financial Arrangements. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

(f)            Other Matters Relating to Insurance or Financial Arrangements. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 8.1 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 8.1 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.2            Amendment. The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 8.2. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article X), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article X; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

Article IX
CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

Article X
AMENDMENT OR REPEAL

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, rescind or repeal these Bylaws, in whole or in part, or to adopt new bylaws; provided that these Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation, voting together as a single class.

Article XI
forum for adjudication of disputes

Section 11.1           Forum for Adjudication of Disputes. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for breach of any fiduciary duty owed by any current or former director, officer, stockholder, or employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any internal action (as defined in NRS 78.046) including any action asserting a claim against the Corporation arising pursuant to any provision of NRS Chapters 78 or 92A, the Articles of Incorporation or these Bylaws, any agreement entered into pursuant to NRS 78.365 or as to which the NRS confers jurisdiction on the district court of the State of Nevada, (d) to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws or(e) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States of America, including, in each case, the applicable rules and regulations promulgated thereunder.

Section 11.2           Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws (including this Article XI), (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Section 11.3           Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision or provisions to other persons, entities and circumstances shall not in any way be affected or impaired thereby.

*            *            *            *

ANNEX I — DIVISION 2 OF PART 8 OF THE BCBCA

Division 2 — Dissent Proceedings

Definitions and application

237	(1)	In this Division:

"dissenter" means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

"notice shares" means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

"payout value" means,

(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)	in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,

(c)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or

(d)	in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238	(1)	A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a)	under section 260, in respect of a resolution to alter the articles

(i)	to alter restrictions on the powers of the company or on the business the company is permitted to carry on,

(ii)	without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91, or

(iii)	without limiting subparagraph (i), in the case of a benefit company, to alter the company's benefit provision;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.

(1.1)	A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent under section 51.995 (5) in respect of a resolution to alter its notice of articles to include or to delete the benefit statement.

(2)	A shareholder wishing to dissent must

(a)	prepare a separate notice of dissent under section 242 for

(i)	the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b)	identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239	(1)	A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a)	provide to the company a separate waiver for

(i)	the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b)	identify in each waiver the person on whose behalf the waiver is made.

(3)	If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b)	any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4)	If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240	(1)	If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2)	If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.

(3)	If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.

(4)	Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241	If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.

Notice of dissent

242	(1)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) or (1.1) must,

(a)	if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.

(2)	A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a)	on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3)	A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4)	A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i)	the name and address of the beneficial owner, and

(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5)	The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243	(1)	A company that receives a notice of dissent under section 242 from a dissenter must,

(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or

(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2)	A notice sent under subsection (1) (a) or (b) of this section must

(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244	(1)	A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2)	The written statement referred to in subsection (1) (c) must

(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

(3)	After the dissenter has complied with subsection (1),

(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4)	Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5)	Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6)	A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245	(1)	A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2)	A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c)	make consequential orders and give directions it considers appropriate.

(3)	Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a)	pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4)	If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5)	A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.

Loss of right to dissent

246	The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247	If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a)	the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b)	the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

ANNEX J — MATERIAL DIFFERENCES BETWEEN ALBERTA CORPORATE LAW AND BRITISH COLUMBIA CORPORATE LAW

Our corporate affairs are governed by our Articles and the provisions of the Business Corporations Act (Alberta) (the “ABCA”). The ABCA differs from the various laws applicable to British Columbia companies and their shareholders. The following is a summary of the material differences between the ABCA and the Business Corporations Act (British Columbia) (the “BCBCA”). This summary is qualified in its entirety by reference to the full text of the ABCA, the BCBCA and our governing corporate instruments.

	Alberta	British Columbia
Number and Election of Directors	The ABCA provides that a reporting issuer must have no fewer than three directors, at least two of whom are not officers or employees of the issuer or its affiliates.	Under the BCBCA, a public company must have at least three directors. Under the Articles, directors are elected by the shareholders at the annual general meeting.
Removal of Directors	The ABCA provides that, subject to certain limitations, the shareholders of a corporation may remove directors from office by ordinary resolution at a special meeting of shareholders.

Under the BCBCA, a director can be removed by special resolution or if the articles provide, by less than a special majority. Under the Articles, directors can be removed by a special resolution.

The BCBCA does not contain specified term limits for directors. The Articles provide for directors to be elected at the annual general meeting.

Vacancies on the Board of Directors

Under the ABCA, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the remaining directors. In the case of a vacancy caused by the death, resignation or disqualification to act as a director under the ABCA, the remaining directors may fill the vacancy.

Under the ABCA, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors shall call a special meeting of shareholders to fill the vacancy, and if the remaining directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Under the BCBCA and the Articles, the process for filling vacancies that occur outside of the process of election at each annual general meeting will be dependent on the circumstances of the vacancy:

•       If the director has been removed before the expiration of his or her term of office by a vote of shareholders, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy, the directors may appoint a director to fill that vacancy.

•       If the director has been removed by the remaining directors, either due to being convicted of an indictable offence, or by ceasing to be qualified to act as a director in accordance with the BCBCA and failing to promptly resign, the directors may appoint a director to fill the resulting vacancy.

	Alberta	British Columbia
• If the vacancy is a casual vacancy, i.e. the director is not removed and the vacancy otherwise occurs during the term of a director, such vacancy may be filled by the remaining directors.
Board of Director Quorum and Vote Requirements

Under the ABCA, subject to the articles or bylaws, a majority of the number of directors appointed constitutes a quorum at any meeting of directors, and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

Under the ABCA, the board of directors may take action by the majority vote of the directors present at a meeting at which a quorum is present unless the articles or by-laws require a greater vote.

Under the BCBCA, the quorum necessary for the transaction of the business of the directors may be set out in the Company’s articles. The Articles provide that the quorum necessary for the transaction of the business at a meeting of the board may be set by the board and, if not so set, is deemed to be set at a majority of the number of directors then in office.
Transactions with Directors and Officers

Under the ABCA, directors and officers of the corporation who are a party to, or have a material interest in, a material contract or transaction with the corporation, are required to disclose in writing to the corporation, or request to have entered in the minutes of a meeting of directors, the nature and extent of any material interest they may have in a material contract, whether entered into or proposed, involving the corporation.

Such disclosure must generally be made at the meeting at which the matter is first considered or at the first meeting after a director learns of their disclosable interest.

Directors who hold a disclosable interest are generally not entitled to vote on any resolutions approving the contract or transaction, subject to limited exceptions.

A contract or transaction in which a director or officer has a material interest in, is neither void nor voidable solely for this reason, provided that this interest was sufficiently disclosed, the contract was approved by the directors or shareholders, and the terms were reasonable and fair to the corporation at the time of approval.

Failure to comply with these requirements may result in a court setting aside the contract or transaction, or requiring the director or officer to account to the company for any profits realized.

Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract or transaction; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction unless appropriate disclosure was made and the contract or transaction was approved by directors who did not have a disclosable interest or by a special resolution of shareholders.

	Alberta	British Columbia
Limitation on Liability of Directors and Officers

Certain actions to enforce a liability imposed by the ABCA must be brought within two years from the date of the resolution authorizing the act complained of. A director will be deemed to have complied with their fiduciary obligations to the corporation under certain sections of the ABCA if the director exercised care, diligence, and skill that a reasonably prudent person would exercise in a comparable circumstance, including relying in good faith on:

•      financial statements represented to the director by an officer or in a written report of the auditor of the corporation to fairly reflect the financial condition of the corporation; or

•      an opinion report of a person whose profession lends credibility to a statement made by the professional person.

Under the ABCA, the directors of a corporation who vote for or consent to a resolution that authorizes the corporation to, inter alia: (a) pay a commission on the sale of shares not provided for under the ABCA; (b) pay a dividend, purchase, redeem or otherwise acquire shares in circumstances that would be in violation of the ABCA, including where the corporation is insolvent, or the payment of the dividend would render the corporation insolvent; (c) make a payment of an indemnity to an indemnifiable person in violation of the ABCA; (d) provide financial assistance in violation of the ABCA; or (e) make a payment to a shareholder in violation of the ABCA, are, in each case, jointly and severally liable to restore to the corporation any amount paid or distributed as a result and not otherwise recovered by the corporation.

In addition, the directors of a corporation who vote for or consent to a resolution that authorizes the issue of a share that is not fully paid are jointly and severally liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money on the date of that resolution. Notwithstanding the foregoing, under the ABCA, a director is not subject to statutory liability for the foregoing if the director did not know and could not reasonably have known that the share was issued for a consideration less than the fair equivalent of the money that the corporation would have received if the share had been issued for money.

Under the BCBCA, a director of a company who votes for a resolution that authorizes the payment of dividends, commissions and compensation, among other things, contrary to the requirements of the BCBCA is jointly and severally liable to restore to the company any amount paid by the company. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information, or representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

	Alberta	British Columbia
Indemnification of Directors and Officers

Under the ABCA, a corporation may indemnify: (a) a current or former director or officer of that corporation; (b) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was a shareholder or creditor of the corporation, and if such individual acted at the corporation’s request; or (c) the foregoing individual’s heirs and legal representatives (each, an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding in which he or she is involved by reason of being or having been a director or officer of the corporation or another corporation (as set out above), if: (i) the individual acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may advance funds to an indemnifiable person to defray the costs, charges and expenses incurred by an indemnifiable person in respect of that proceeding, provided that if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amount advanced. Subject to the aforementioned prohibitions on indemnification, a corporation must pay all costs, charges and expenses reasonably incurred by an indemnifiable person in connection with the defence of any civil, criminal, administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (a) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (b) (i) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Company’s bylaws provide that the Company will indemnify directors and officers to the extent permitted by law.

Under the BCBCA and the Articles, and subject to certain specified prohibitions, the company must (i) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; and (ii) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under the BCBCA, an “eligible party” includes an individual who is or was a director or officer of the company or any of the heirs and legal representatives of that individual.

An “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding, and an “eligible proceeding” means a legal proceeding in which an eligible party, by reason of the eligible party being or having been a director or officer of the company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the BCBCA, a company must not indemnify a director or officer if the director or officer did not act honestly and in good faith with a view to the best interests of the company, or in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing their conduct was lawful.

	Alberta	British Columbia
Call and Notice of Shareholder Meetings

The ABCA provides that the board of directors may at any time call a special meeting of shareholders, and that holders of not less than five percent of the issued voting shares may give notice to the directors requiring them to call and hold a special meeting of shareholders for the purpose stated in the notice.

If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them may call the meeting.

Under the BCBCA, a general meeting of shareholders must be held no later than 15 months after the annual reference date of the preceding calendar year. A company must send notice of the general meeting at least 21 days but not more than 2 months before the meeting.

The holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may, subject to compliance with the requirements of, and to certain exceptions under, the BCBCA, requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting.

Shareholder Action by Written Consent	Under the ABCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution. A written resolution is as valid and effective as if it were a resolution passed at a meeting of shareholders.	Under the BCBCA, shareholders may act by resolution consented to in writing by all the shareholders entitled to vote on that resolution at a meeting of shareholders, or in the case of an ordinary resolution, consented to in writing by shareholders holding at least a special majority (two-thirds) of the votes to be cast on the resolution after being submitted to all voting shareholders.

	Alberta	British Columbia
Shareholder Nominations and Proposals	The ABCA provides that a shareholder holding at least one percent of the total number of issued voting shares, or with a fair market value of at least C$2,000, in either case for a period of at least six months, and has the support of other shareholders holding not less than 5% of the issued voting shares, may submit proposals to the annual meeting of shareholders. A proposal that includes nominations for the election of directors must be signed by one or more holders holding, in aggregate, not less than 5% of the voting shares. A shareholder may also nominate directors at a meeting of shareholders.

Under the BCBCA, a qualified shareholder may submit a shareholder proposal setting out a matter that he wishes to have considered at the next annual general meeting of the company and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the BCBCA pertaining to shareholder proposals, the company must send the text of the proposal to shareholders and must allow a submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

In addition, the BCBCA requires that the proposal be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount, $2,000.

The Articles require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in section 10.12 of the Articles.

Shareholder Quorum and Vote Requirements	The ABCA provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. The Company’s bylaws provide that a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy not less than 5% of the votes entitled to be cast at the meeting.	Under the BCBCA, unless the articles otherwise provide, the quorum for transaction of business at a meeting of shareholders is 2 shareholders entitled to vote at the meeting whether present personally or by proxy. The Articles provide that a quorum for the transaction of business at a meeting of shareholders is present if shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

	Alberta	British Columbia
Amendment of Governing Documents

Under the ABCA, articles of the corporation may be generally amended by special resolution, which requires the approval of not less than two-thirds of the votes cast by shareholders who vote on the resolution.

Under the ABCA, the directors may make, amend or repeal any bylaw that regulates the business or affairs of the corporation, unless the articles of the corporation, unanimous shareholders’ agreement or bylaws provide otherwise. When directors make, amend or repeal a bylaw, they are required under the ABCA to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, amendment or repeal by a majority of the votes cast by shareholders who voted on the resolution.

Under the BCBCA, unless the articles otherwise provide, any amendment to the Notice of Articles or Articles generally requires approval by a special resolution of the shareholders. A special resolution is a resolution passed by a special majority of the votes cast by shareholders, which as set out in the Articles is two thirds of the votes cast on the relevant resolution. Article 9 of the Articles allows certain amendments to be approved by an ordinary resolution, meaning a resolution of shareholders passed by a simple majority of the votes cast. It also allows the directors to approve the subdivision or consolidation of shares or a name change.

Under the BCBCA, if an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, then such amendment must be approved separately by the holders of the class or series of shares being affected by a special separate resolution.

Votes on Amalgamations, Mergers, Consolidations and Sales of Assets

Many matters requiring shareholder approval under the ABCA must be approved by a special resolution. These extraordinary corporate actions include certain amalgamations, changes to authorized share structure, continuances, liquidations and dissolutions, and sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business.

A special resolution is a resolution (a) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose; or (b) signed by all shareholders entitled to vote on the resolution.

Under the BCBCA, certain extraordinary corporate actions, such as continuations, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders. A company’s articles may set the requirement for a special majority between two-thirds and three-quarters of the votes cast on a resolution. The Articles set it at two-thirds.

	Alberta	British Columbia

Under the ABCA, separate approval by holders of shares of a specific class or series may be required to effect extraordinary corporate actions.

Under the ABCA, arrangements are permitted and a corporation may make any proposal it considers appropriate if “it is impracticable to effect the arrangement” under the other provisions of the ABCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is typical for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Under the ABCA, the court has the discretion to determine whether a plan of arrangement must be approved by shareholders, and the requisite minimum voting threshold. The court also determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in an interim order issued by the court, as applicable, (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement in the final order.

Dissenter’s Rights of Appraisal

The ABCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights. Dissenting shareholders who comply with the process set out in the ABCA may demand payment for the fair value of their shares. Dissent rights exist when there is a vote upon matters such as:

• an amalgamation with another corporation (other than with certain affiliated corporations);

• an amendment to a corporation’s articles to: (a) add, change or remove any provisions restricting or constraining the issue or transfer of shares; (b) add or remove an express statement establishing the unlimited liability of shareholders; or (c) add, change or remove any restriction upon the business or businesses that the corporation may carry on;

• a continuance (reincorporation) under the laws of another jurisdiction;

• a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

• an arrangement proposed by the corporation where there is a court order permitting a shareholder to dissent in connection with an application to the court for an order approving the arrangement.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

A court may make an order permitting a shareholder to dissent in certain circumstances.

Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation into a foreign jurisdiction; (iv) approve an arrangement if the terms of the arrangement permit dissent; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (vi) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including giving notice of dissent and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA, if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.

	Alberta	British Columbia
Oppression Remedy

Under the ABCA, a complainant has the right to apply to a court for an order where an act or omission of the corporation or an affiliate effects a result, or the business or affairs of which are or have been carried on or conducted in a manner, or the directors’ powers are or have been exercised in a manner, that would be oppressive or unfairly prejudicial to or would unfairly disregard the interest of any security holder, creditor, director or officer of the corporation. On such application, the court may make any interim or final order it thinks fit to rectify the matters complained of, including an order restraining the conduct complained of.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights.

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who the court considers to be an appropriate person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

	Alberta	British Columbia
Shareholder Derivative Actions

Under the ABCA, a shareholder, former shareholder, director, former director, officer or former officer of a corporation or its affiliates, certain creditors or any other person who, in the discretion of a court, is a proper person to seek a derivative action may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in the action to which a corporation or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or the subsidiary.

In order to bring the action, the complainant must give reasonable notice to the directors of the corporation (if not all directors have been named as defendants) and the complainant must satisfy to the court that:

•      the complainant is acting in good faith;

•      the directors of the corporation will not bring, diligently prosecute or defend or discontinue the action; and

•       it appears to be in the interests of the corporation that the action be brought, prosecuted, defended or discontinued.

Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA, or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.
Anti-Takeover and Ownership Provisions

The ABCA does not contain specific anti-takeover provisions, however, policies of Canadian securities regulatory authorities provide a corporation with certain powers which may be used to make itself less vulnerable to hostile takeover attempts. These powers include the ability to:

•       implement a staggered board of directors, which deters an immediate change in control of the board;

•       provide for the exclusive right of one or more class of shareholders to elect one or more directors;

•       provide for supermajority voting in some circumstances, including on an amalgamation or for amendments to articles;

•       provide for the creation of a shareholder rights plan to authorize the issue of new shares to existing shareholders at a below-market price in the event of a hostile take-over bid without any requirement to issue such shares to hostile bidders; and

While the BCBCA does not contain specific anti-takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

	Alberta	British Columbia
• issue “blank check” preferred shares, which may be used to make a corporation less attractive to a hostile bidder.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer any holder hat beneficially owns, in the aggregate, more than 50 per cent of the securities of any outstanding class of equity securities.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Corporate Records

Under the ABCA, directors and shareholders may examine, without charge:

•      a corporation’s articles of incorporation, by-laws, and any unanimous shareholder agreement;

•      the minutes of meetings and resolutions of shareholders;

•      all notices pertaining to the election of, or change of directors; and

•      a corporation’s securities register.

Under the BCBCA, specified books and records must be available for inspection by any shareholder at a registered and records office, with some exceptions. The records available for inspection include:

•     the Notice of Articles and Articles;

•     minutes of meetings and resolutions of shareholders;

•     the central securities register;

•     the register of directors.

Registered Office	Under the ABCA, a company must maintain a registered office in Alberta. Unless the directors of the company expressly designate a separate records office, the registered office of a company is also its records office.	Under the BCBCA, a company must maintain a registered office and a records office in British Columbia.
Forum Selection

A corporation may include a forum selection clause in its bylaws, which provides a mechanism to designate the courts of a specified jurisdiction as the exclusive forum for hearing corporate disputes, subject to limitations under applicable corporate laws and judicial interpretation.

The Company’s bylaws do not include a forum selection clause.

A BC company may include a forum selection clause in its articles which provides a mechanism, subject to certain limitations, to require an action against the company to be brought in the company’s home jurisdiction. The Articles do not include a forum selection clause.

ANNEX K — MATERIAL DIFFERENCES BETWEEN BRITISH COLUMBIA CORPORATE LAW AND NEVADA CORPORATE LAW

Upon consummation of the Continuance, our corporate affairs will be governed by our Articles and the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”). The BCBCA differs from the various laws applicable to Nevada corporations and their stakeholders. The following is a summary of the material differences between the BCBCA and the Nevada Revised Statutes (the “NRS”). This summary is qualified in its entirety by reference to the full text of the NRS, the BCBCA and our governing corporate instruments.

	British Columbia	Nevada
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes	Under the BCBCA, certain extraordinary corporate actions, such as continuations, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by a special majority of the company’s shareholders. A company’s articles may set the requirement for a special majority between two-thirds and three-quarters of the votes cast on a resolution. The Articles set it at two-thirds.

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors.

With respect to approval by stockholders of a surviving corporation in a merger, the NRS does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (i) the plan of merger does not amend the existing articles of incorporation, (ii) each stockholder of the surviving Nevada corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the effective date of merger and (iii) the number of voting shares issued and issuable as a result of the merger will not exceed 20% of the total number of voting shares (i.e., shares that entitle their holders to vote unconditionally in elections of directors) of the surviving Nevada corporation outstanding immediately before the merger; and (iv) the number of participating shares (i.e. shares that entitled their holders to participate without limitation in distributions) issued and issuable as a result of the merger will not exceed 20% of the number of participating shares outstanding immediately before the merger.

	British Columbia	Nevada
Special Vote Required for Combinations with Interested Stockholders/Shareholders	The BCBCA contains no restriction on adoption of a shareholder rights plan. The BCBCA does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Unless an issuer opts out of the provisions of NRS 78.411 through 78.444, such statutes generally prohibit a public Nevada corporation from engaging in a “combination” with a holder of 10% or more of the voting power of the outstanding voting shares of the Company, referred to as an interested stockholder, for a period of two years after the time the interested stockholder became an interested stockholder, except as otherwise provided therein. For these purposes, the term “combination” includes mergers, certain assets sales and other similar transactions with an interested stockholder.

Oncolytics Nevada has opted out of NRS 78.411 through 78.444 in the Oncolytics Nevada Charter.

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

British Columbia	Nevada

Pursuant to NRS 78.378, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless the articles of incorporation or bylaws in effect on the 10th day following such acquisition provide that the provisions of these statutes do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, or unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Oncolytics Nevada Charter, Oncolytics Nevada opts out of these provisions.

	British Columbia	Nevada
Appraisal or Dissenter’s Rights; Rights to Dissent Compulsory Acquisition	Under the BCBCA, a shareholder, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent in respect of a resolution to: (i) alter the company’s articles to alter restrictions on the powers of the company or on the business the company is permitted to carry on; (ii) adopt an amalgamation agreement; (iii) approve an amalgamation into a foreign jurisdiction; (iv) approve an arrangement if the terms of the arrangement permit dissent; (v) authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking; and (vi) authorize the continuation of the company into a jurisdiction other than British Columbia. A shareholder is also entitled to dissent in respect of any court order that permits dissent and in respect of any other resolution if dissent is authorized by the resolution. A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including giving notice of dissent and making a proper demand for payment, to be paid by the company the fair value of the shares in respect of which the shareholder dissents. Under the BCBCA, if the shareholder and the company do not agree on the fair value for the shareholder’s shares, the company or the dissenting shareholder may apply to a court to fix a fair value for the shares.	Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) accordance of full voting rights under certain circumstances in connection with acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. Holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20 million (exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares), and any shares issued by an open-end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, shares of stock or other securities as described in NRS 92A.390(3)(b) or any combination thereof. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent.

	British Columbia	Nevada
Stockholder/Shareholder Consent to Action Without Meeting	Under the BCBCA, shareholders may act by resolution consented to in writing by all the shareholders entitled to vote on that resolution at a meeting of shareholders, or in the case of an ordinary resolution, consented to in writing by shareholders holding at least a special majority (two-thirds) of the votes to be cast on the resolution after being submitted to all voting shareholders.

The NRS provides that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting by a majority of the capital stock of the corporation, or a different proportion of voting power if otherwise required, by unanimous written consent.

The Oncolytics Nevada Charter generally prohibits action by written consent of stockholders.

Special Meetings of Stockholders/Shareholders

The provisions of the BCBCA, its regulations and the articles of a company apply to the calling, holding and conduct of shareholder meetings, including special meetings.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may, subject to compliance with the requirements of, and to certain exceptions under, the BCBCA, requisition the directors to call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting.

Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, the entire board of directors, any two directors, or the president may call special meetings of the stockholders. The proposed Oncolytics Nevada Charter provides that subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may only be called at any time by or at the direction of the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

	British Columbia	Nevada
Distributions and Dividends; Repurchases and Redemptions

Under the BCBCA, a company may declare and pay dividends out of profits, capital or otherwise by issuing shares or warrants and, unless the company is insolvent or the payment of the dividend would render the company insolvent, by payment in property including money.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends as set out above.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

The NRS provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

The proposed Oncolytics Nevada Charter will opt out of the balance sheet test of NRS 78.288(2)(b).

Vacancies on Board of Directors

Under the BCBCA and the Articles, the process for filling vacancies that occur outside of the process of election at each annual general meeting will be dependent on the circumstances of the vacancy:

•       If the director has been removed before the expiration of his or her term of office by a vote of shareholders, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy, the directors may appoint a director to fill that vacancy.

Under the NRS, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

The proposed Oncolytics Nevada Charter provides that only the Board and not the stockholders may fill vacancies on the Board of Directors.

British Columbia	Nevada

•      If the director has been removed by the remaining directors, either due to being convicted of an indictable offence, or by ceasing to be qualified to act as a director in accordance with the BCBCA and failing to promptly resign, the directors may appoint a director to fill the resulting vacancy.

•      If the vacancy is a casual vacancy, i.e. the director is not removed and the vacancy otherwise occurs during the term of a director, such vacancy may be filled by the remaining directors.

Constitution of Directors	Under the BCBCA, a public company must have at least three directors.

Under the NRS, a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and may otherwise provide for the manner in which the number of directors may be increased or decreased.

The proposed Oncolytics Nevada Charter provides that subject to rights of the holders of any series of Preferred Stock to elect additional directors, the Board of Directors shall consist of one or more directors and the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.

Removal of Directors Terms of Directors

Under the BCBCA, a director can be removed by special resolution or if the articles provide, by less than a special majority.

Under the Articles, directors can be removed by a special resolution.

The BCBCA does not contain specified term limits for directors. The Articles provide for directors to be elected at the annual general meeting.

The NRS requires the vote of the holders of at least two-thirds of the voting power of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds (2/3) of the voting power, but not lower. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.

The NRS permits any Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually.

The Oncolytics Nevada Charter and Oncolytics Nevada Bylaws do not provide for a classified board.

	British Columbia	Nevada
Inspection of Books and Records

Under the BCBCA, specified books and records must be available for inspection by any shareholder at a registered and records office, with some exceptions. The records available for inspection include:

•       the Notice of Articles and Articles;

•       minutes of meetings and resolutions of shareholders;

•       the central securities register.

•       the register of directors.

The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand, the right to inspect in person or by agent or attorney, during usual business hours (i) a certified copy of the articles of incorporation and all amendments thereto, (ii) a certified copy of the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually not later than 60 days after the date by which an annual list is required to be filed with the Nevada Secretary of State, containing only the names, alphabetically arranged, of all persons who are stockholders of record of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively. A Nevada corporation is not required to keep a list of any person who is a beneficial owner of any shares who is not simultaneously the stockholder of record thereof or any other information concerning any person having an interest in the corporation. A Nevada corporation may require a stockholder to furnish the corporation with an affidavit that such inspection is not desired for a purpose unrelated to the business of the corporation and that the stockholder has not at any time sold or offered for sale any list of stockholders of any corporation or aided or abetted the same.

In addition, the right to inspect the books of account and financial statements of a corporation, to make copies thereof and to conduct an audit thereof is granted only to a stockholder of record who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. Such person must furnish an affidavit stating that the inspection, copies or audit is not desired for any purpose not related to his or her interest as a stockholder and as a condition to these inspection rights, the board of directors may require the stockholder and each other person exercising rights to enter into and comply with a confidentiality agreement. However, the inspection rights discussed in this paragraph do not apply to any corporation, such as Oncolytics Nevada,, that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act.

	British Columbia	Nevada
Amendment of Governing Documents

Under the BCBCA, unless the articles otherwise provide, any amendment to the Notice of Articles or Articles generally requires approval by a special resolution of the shareholders. A special resolution is a resolution passed by a special majority of the votes cast by shareholders, which as set out in the Articles is two thirds of the votes cast on the relevant resolution. Article 9 of the Articles allows certain amendments to be approved by an ordinary resolution, meaning a resolution of shareholders passed by a simple majority of the votes cast. It also allows the directors to approve the subdivision or consolidation of shares or a name change.

Under the BCBCA, if an amendment to the Articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, then such amendment must be approved separately by the holders of the class or series of shares being affected by a special separate resolution.

Under the NRS, every amendment to the articles of incorporation must be made in the following manner:

•       The proposed amendment must be approved by the board of directors and submitted to the stockholders for approval.

•       The proposed amendment requires the approval of stockholders representing at least a majority of the voting power of the corporation, or such greater proportion of the voting power as may be required in the case of a vote by classes or series (as described below), or as otherwise required by the articles of incorporation. If any proposed amendment would adversely alter or change any preference or other right given to any class or series of outstanding shares, then the amendment must also be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by such amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment.

Different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

No action by the stockholders is required if the proposed amendment to the articles of incorporation consists only of a change in the name of the corporation.

The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the board of directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The NRS also provides that the articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the board of directors.

The Oncolytics Nevada Charter authorizes the Board of Directors to amend the Oncolytics Nevada Bylaws.

	British Columbia	Nevada
Indemnification of Directors and Officers

Under the BCBCA and the Articles, and subject to certain specified prohibitions, the Company must (i) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable; and (ii) after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding Under the BCBCA, an “eligible party” includes an individual who is or was a director or officer of the company or any of the heirs and legal representatives of that individual.

An “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding, and an “eligible proceeding” means a legal proceeding in which an eligible party, by reason of the eligible party being or having been a director or officer of the company, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

Under the BCBCA, a company must not indemnify a director or officer if the director or officer did not act honestly and in good faith with a view to the best interests of the company, or in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing their conduct was lawful.

The NRS includes a statutory mechanism that permits a corporation to indemnify any director or officer who is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the statutory indemnification regime of the NRS, the corporation, through its stockholders, directors or independent legal counsel, must determine that the indemnification is proper.

The indemnification available pursuant to the statutory mechanisms provided under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but, unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may officer and directors in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

The proposed Oncolytics Nevada Bylaws provide that Oncolytics Nevada shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by law, subject to certain exceptions.

	British Columbia	Nevada
Transactions with Directors and Officers	Subject to certain exceptions, the BCBCA provides that a director or senior officer of a company holds a disclosable interest in a contract or transaction if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either of the following applies to the director or senior officer: (i) the director or senior officer has a material interest in the contract or transaction; or (ii) the director or senior officer is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction. Under the BCBCA, a director who holds a disclosable interest in a contract or transaction may not vote on any directors’ resolution to approve such contract or transaction unless all directors have a disclosable interest, in which case any or all of the directors may vote. Excluded directors will, however, count for the purposes of quorum. A director or senior officer is liable to account to the company for any profit that accrues to the director or senior officer under or as a result of the interested contract or transaction unless appropriate disclosure was made and the contract or transaction was approved by directors who did not have a disclosable interest or by a special resolution of shareholders.	Under NRS Section 78.140, a transaction between a corporation and one or more of its directors or officers who has a financial interest in the transaction or holds common director or officer positions, is not void or voidable solely for that reason, if: (a) the fact of the common directorship, office or financial interest is known to the board of directors or a committee thereof, and the disinterested directors or committee members approve the transaction in good faith; (b) the fact of the common directorship, office or financial interest is known to the stockholders of the corporation, and the stockholders holding a majority of the voting power approve or ratify the transaction in good faith; (c) the fact of the common directorship, office or financial interest is not known to the interested director or officer at the time the transaction is brought before the board of directors for action; or (d) the transaction is fair as to the corporation at the time it is authorized or approved.
Limited Liability of Directors	Under the BCBCA, a director of a company who votes for a resolution that authorizes the payment of dividends, commissions and compensation, among other things, contrary to the requirements of the BCBCA is jointly and severally liable to restore to the company any amount paid by the company. A director will not be found liable if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility, (iii) a statement of fact represented to the director by an officer of the company to be correct; or (iv) any record, information, or representation that the court considers provides reasonable grounds for the actions of the director. Further, any director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

The NRS provides that directors and officers are not individually liable to the corporation, its stockholders or creditors for any damages as a result of any act or failure to act as such unless the presumption of the business judgment rule has been rebutted and it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. The NRS also provides that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

British Columbia	Nevada

Note that Nevada law, which covers both directors and officers, does not exempt breaches of duty of loyalty from exculpation. Liability for improper payment of distributions is subject to the same exculpatory standard applicable to other liabilities.

Under the NRS, unless the articles of incorporation provide otherwise, neither a director nor an officer of a Nevada corporation is personally liable to the corporation, its stockholders or its creditors as a result of any act or failure to act, unless the presumption of the business judgment rule is rebutted and it is proven that the director or officer breached his or her fiduciary duty and such breach involved intentional misconduct, fraud or knowing violation of law.

Limited Liability of Officers	Under the BCBCA, directors and officers have a duty to act honestly and in good faith with a view to the best interests of the company, to exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances and to act in accordance with the BCBCA, its regulations and the Articles of the company. No provision in a contract of the Articles may relieve a director or officer from those duties. However, under the BCBCA, if, in a legal proceeding against a director or officer of the company, the court finds that the officer or director is or may be liable in respect of negligence, default, breach of duty or breach of trust, the court may relieve the officer or director from liability on terms the court considers necessary if it appears to the court that, despite the finding of liability, the officer or director acted honestly and reasonably and ought fairly to be excused.	See “Limited Liability of Directors” above. The proposed Oncolytics Nevada Bylaws provide for indemnification and advancement of expenses to directors and officers to the fullest extent permitted by applicable law, subject to certain exceptions.

	British Columbia	Nevada
Stockholder/Shareholder Lawsuits	Under the BCBCA, a shareholder, defined for derivative actions to include a beneficial shareholder and any other person whom a court considers to be an appropriate person to make an application under the BCBCA, or a director of a company may, with leave of the court, bring a legal proceeding in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself, or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.	NRS 41.520 grants stockholders a derivative cause of action where the corporation refuses to enforce rights which may properly be asserted by it, where the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s share thereafter devolved on the plaintiff by operation of law. The complaint must also set forth with particularity the efforts of the plaintiff to secure from the board of directors and, if necessary, from the stockholders such action as the plaintiff desires, and the reasons for the plaintiff’s failure to obtain such action or the reasons for not making such effort. In any such action, at any time within 30 days after service of summons upon the corporation or any defendant who is an officer or director of the corporation or held such office at the time of the acts complained of, the corporation or such defendant may move the court for an order, upon notice and hearing, requiring the plaintiff to furnish security as hereinafter provided. Such motion must be based upon one or more of the following grounds: (a) that there is no reasonable possibility that the prosecution of the cause of action alleged in the complaint against the moving party will benefit the corporation or its security holder or (b) that the moving party, if other than the corporation, did not participate in the transaction complained of in any capacity.

	British Columbia	Nevada
Oppression Remedy	The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who the court considers to be an appropriate person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.	Although the NRS imposes fiduciary duties upon directors and officers, the NRS does not contain an “oppression remedy.”
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Under the BCBCA, a qualified shareholder may submit a shareholder proposal setting out a matter that he wishes to have considered at the next annual general meeting of the company and, subject to such shareholder’s compliance with the prescribed time periods and other requirements of the BCBCA pertaining to shareholder proposals, the company must send the text of the proposal to shareholders and must allow a submitter to present the proposal, personally or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

In addition, the BCBCA requires that the proposal be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least 1/100 of the issued shares of the company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount, $2,000.

The Articles require shareholders wishing to nominate directors or propose business for a meeting of shareholders to give timely advance notice in writing, as described in section 10.12 of the Articles.

The NRS does not contain specific provisions regarding stockholder proposals.

	British Columbia	Nevada
Anti-Takeover and Ownership Provisions

While the BCBCA does not contain specific anti-takeover provisions with respect to “business combinations,” rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer any holder hat beneficially owns, in the aggregate, more than 50 per cent of the securities of any outstanding class of equity securities.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Unless an issuer opts out of the provisions of NRS 78.411 through 78.444, such statutes generally prohibit a public Nevada corporation from engaging in a “combination” with a holder of 10% or more of the voting power of the outstanding voting shares of the Company, referred to as an interested stockholder, for a period of two years after the time the interested stockholder became an interested stockholder, except as otherwise provided therein. For these purposes, the term “combination” includes mergers, certain assets sales and other similar transactions with an interested stockholder.

Oncolytics Nevada has opted out of NRS 78.411 through 78.444 in the Oncolytics Nevada Charter.

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.

Pursuant to NRS 78.378, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless the articles of incorporation or bylaws in effect on the 10th day following such acquisition provide that the provisions of these statutes do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, or unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.

	British Columbia	Nevada
Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Oncolytics Nevada Charter, Oncolytics Nevada opts out of these provisions.
Forum Selection	A BC company may include a forum selection clause in its articles which provides a mechanism, subject to certain limitations, to require an action against the company to be brought in the company’s home jurisdiction.	The proposed Oncolytics Nevada Bylaws provide that the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, the Oncolytics Nevada Charter or Oncolytics Nevada Bylaws; (4) any proceeding to interpret, apply, enforce or determine the validity of the Nevada Charter or Nevada Bylaws, (5) any internal action (as defined in NRS 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada, or (6) any action asserting a claim governed by the internal affairs doctrine. The Oncolytics Nevada Charter further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act.

QUESTIONS MAY BE DIRECTED TO ONCOLYTICS
BIOTECH INC.’S PROXY SOLICITATION AGENT

North America Toll Free: 1-877-452-7184

Collect Calls Outside North America: 416-304-0211

Email: assistance@laurelhill.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the Business Corporations Act (Alberta) (the “Act”), we may indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer or a body corporate of which we are or were a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is involved because of that association with us or other entity, and we may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. We may not indemnify such an individual unless the individual acted honestly and in good faith with a view to our best interests, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In addition, the individual must repay any moneys advanced by us if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from us as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above. In accordance with and subject to the Act, our bylaws provide that we shall indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer, or a body corporate of which we are or were a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of us or other entity if he acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which he acted as a director or officer at our request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds for believing that his conduct was lawful. We shall also indemnify such person in such other circumstances as the Act permits or requires.

The proposed Oncolytics Nevada Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”), subject to limited exceptions. Our bylaws also provide that we must advance expenses incurred by or on behalf of a current or former director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, if the Domestication is implemented, we intend into enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding.

We maintain a directors’ and officers’ insurance policy for the benefit of the directors and officers of us and our subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description
3.1	Articles of Incorporation of Oncolytics Biotech Inc. (incorporated by reference to Exhibit 1.1 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 3, 2022).

3.2	Bylaws of Oncolytics Biotech Inc. (incorporated by reference to Exhibit 1.2 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 3, 2022).

3.3	Form of Continuation Application (included as Annex B to the management information circular/prospectus).

3.4	Form of Articles of Domestication (included as Annex D to the management information circular/prospectus).

3.5	Form of Nevada Articles of Incorporation (included as Annex E to the management information circular/prospectus).

3.6	Form of Nevada Bylaws (included as Annex H to the management information circular/prospectus).

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1#	Form of Oncolytics Biotech Inc. 2025 Incentive Award Plan (included as Annex F to the management information circular/prospectus).

10.2#	Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-8 (File No. 333-279926) filed with the SEC on June 4, 2024).

10.3#	Amended and Restated Incentive Share Award Plan (incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-8 (File No. 333-279926) filed with the SEC on June 4, 2024).

10.4#	Employment Agreement, dated August 1, 2013 between Oncolytics Biotech Inc. and its Director, Manufacturing and Engineering, Allison Hagerman (incorporated by reference to Exhibit 4.1 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 6, 2020).

10.5#*	Employment Agreement, dated June 10, 2025 between Oncolytics Biotech Inc. and its Cheif Executive Officer, Jared Kelly.

10.6#	Amending Agreement, dated January 1, 2019 between Oncolytics Biotech Inc. and its Vice President, Product Development, Allison Hagerman (incorporated by reference to Exhibit 4.2 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 6, 2020).

10.7#	Executive Employment Agreement, dated January 1, 2019 between Oncolytics Biotech Inc. and its Chief Financial Officer, Kirk Look (incorporated by reference to Exhibit 4.8 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 6, 2020).

10.8#	Employment Agreement, dated August 3, 2020 between Oncolytics Biotech (U.S.) Inc. and its Global Head of Clinical Development and Operations, Thomas C. Heineman (incorporated by reference to Exhibit 4.12 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 5, 2021).

10.9#	Amending Agreement, dated January 1, 2023 between Oncolytics Biotech Inc. and its Vice President, Product Development, Allison Hagerman (incorporated by reference to Exhibit 4.21 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 3, 2023).

10.10#	Amending Agreement, dated January 1, 2023 between Oncolytics Biotech (U.S.) Inc. and its Chief Medical Officer, Thomas C. Heineman (incorporated by reference to Exhibit 4.23 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 3, 2023).

10.11#	Employment Agreement, dated September 1, 2020 between Oncolytics Biotech (U.S.) Inc. and its Executive Director, Clinical Operations, Amy Goodowitz Levin (incorporated by reference to Exhibit 4.12 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 12, 2024).

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Exhibit	Description
10.12#	Amending Agreement, dated January 1, 2023 between Oncolytics Biotech (U.S.) Inc. and its Vice President, Clinical Operations, Amy Goodowitz Levin (incorporated by reference to Exhibit 4.13 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 12, 2024).

10.13#*	Form of Option Agreement to Oncolytics Biotech Inc. 2025 Incentive Award Plan.

10.14#*	Form of Restricted Stock Unit Agreement to Oncolytics Biotech Inc. 2025 Incentive Award Plan.

10.15#*	Form of Restricted Stock Agreement to Oncolytics Biotech Inc. 2025 Incentive Award Plan.

21.2	List of Subsidiaries of Oncolytics Biotech Inc. (incorporated by reference to Exhibit 8.0 of the registrant’s Annual Report on Form 20-F (File No. 001-38512) filed with the SEC on March 7, 2025).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement on Form F-4)

107	Filing Fee Table.

*	To be filed by amendment.

†	Certain portions of this exhibit have been redacted pursuant to a confidential treatment request filed with the SEC on March 19, 2018

#	Indicates management contract or compensatory plan or arrangement.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

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5.	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1)	The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(f)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 17th day of October, 2025.

ONCOLYTICS BIOTECH INC.

By:	/s/ Jared Kelly
Name:	Jared Kelly
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jared Kelly and Kirk J. Look, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-4, or other appropriate form, and all amendments thereto, including post-effective amendments, of Oncolytics Biotech Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Jared Kelly Jared Kelly	Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2025
/s/ Kirk J. Look Kirk J. Look	Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2025
/s/ Wayne Pisano Wayne Pisano	Chairman	October 17, 2025
/s/ Deborah M. Brown Deborah M. Brown	Director	October 17, 2025
/s/ James T. Parsons James T. Parsons	Director	October 17, 2025
/s/ Jonathan Rigby Jonathan Rigby	Director	October 17, 2025
/s/ Angela Holtham Angela Holtham	Director	October 17, 2025
/s/ Bernd R. Seizinger Bernd R. Seizinger	Director	October 17, 2025
/s/ Patricia Andrews Patricia Andrews	Director	October 17, 2025

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the U.S. Securities Act of 1933, as amended, this registration statement on Form F-4 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on October 17, 2025.

By:	/s/ Jared Kelly
Name:	Jared Kelly
Title:	Chief Executive Officer and Director

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